As filed with the Securities and Exchange Commission on June 5, 2003.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

TERRA CAPITAL, INC.*

(Exact name of registrant as specified in its charter)

Delaware	2870	42-1431650
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification No.)

Terra Centre

600 Fourth Street, P.O. Box 6000

Sioux City, Iowa 51102

Telephone: (712) 277-1340

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Mark A. Kalafut

Vice President and Corporate Secretary

Terra Centre

600 Fourth Street, P.O. Box 6000

Sioux City, Iowa 51102

Telephone: (712) 277-1340

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Carter W. Emerson, Esq.

Gerald T. Nowak, Esq.

Kirkland & Ellis

200 E. Randolph Drive

Chicago, Illinois 60601

Telephone: (312) 861-2000

*	The co-registrants listed on the next page are also included in this Form S-4 Registration Statement as additional registrants.

Approximate date of commencement of proposed sale of the securities to the public: The exchange will occur as soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

11½% Second Priority Senior Secured Notes due 2010	$202,000,000	100%	$202,000,000	$16,342 (1)

Guarantees on Senior Subordinated Notes (2)	$202,000,000	—	—	(3)

(1)	Calculated in accordance with Rule 457 under the Securities Act of 1933, as amended.
(2)	All subsidiary guarantors are wholly owned subsidiaries of the registrant and have each guaranteed the Notes being registered.
(3)	Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees being registered hereby

The registrant and the co-registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant and the co-registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Table of Co-Registrants

Exact Name of Co-Registrants*	Jurisdiction of Formation	I.R.S. Employer Identification No.
Beaumont Ammonia Inc.	Delaware	39-1917518

Beaumont Holdings Corporation	Delaware	42-1490799

BMC Holdings Inc.	Delaware	73-1394219

Port Neal Corporation	Delaware	42-1443999

Terra (U.K.) Holdings Inc.	Delaware	39-1917519

Terra Capital Holdings, Inc.	Delaware	42-1431905

Terra Industries, Inc.	Maryland	52-1145429

Terra International (Oklahoma) Inc.	Delaware	42-1321108

Terra International, Inc.	Delaware	36-2537046

Terra Methanol Corporation	Delaware	42-1431904

Terra Nitrogen Corporation	Delaware	72-1159610

Terra Real Estate Corporation	Iowa	42-1178622

*	The address for each of the co-registrants is c/o Terra Capital, Inc., Terra Centre, 600 Fourth Street, P.O. Box 6000 Sioux City, Iowa 51102, telephone: (712) 277-1340. The name, address, including zip code of the agent for service for each of the co-registrants is Mark A. Kalafut, Vice President and Corporate Secretary of Terra Capital, Inc., Terra Centre, 600 Fourth Street, P.O. Box 6000 Sioux City, Iowa 51102. The telephone number, including area code, of the agent for service for each of the co-registrant’s is (712) 277-1340. The primary standard industrial classification number for each of the co-registrants is 2870.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell nor is it an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 5, 2003

PROSPECTUS

Exchange Offer for

$202,000,000

TERRA CAPITAL, INC.

11 1/2% Second Priority Senior Secured Notes due 2010

We are offering to exchange:

up to $202,000,000 of our new 11½% Second Priority Senior Secured Notes due 2010

for

a like amount of our outstanding 11½% Second Priority Senior Secured Notes due 2010.

Material Terms of the Exchange Offer

♦	Expires at 5:00 p.m., New York City time, on , 2003, unless extended.

♦	The terms of the notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the transfer restrictions and registration rights relating to the outstanding notes will not apply to the exchange notes.

♦	The notes will be unconditionally guaranteed by Terra Industries Inc., our parent company, and its wholly owned U.S. subsidiaries (other than Terra Capital). The notes and the subsidiary guarantees will be secured by a second priority security interest in certain domestic current assets and intellectual property of Terra Industries Inc. and its subsidiaries and certain subsidiary capital stock. They will rank equally with our and the guarantors’ existing and future unsubordinated obligations with respect to any assets that have not been pledged to any creditor. The notes and the guarantees will be effectively subordinates to the debt and other obligations of any of our subsidiaries that is not a guarantor.

♦	The exchange of notes will not be a taxable event for U.S. federal income tax purposes.

♦	Not subject to any condition other than that the exchange offer not violate applicable law or any applicable interpretation of the Staff of the SEC.

♦	We will not receive any proceeds from the exchange offer.

♦	There is no existing public market for the outstanding notes or the exchange notes. We do not intend to list the exchange notes on any securities exchange or seek approval for quotation through any automated trading system.

For a discussion of certain factors that you should consider before participating in this exchange offer, see “ Risk Factors” beginning on page 15 of this prospectus.

Neither the SEC nor any state securities commission has approved the notes to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                    , 2003

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information contained or incorporated by reference in this prospectus is accurate as of the date on the front cover of this prospectus or the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since then. We are not making an offer to sell the securities offered by this prospectus in any jurisdiction where the offer or sale is not permitted. See the “Where You Can Find More Information” section of this prospectus.

Until                , 2003, all dealers that, buy, sell or trade the exchange notes, whether or not participating in the exchange offer, may be required to deliver a prospectus. This requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments and subscriptions.

i

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and may not contain all of the information important to you. We urge you to read this prospectus carefully, including the “Risk Factors” section and the consolidated financial statements and related notes. In this prospectus, unless the context requires otherwise, “Terra Industries,” the “company,” “we,” “us” and “our” each refers to Terra Industries Inc. and its subsidiaries, including Terra Capital, Inc. “Terra Capital” refers to Terra Capital, Inc., the issuer of the notes. Substantially all the consolidated assets of Terra Industries are held by Terra Capital and its subsidiaries. See “—Terra Industries Inc. Summary Capital Structure.”

The Company

We are a leading North American and U.K. producer and marketer of nitrogen products serving both agricultural and industrial end use markets. We are one of the largest North American producers of ammonia, the basic building block of nitrogen fertilizers. We upgrade a significant portion of the ammonia we produce into higher value products, which are easier for agricultural end-users to transport, store and apply to crops than ammonia. In addition, we are the largest U.S. producer of methanol. We own eight manufacturing facilities in North America and the U.K. that produce nitrogen products, two of which also produce methanol.

Our principal products are the following:

•	Anhydrous ammonia, often referred to simply as ammonia, the simplest and least expensive form of nitrogen fertilizer. Ammonia is the primary feedstock used in the production of most other nitrogen fertilizers, including UAN, AN and urea.

•	Urea, which is produced by reacting ammonia and carbon dioxide. We produce both a granulated form of solid urea, generally for the fertilizer market, and urea liquor (liquid) for animal feed supplements and industrial applications.

•	Ammonium nitrate, or AN, a solid fertilizer product most commonly used by British farmers. AN is produced by combining nitric acid and ammonia into a liquid form which is then converted to a solid granular form.

•	Urea ammonium nitrate, or UAN, a liquid fertilizer produced by combining liquid urea, liquid ammonium nitrate and water. UAN, unlike ammonia, is odorless and does not require refrigeration or pressurization for transportation and storage.

•	Methanol, a liquid made primarily from natural gas. Methanol is used primarily as a feedstock in the production of other chemical products such as formaldehyde, acetic acid, methyl tertiary butyl ether, or MTBE, an oxygenate and octane enhancer currently used as an additive in reformulated gasolines, and other chemical intermediates.

The locations of our North American facilities provide us with a competitive advantage in serving agricultural customers in the cornbelt and other major agricultural areas of the United States and Canada. Our U.K. facilities are able to competitively serve the entire British agricultural market. Our facilities have the following production capacities:

	Annual Capacity(1)
	Ammonia(2)	UAN(3)	AN(4)	Urea(5)	Methanol(6)
Location
Beaumont, Texas(7)	255,000	—	—	—	225,000,000
Blytheville, Arkansas	420,000	30,000	—	480,000	—
Port Neal, Iowa	370,000	810,000	—	60,000	—
Verdigris, Oklahoma	1,050,000	2,180,000	—	—	—
Woodward, Oklahoma(7)	440,000	340,000	—	25,000	40,000,000
Courtright, Ontario	480,000	400,000	—	175,000	—
Severnside, U.K.	265,000	—	500,000	—	—
Billingham, U.K.(8)	550,000	—	500,000	—	—

Total	3,830,000	3,760,000	1,000,000	740,000	265,000,000

(1)	Annual capacity includes an allowance for planned maintenance shutdowns.
(2)	Measured in gross tons of ammonia produced; net tons available for sale will vary with upgrading requirements.
(3)	Measured in tons of UAN containing 28% nitrogen by weight.
(4)	Measured in tons.
(5)	Urea is sold as urea liquor from our Port Neal and Woodward facilities and as granular urea from the Blytheville and Courtright facilities. Production capacities shown are for urea sold in tons.
(6)	Measured in gallons.
(7)	The Beaumont capacities represent the design capacity of the ammonia loop and revised capacity of the methanol plant following the loss of CO2 feedstock due to shutdown of the DuPont ammonia plant. Plant capacity for Beaumont and Woodward depends on the product mix (ammonia/methanol).
(8)	The Billingham, England facility also produces merchant nitric acid; 2002 sales were 278,074 product tons.

The principal customers for our North American nitrogen products are national agricultural retail chains, such as ConAgra and Cargill, farm cooperatives, independent dealers and industrial customers, such as DuPont. Industrial customers use our products in the manufacture of chemicals and plastics such as acrylonitrile, polyurethanes, fiber, explosives and adhesives. Our methanol customers are primarily large domestic chemical producers and we have a number of long-term methanol sales contracts with many of those customers.

Recent Industry Conditions

Nitrogen is a primary nutrient for plant growth that has no substitutes in the cultivation of high-yield crops. To be effective, nitrogen must be reapplied each year because of absorption by crops and its tendency to evaporate or run off. Consequently, demand for nitrogen fertilizer tends to be more consistent on a per acre planted basis than demand for other fertilizers such as phosphate or potash.

The principal raw material used to produce nitrogen products and methanol is natural gas. Natural gas costs in 2002 accounted for about 56% of total costs and expenses for our North American nitrogen products business, 29% of total costs and expenses for our U.K. nitrogen products business and 59% of total costs and expenses for our methanol business.

In February 2003, high natural gas prices caused us to cease production at our Blytheville, Arkansas and Woodward, Oklahoma facilities and reduce ammonia and methanol production rates at our other North American facilities. In March 2003, we resumed production at our Blytheville, Arkansas and Woodward, Oklahoma facilities and increased production rates at some of our other North American facilities due to natural gas price decreases and nitrogen products and methanol market improvements. At current natural gas prices, we expect to operate all of our North American plants near capacity.

Methanol prices have historically been sensitive to the overall industry supply/demand balance, the availability and price of natural gas and general economic conditions. Global methanol supply in 2002 was affected by supply outages in Venezuela, Africa and New Zealand, which increased global operating rates and strengthened prices through the resulting improved supply/demand balance. Demand for methanol as a chemical intermediate feedstock has historically been relatively unaffected by changes in methanol prices, because there are few cost-effective substitutes. However, because of the diverse range of end uses for methanol, demand has tended to move with the general level of economic activity in methanol’s major markets.

Competitive Strengths

Leading Market Positions

We have leading market positions in all of our key products. In the U.S., we are the largest producer of UAN and methanol and the second largest producer of ammonia. In the U.K., we are the largest producer of ammonia and AN. The following table shows our market positions in our principal products relative to our total revenues. The capacity positions shown are based on production capacities by product.

Product	% of Total 2002 Terra Revenues(1)	U.S. Capacity Position	U.K. Capacity Position
Ammonia	22.7%	2	1
UAN	29.7%	1	*
AN	11.1%	*	1
Urea	7.8%	4	*
Methanol	16.3%	1	*

(1)	Revenues from sales of carbon dioxide and nitrogen products, as well as industrial sales in the U.K., represented 12.4% of our total revenues for 2002.
*	We do not compete in these markets.

Strategically Located Plants with Access to Distribution Infrastructure

A critical competitive element in the North American agricultural market is delivered cost to customers. Our plants are located in the main agricultural areas of the United States. This provides us a significant freight cost advantage over Gulf Coast producers and imports entering through Gulf Coast ports. We also have access to an extensive distribution infrastructure that provides reliable and cost-effective delivery of products to customers.

In the United Kingdom, nearly all fertilizer is bagged and delivered directly from the manufacturers’ or importer’s sites to the farm.

Integrated Production of Value-Added Products

We upgrade a significant portion of the ammonia we produce into higher value products, such as UAN, AN and urea. By producing our own ammonia and upgrading it internally, we are able to operate our ammonia units at higher utilization rates throughout the year and reduce reliance on lower margin merchant ammonia sales.

Strong Plant Operating Efficiency

We believe that our Port Neal, Iowa and Courtright, Ontario facilities, together representing more than 25% of our North American capacity, are among the most efficient ammonia plants in North America in terms of natural gas consumption per ton of ammonia produced. We believe we have some of the most efficient UAN plants in North America, including three of the five lowest cost plants in terms of delivered cost to end-users. In addition, we believe we are the most efficient producer of methanol in the United States, in large part as a result of an ammonia production loop at our Beaumont, Texas facility, which produces ammonia as a by-product of the methanol production process. Our Beaumont, Texas facility is the largest methanol facility in the U.S. Our ammonia facility at Woodward, Oklahoma also uses loop technology to produce methanol, providing us with operational flexibility and helping us to optimize product mix at that site. As a high percentage of our sales are made under contract, this allows us to maintain high utilization rates and enhance the efficiency of our operations.

The focus of our U.K. operations has been to improve plant efficiency and reliability. We improved the Billingham ammonia plant’s efficiency and capacity in late 2002 by installing a hydrogen recovery unit. Efforts to improve plant reliability through more focus on key manufacturing processes are ongoing at both Billingham and Severnside.

Experienced Management Team and Employees

Our executive officers have an average of 20 years of experience in the fertilizer industry. Michael Bennett, our President and Chief Executive Officer, has been with us for 30 years. Similarly, our approximately 1,200 employees have an average of nearly 19 years of service with us. The extensive experience and stability of our employee base enables us to operate our plants efficiently with a strong safety record as compared to our peers.

Company Strategies

Enhance Competitive Position Through Continued Efficiency Improvement

We intend to continue to improve our competitive position in the worldwide nitrogen fertilizer industry by enhancing the operating and energy efficiency of our plants while rigorously controlling costs. We have upgraded and will continue to upgrade our equipment and processes through prudent investment and personnel training.

Use Natural Gas Contracts to Protect Margins

Natural gas costs in 2002 accounted for approximately 56% of total costs and expenses for our North American nitrogen products business, 29% of total costs and expenses for the U.K. nitrogen products business and 59% of total costs and expenses for the methanol business. It is our normal practice to fix or cap the price of a substantial portion of our future natural gas requirements through supply contracts, financial derivatives and other instruments. These tools are used to lock in margins and protect against an adverse impact on margins due to increases in natural gas costs.

Pursue New Market Opportunities

We will aggressively pursue new market opportunities such as those presented as a result of recent environmental regulations promoting the use of ammonia to clean airborne pollutants emitted by power generating plants. We also see opportunities in pursuing the use of methanol as a fuel for fuel cells.

Maintain Leadership Position in Our Key Products

We intend to maintain our leading market positions in our key markets by focusing on being a reliable, low-cost producer of our products to our existing customers and by identifying new customers and end markets for our products.

Reduce Debt

Our primary financial strategy is to use a significant portion of our cash flow from operations to reduce debt. We have reduced debt in each of the last four years and intend to continue to do so.

Terra Industries, Inc.

Summary Capital Structure

We own 100% of each of our subsidiaries except as indicated above.

(1)	Anglo American plc currently owns 48.9% of Terra Industries Inc.
(2)	Borrower under the senior secured revolving credit facility.
(3)	Guarantees obligations of its subsidiary under the senior secured revolving credit facility.

Summary of the Exchange Offer

The Initial Offering of Outstanding Notes

We sold the outstanding notes on May 21, 2003 to Citigroup Global Markets Inc. and Credit Suisse First Boston LLC. We collectively refer to those parties in this prospectus as the “initial purchasers.” The initial purchasers subsequently resold the outstanding notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.

Registration Rights Agreement

Simultaneously with the initial sale of the outstanding notes, we entered into a registration rights agreement for the exchange offer. In the registration rights agreement, we agreed, among other things, to use our reasonable best efforts to file a registration statement with the SEC and to complete this exchange offer within 150 days of issuing the outstanding notes. The exchange offer is intended to satisfy your rights under the registration rights agreement. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your outstanding notes.

If we do not comply with, among other things, our obligation to use our reasonable best efforts to have this exchange offer become effective within 150 days of issuing the outstanding notes, we will pay liquidated damages in cash in an amount equal to 0.25% per annum of the aggregate principal amount of outstanding notes during the first 90 days, increasing by 0.25% per annum for each subsequent 90-day period, up to a maximum of 1.00% per annum, until we are in compliance. For more details, see “The Exchange Offer.”

The Exchange Offer

We are offering to exchange the exchange notes, which have been registered under the Securities Act for your outstanding notes, which were issued on May 21, 2003 in the initial offering. In order to be exchanged, an outstanding note must be properly tendered and accepted. All outstanding notes that are validly tendered and not validly withdrawn will be exchanged. We will issue exchange notes promptly after the expiration of the exchange offer.

Resales

We believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

• the exchange notes are being acquired in the ordinary course of your business;

•   you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes issued to you in the exchange offer; and

• you are not an affiliate of ours.

If any of these conditions are not satisfied and you transfer any exchange notes issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from these requirements you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

Each broker-dealer that is issued exchange notes in the exchange offer for its own account in exchange for outstanding notes that were acquired by that broker-dealer as a result of market-marking or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes issued to it in the exchange offer.

Record Date	We mailed this prospectus and the related exchange offer documents to registered holders of outstanding notes on , 2003.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, , 2003, unless we decide to extend the expiration date.

Conditions to the Exchange Offer	The exchange offer is not subject to any condition other than that the exchange offer not violate applicable law or any applicable interpretation of the staff of the SEC.

Procedures for Tendering Outstanding Notes

We issued the outstanding notes as global securities. When the outstanding notes were issued, we deposited the global notes representing the outstanding notes with U.S. Bank National Association, as book-entry depositary. U.S. Bank National Association issued a certificateless depositary interest in each global note we deposited with it, which represents a 100% interest in the notes, to The Depositary Trust Company, known as DTC. Beneficial interests in the outstanding notes, which are held by direct or indirect participants in DTC through the certificateless depositary interest, are shown on records maintained in book-entry form by DTC.

You may tender your outstanding notes through book-entry transfer in accordance with DTC’s Automated Tender Offer Program, known as ATOP. To tender your outstanding notes by a means other than book-entry transfer, a letter of transmittal must be completed and signed according to the instructions contained in the letter. The letter of transmittal and any other documents required by the letter of transmittal must be delivered to the exchange agent by mail, facsimile, hand delivery or overnight carrier. In addition, you must deliver the outstanding notes to the exchange agent or comply with the procedures for guaranteed delivery. See “The Exchange Offer—Procedures for Tendering Outstanding Notes” for more information.

Do not send letters of transmittal and certificates representing outstanding notes to us. Send these documents only to the exchange agent. See “The Exchange Offer—Exchange Agent” for more information.

Special Procedures for Beneficial Owners

If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the book-entry interest or outstanding notes in the exchange offer, you should contact the person in whose name your book-entry interests or outstanding notes are registered promptly and instruct that person to tender on your behalf.

Withdrawal Rights	You may withdraw the tender of your outstanding notes at any time prior to 5:00 p.m., New York City time on , 2003.

Material U.S. Federal Income Tax Considerations

The exchange of outstanding notes will not be a taxable event for United States federal income tax purposes.

You should read “Material United States Federal Income Tax Consequences” for a discussion of the significant U.S. federal income tax consequences of exchanging your outstanding notes. You should consult your own tax advisor as to the consequences of the exchange to you.

Consequences of Failure to Exchange

Outstanding notes that are not tendered will be subject to the existing transfer restrictions on such notes after the exchange offer. We will have no further obligation to register the outstanding notes. If you do not participate in the exchange offer, the liquidity of your outstanding notes could be adversely affected.

Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offer. We will pay all of our expenses incident to the exchange offer.

Exchange Agent	U.S. Bank National Association is serving as the exchange agent in connection with the exchange offer.

Summary of Terms of the Exchange Notes

The form and terms of the exchange notes are the same as the form and terms of the outstanding notes, except that the exchange notes will be registered under the Securities Act. As a result, the exchange notes will not bear legends restricting their transfer and will not contain the registration rights and liquidated damage provisions contained in the outstanding notes. The exchange notes represent the same debt as the outstanding notes. Both the outstanding notes and the exchange notes are governed by the same indenture. We use the term notes in this prospectus to collectively refer to the outstanding notes and the exchange notes.

Issuer	Terra Capital, Inc., a Delaware corporation.

Securities	$202.0 million in principal amount of 11½% Second Priority Senior Secured Notes due 2010.

Maturity	June 1, 2010.

Interest	Annual rate: 11½%. Payment frequency: every six months on June 1 and December 1. First payment: December 1, 2003.

Guarantees

The notes will be guaranteed by Terra Industries and its wholly owned U.S. subsidiaries (other than Terra Capital). Terra Nitrogen, Limited Partnership, Terra Nitrogen Company, L.P. and our foreign subsidiaries will not guarantee the notes.

Collateral

The notes, the guarantees and our 2008 notes will be secured by a second priority security interest in all domestic inventory, domestic accounts receivable, intellectual property of Terra Industries and its domestic subsidiaries and certain subsidiary capital stock.

Ranking

We have outstanding $200 million aggregate principal amount of 2008 Notes secured by certain of our fixed assets and $0.5 million of indebtedness secured by other assets, each ranking effectively senior to the notes. Our revolving credit facility currently provides for revolving credit borrowings in a maximum amount of $175 million, and the indenture governing the notes permits our revolving credit facility to provide for borrowings of up to $225 million, all of which, if incurred, would be secured on a first priority basis by the collateral and would rank effectively senior with respect to certain other assets. See “Risk Factors—The value of the collateral securing the notes may not be sufficient to satisfy our obligations under the notes and the collateral securing the notes may be reduced or diluted under certain circumstances” and “—The notes will also be effectively subordinated to our obligations under our 2008 notes, the revolving credit facility and certain other secured indebtedness to the extent that these obligations are secured by collateral that does not secure the notes.”

If and only if all obligations under the revolving credit facility are satisfied in full, any remaining proceeds of the collateral will be available (subject to the satisfaction of obligations owing to the trustee), on a ratable basis, to satisfy obligations owing to the holders of the notes and our 2008 notes.

The notes and the guarantees will rank equally with existing and future unsubordinated obligations of Terra Capital and the guarantors with respect to any assets that have not been pledged to any creditor.

Optional Redemption

We may redeem some or all of the notes at any time prior to June 1, 2007, at a price equal to 100% of the principal amount, plus any accrued and unpaid interest to the date of redemption, plus a “make-

whole” premium. The “make-whole” premium will be based on a discount rate equal to the yield on a comparable U.S. Treasury Security plus 50 basis points. Thereafter, we may redeem some or all of the notes at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the redemption date. See “Description of Notes—Optional Redemption.”

In addition, prior to June 1, 2006, we may redeem up to 35% of the notes from the proceeds of certain equity offerings at 111.50% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption. We may make that redemption only if, after the redemption, at least 65% of the aggregate principal amount of the notes issued remain outstanding and the redemption occurs within 90 days of the date of the equity offering closing. See “Description of Notes—Optional Redemption.”

Change of Control Offer

Upon the occurrence of a change of control, you will have the right to require us to repurchase some or all of your notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date. The occurrence of those events will impose similar repurchase requirements or may be an event of default under our senior notes due 2008 and our revolving credit facility. We may not have enough funds or the terms of other debt may prevent us from repurchasing the notes. See “Description of Notes—Change of Control.”

Certain Covenants	The indenture governing the notes will contain covenants that will limit, among other things, our ability and the ability of our restricted subsidiaries to:

• incur additional debt;

• pay dividends on common stock of Terra Industries or repurchase shares of such common stock;

• make investments (other than in Terra Capital or any guarantor);

• use assets as security in other transactions;

• enter into transactions with affiliates;

• create restrictions on our restricted subsidiaries’ abilities to pay dividends or make other payments;

• enter into sale and leaseback transactions;

• engage in other businesses; or

• sell all or substantially all of our assets or merge with or into other companies.

These covenants are subject to important exceptions and qualifications described under “Description of Notes—Certain Covenants.”

You should refer to the section entitled “Risk Factors” for an explanation of material risks of participating in the exchange offer.

Summary Financial and Other Data

The following consolidated summary financial and other data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes of Terra Industries included elsewhere in this prospectus. The consolidated summary financial data as of December 31, 1998, 1999, 2000, 2001 and 2002 and for the years then ended were derived from the audited consolidated financial statements and notes thereto of Terra Industries. The consolidated summary financial data as of and for each three months ended March 31, 2002 and 2003 and for the twelve months ended March 31, 2003 were derived from the unaudited consolidated financial statements of Terra Industries, which contain all adjustments necessary, in the opinion of management, to summarize the financial position and results of operations for the periods presented. You should not regard the results of operations for the three months ended March 31, 2003 to be indicative of the results that may be expected for the full year.

	Year Ended December 31,					Three Months Ended March 31,		Twelve Months Ended March 31, 2003
	1998	1999(1)	2000	2001	2002	2002	2003
	(dollars in thousands)
Consolidated Statement of Operations Data:
Revenues:
Nitrogen products	$816,014	$745,901	$916,959	$863,512	$883,971	$184,987	$228,541	$927,525
Methanol	96,547	85,178	136,781	169,098	158,458	28,303	51,114	181,269
Other	(2,593)	2,364	9,270	4,700	1,554	270	488	1,772

Total revenues	909,968	833,443	1,063,010	1,037,310	1,043,983	213,560	280,143	1,110,566

Costs and expenses:
Cost of sales	842,255	847,190	975,966	1,047,219	1,009,970	206,140	284,074	1,087,904
Selling, general and administrative expense	57,499	49,295	44,237	37,886	39,420	8,788	9,327	39,959
Product claim costs(2)	—	—	—	14,023	—	—	—	—

Total costs and expenses	899,754	896,485	1,020,203	1,099,128	1,049,390	214,928	293,401	1,127,863

Income (loss) from operations:
Nitrogen products, net	39,329	(43,909)	28,639	(48,476)	(9,351)	666	(13,558)	(23,575)
Methanol	(7,891)	(15,210)	12,395	(11,739)	7,325	(2,523)	1,633	11,481
Other	(21,224)	(3,923)	1,773	(1,603)	(3,381)	489	(1,333)	(5,203)

Total income (loss) from operations	10,214	(63,042)	42,807	(61,818)	(5,407)	(1,368)	(13,258)	(17,297)

Interest expense, net of interest income	50,796	44,715	47,642	50,230	53,257	13,248	12,363	52,372
Minority interest	27,510	8,341	5,379	(2,247)	1,510	546	(1,718)	(754)
Loss on early retirement of debt	—	15,188	—	3,042	—	—	—	—
Loss from continuing operations before income taxes	(68,092)	(131,286)	(16,182)	(112,843)	(60,174)	(15,162)	(23,903)	(68,915)
Cumulative effect of change in accounting principle	—	—	—	—	205,968	205,968	—	—
Net loss	(26,249)	(89,887)	(10,182)	(79,843)	(258,325)	(215,065)	(14,342)	(57,602)

Selected Financial Data:
EBITDA(3)	90,800	40,022	157,090	71,201	98,939	22,863	16,077	92,153
Net cash flows from operating activities	(7,085)	(153,860)	143,558	(15,846)	146,236	37,081	(26,401)	82,754
Net cash flows from investing activities	44,810	278,699	(27,910)	(26,608)	(56,649)	(7,706)	(15,972)	(64,915)
Net cash flows from financing activities	(75,813)	(256,260)	(23,330)	(51,713)	(38,512)	(34,410)	(1,188)	(5,290)
Depreciation and amortization(4)	108,096	111,405	125,630	130,772	105,856	24,777	27,617	108,696
Capital expenditures	55,327	51,899	12,219	14,838	25,186	6,328	3,578	22,436
Plant turnaround costs(5)	13,791	35,277	21,754	30,408	24,260	3,253	12,318	33,325
Terra Capital total debt (at period end)(6)	138,275	127,706	114,599	236,602	200,501	200,372	200,466	200,466

	Year Ended December 31,					Three Months Ended March 31,		Twelve Months Ended March 31, 2003
	1998	1999	2000	2001	2002	2002	2003
Selected Operating Data:
Cost of natural gas(7)	$2.11	$2.27	$3.89	$4.38	$3.25	$2.38	$6.61	$4.31
Selling prices(8):
Ammonia	$142.69	$122.27	$161.55	$187.29	$147.01	$132.75	$209.83	$162.46
UAN	65.51	61.57	79.36	97.15	72.85	66.38	85.86	76.26
AN	133.64	113.09	117.50	126.63	118.64	121.16	125.59	119.79
Urea	117.88	98.99	135.98	141.99	120.52	107.65	157.49	133.52
Methanol	0.34	0.35	0.53	0.56	0.49	0.34	0.76	0.58
Sales volume(9):
Ammonia	1,349	1,417	1,418	1,195	1,504	341	277	1,440
UAN	3,548	3,682	3,990	3,296	3,966	636	756	4,086
AN	809	833	1,000	682	912	243	248	917
Urea	631	563	474	451	633	178	152	607
Methanol	285,958	245,821	256,812	301,596	326,796	82,651	67,506	311,651

	December 31,					March 31,
	1998	1999(1)	2000	2001	2002	2002	2003
	(dollars in thousands)
Consolidated Balance Sheet Data:
Cash and short-term investments	$141,643	$9,790	$101,425	$7,125	$58,479	$2,063	$14,958
Working capital(10)	262,283	152,959	199,008	136,378	85,902	118,715	58,605
Property, plant and equipment, net	1,017,885	997,801	902,801	824,982	790,475	806,748	778,161
Excess of cost over net assets of acquired businesses(11)	272,553	253,162	231,372	206,209	—	—	—
Total assets	2,037,768	1,601,445	1,512,552	1,336,043	1,128,110	1,101,840	1,121,928
Total debt	497,030	486,461	473,354	436,602	400,501	400,372	400,466
Total stockholders’ equity	747,852	657,002	610,797	500,779	257,864	291,769	233,909

	Twelve Months Ended March 31, 2003
	(dollars in thousands)
Pro Forma Financial Data(12):
EBITDA(3)	$92,153
Interest expense	53,877
Total debt (at period end)	402,466
Ratio of total debt (at period end) to EBITDA	4.4	x
Ratio of EBITDA to interest expense	1.7	x

(1)	On June 30, 1999, we sold our distribution business segment for $485 million. Net proceeds were used to redeem outstanding minority interests in one of our subsidiaries, fund termination of our accounts receivable securitization program and repay outstanding borrowings under our revolving credit facility.
(2)	Product claim costs relate to a $14 million pretax charge in the second quarter of 2001 to reflect the estimated value of claims, plus interest and attorneys’ fees, associated with recalls of beverages containing carbon dioxide tainted with benzene. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
(3)

EBITDA is defined as net income (loss) from continuing operations before extraordinary items, excluding interest expense and income, income tax benefit or expense, depreciation and amortization. EBITDA is not a measure of performance under generally accepted accounting principles and should not be used in isolation or as a substitute for net income, cash flows from operating activities or other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. EBITDA is not necessarily a measure of our ability to fund our cash needs. We present EBITDA because management believes that it is a measure commonly used by financial analysts because of its usefulness in evaluating operating performance. The definition of EBITDA used in this prospectus may not be comparable to the definition of EBITDA used by other companies. The following table presents a reconciliation from our loss from continuing operations to EBITDA.

	Year Ended December 31,					Three Months Ended March 31,		Twelve Months Ended March 31, 2003
	1998	1999	2000	2001	2002	2002	2003
Loss from continuing operations	$(43,331)	$(79,363)	$(10,182)	$(79,843)	$(36,174)	$(9,097)	$(14,342)	$(41,419)
Income tax benefit	(24,761)	(51,923)	(6,000)	(33,000)	(24,000)	(6,065)	(9,561)	(27,496)
Interest expense, net of interest income	50,796	44,715	47,642	50,230	53,257	13,248	12,363	52,372
Loss on early retirement of debt	—	15,188	—	3,042	—	—	—	—
Depreciation and amortization	108,096	111,405	125,630	130,772	105,856	24,777	27,617	108,696

EBITDA	$90,800	$40,022	$157,090	$71,201	$98,939	$22,863	$16,077	$92,153

(4)	Depreciation and amortization expense prior to 2002 includes amortization of excess of cost over net assets of acquired businesses which was written off in 2002. See note 11.
(5)	Plant turnaround costs represent cash used for the periodic scheduled major maintenance of our continuous process production facilities performed at each plant generally every two years. We capitalize these costs and depreciate them over two years.
(6)	Excludes debt owed to Terra Industries.
(7)	Dollars per MMBtu for average monthly NYMEX last session closing prices for the period.
(8)	Dollars per ton, except for methanol, which is in dollars per gallon.
(9)	In thousands of tons, except for methanol, which is in thousands of gallons.
(10)	Current assets minus current liabilities.
(11)	We adopted Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangible Assets,” on January 1, 2002, which resulted in the determination that $206 million of assets classified as “Excess of cost over net assets of acquired businesses” were impaired and had no value. Consequently, these assets were written off through a charge that was reported as a change in accounting principle during the 2002 first quarter.
(12)	Income statement data reflects the initial offering and the use of proceeds therefrom as if they had occurred on April 1, 2002. Balance sheet data reflects the initial offering and the use of proceeds therefrom as if they had occurred on March 31, 2003.

RISK FACTORS

You should carefully consider each of the following factors and all of the other information set forth in this prospectus before deciding to participate in the exchange offer. Any of the following risks could materially adversely affect our business, financial condition or results of operations. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also materially adversely affect our business operations. In such case, we may not be able to make principal and interest payments on the notes, and you may lose all or part of your investment.

Risks Associated with the Exchange Offer

Because there is no public market for the notes, you may not be able to resell your notes.

The exchange notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market, and there can be no assurance as to:

•	the liquidity of any trading market that may develop;

•	the ability of holders to sell their exchange notes; or

•	the price at which the holders would be able to sell their exchange notes.

If a trading market were to develop, the exchange notes might trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar debentures and our financial performance.

We understand that the initial purchasers presently intend to make a market in the notes. However, they are not obligated to do so, and any market-making activity with respect to the notes may be discontinued at any time without notice. In addition, any market-making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934, and may be limited during the exchange offer or the pendency of an applicable shelf registration statement. There can be no assurance that an active trading market will exist for the notes or that any trading market that does develop will be liquid.

In addition, any outstanding note holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For a description of these requirements, see “Exchange Offer; Registration Rights.”

Your outstanding notes will not be accepted for exchange if you fail to follow the exchange offer procedures and, as a result, your notes will continue to be subject to existing transfer restrictions and you may not be able to sell your outstanding notes.

We will not accept your notes for exchange if you do not follow the exchange offer procedures. We will issue exchange notes as part of this exchange offer only after a timely receipt of your outstanding notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your outstanding notes, please allow sufficient time to ensure timely delivery. If we do not receive your notes, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept your notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of outstanding notes for exchange. If there are defects or irregularities with respect to your tender of notes, we will not accept your notes for exchange.

If you do not exchange your outstanding notes, your outstanding notes will continue to be subject to the existing transfer restrictions and you may not be able to sell your outstanding notes.

We did not register the outstanding notes, nor do we intend to do so following the exchange offer. Outstanding notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws. If you do not exchange your outstanding notes, you will lose your right to have your outstanding notes registered under the federal securities laws. As a result, if you hold outstanding notes after the exchange offer, you may not be able to sell your outstanding notes.

Risks Relating to the Notes

Our substantial indebtedness could impair our financial health and prevent us from fulfilling our obligations under the notes.

We have a significant amount of debt. The following chart shows important credit statistics and is presented assuming we had completed the initial offering and the related transactions as described in “Use of Proceeds” on March 31, 2003 and applied the proceeds as described herein:

	Pro Forma at March 31, 2003
	Terra Capital Consolidated		Terra Industries Consolidated
	(dollars in millions)
Total debt	$402.5		$402.5
Stockholder’s/Stockholders’ equity	145.9		233.9
Total debt to stockholder’s/stockholders’ equity ratio	2.76	x	1.72	x

On a pro forma basis, Terra Capital’s and Terra Industries’ earnings for the year ended December 31, 2002 would have been insufficient to cover fixed charges by $35.6 million and $63.1 million, respectively. On a pro forma basis, Terra Capital’s and Terra Industries’ earnings for the three months ended March 31, 2003 would have been insufficient to cover fixed charges by $19.5 million and $26.6 million, respectively.

Our high level of debt and our debt service obligations could:

•	make it more difficult for us to satisfy our obligations with respect to the notes;

•	reduce the amount of money available to finance our operations, capital expenditures and other activities;

•	increase our vulnerability to economic downturns and industry conditions;

•	limit our flexibility in responding to changing business and economic conditions, including increased competition and demand for new products and services;

•	place us at a disadvantage when compared to our competitors that have less debt; and

•	limit our ability to borrow additional funds.

We may incur substantial additional debt in the future, and we may do so in order to finance future acquisitions and investments. The terms of the indenture governing the notes permit us and our subsidiaries to incur such debt. Adding more debt to our current debt levels could intensify risks related to leverage that we now face. The indenture also permits us to incur certain additional debt that may be secured by our assets to the extent such assets do not constitute collateral for the notes.

The ability of the trustee to foreclose on secured property may be limited.

Bankruptcy law could prevent the trustee from possessing and disposing of the collateral upon the occurrence of an event of default under the indenture governing the notes if a bankruptcy proceeding is commenced by or against us or the guarantors before the trustee possesses and disposes of the collateral. Under bankruptcy law, secured creditors such as the holders of the notes are prohibited from possessing their security from a debtor in a bankruptcy case, or from disposing of security possessed from such debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use the collateral (and the proceeds of such collateral) so long as the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral. The court may find “adequate protection” if the debtor pays cash or grants additional security for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the trustee could repossess or dispose of the collateral or whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of “adequate protection.”

In addition, the trustee’s ability to foreclose on the collateral on your behalf may be subject to perfection issues, the consent of third parties, prior liens and practical problems associated with the realization of the trustee’s security interest in the collateral.

The value of the collateral securing the notes may not be sufficient to satisfy our obligations under the notes and the collateral securing the notes may be reduced or diluted under certain circumstances.

The collateral will secure on a first priority basis our obligations under the revolving credit facility. The revolving credit facility provides for revolving credit borrowings in a maximum amount of $175 million and the indenture permits the revolving credit facility to provide for borrowings of up to $225 million, all of which, if incurred, would be secured on a first priority basis by the collateral. At March 31, 2003, after giving effect to the initial offering and related transactions, we would have had no borrowings outstanding under our revolving credit facility and we would have been able to borrow up to an additional $117 million, subject to our borrowing base limitation. The collateral will also secure the notes and the 2008 notes, equally and ratably, on a second priority basis. The collateral may also equally and ratably secure additional notes, if issued, to the extent such indebtedness is otherwise permitted to be incurred under the indenture. Your rights to the collateral would be reduced on a dollar for dollar basis to the extent we incur additional indebtedness secured on a first priority basis by the collateral, and diluted on a pro rata basis by any increase in the indebtedness secured on a second priority basis by the collateral.

We are also permitted under the indenture to sell or dispose of collateral in the ordinary course of business or otherwise in accordance with the “Limitation on Asset Sales” covenant. The indenture does not require us to maintain any minimum amount of collateral. In the future, we could have significantly less assets constituting collateral without a corresponding reduction in the indebtedness secured by the collateral.

In the event of foreclosure on the collateral or a liquidation of our assets, the net proceeds from a sale of the collateral securing indebtedness under the notes may not be sufficient to repay the notes. This is because proceeds from a sale of the collateral would be distributed to satisfy all obligations under the revolving credit facility in full before any such proceeds are distributed on a pro rata basis in respect of the notes, the 2008 notes and, if issued, any additional notes. If the net proceeds received from the sale of the collateral (after payment of any expenses relating to the sale thereof) were insufficient to pay all amounts due with respect to the notes and all other obligations secured thereby, you would, to the extent your notes remain unpaid, have only an unsecured claim against our remaining assets.

The value of the collateral and the amount to be received upon a sale of such collateral will depend upon many factors including, among others, the condition of the collateral and the industries in which we operate, the ability to sell collateral in an orderly sale, the condition of the international, national and local economies, the availability of buyers and other similar factors. The book value of the collateral should not be relied on as a measure of realizable value for such assets. By their nature, portions of the collateral may be illiquid and may have no readily ascertainable market value. In addition, a significant portion of the collateral includes assets that may only be usable, and thus retain value, as part of our existing operating businesses. Accordingly, any such sale of the collateral separate from the sale of certain operating businesses may not be feasible or of significant value. To the extent that holders of other secured indebtedness or third parties enjoy liens (including statutory liens), whether or not permitted by the indenture governing the notes, such holders or third parties may have rights and remedies with respect to the collateral securing the notes that, if exercised, could reduce the proceeds available to satisfy the obligations under the notes.

Prior to the closing of the initial offering, the trustee for the notes entered into an intercreditor agreement under which the lenders party to the revolving credit facility have the exclusive rights to dispose of, release or foreclose on or otherwise deal with the collateral securing the notes. As a result, the holders of the notes do not have the ability to make these decisions or in any way ensure that sufficient collateral is securing the obligations under the notes.

The notes will also be effectively subordinated to our obligations under our 2008 notes, the revolving credit facility and certain other secured indebtedness to the extent that these obligations are secured by collateral that does not secure the notes.

In addition to the collateral securing the notes and the guarantees, our 2008 notes are further secured by substantially all the real property, machinery and equipment of Terra Capital and the guarantors, certain limited partnership interests in Terra Nitrogen Company, L.P. owned by Terra Capital or any guarantor and certain intercompany notes secured by fixed assets. The obligations under the revolving credit facility are also secured by other assets, in addition to the collateral.

As a result, to the extent that our assets secure the 2008 notes, the revolving credit facility or other indebtedness, but do not secure the notes, the notes will be effectively subordinated to such other obligations. In the event of a bankruptcy, liquidation, reorganization or or the winding up of our business, certain of those assets described in the preceding paragraph will not be available to pay obligations under the notes unless and until payment in full of the obligations under the 2008 notes, the revolving credit facility and any other accrued indebtedness we may have. Likewise, if the lenders under the revolving credit facility or the holders of the 2008 notes or other indebtedness accelerate such obligations, then those creditors would be entitled to exercise the remedies available to secured creditors under applicable law. In addition, the revolving credit facility lenders are not required to foreclose on assets not constituting collateral before foreclosing on collateral or ever and their decisions in this regard could adversely affect any recovery of second priority lienholders in such circumstances.

Federal and state statutes allow courts, under specific circumstances, to void subsidiary guarantees of the notes.

The issuance of the subsidiary guarantees of the notes may be subject to review under U.S. federal bankruptcy law and comparable provisions of state or foreign fraudulent conveyance laws if a bankruptcy or reorganization case or lawsuit is commenced by or on behalf of a subsidiary guarantor’s unpaid creditors. Generally speaking and depending upon the specific law applicable to the situation, if a court were to find in such a bankruptcy or reorganization case or lawsuit that, at the time the subsidiary guarantor issued the guarantee of the notes:

•	it issued the guarantee to delay, hinder or defraud present or future creditors; or

•	it received less than reasonably equivalent value or fair consideration for issuing the guarantee and at the time it issued the guarantee:

—it was insolvent or rendered insolvent by reason of issuing the guarantee, or

—it was engaged, or about to engage, in a business or transaction for which its assets, after giving effect to its potential liability under the guarantee, constituted unreasonably small capital to carry on its business, or

—it intended to incur, or believed that it would incur, debts beyond its ability to pay as they mature,

then the court could void the obligations under the guarantee of the notes, subordinate the guarantee of the notes to that subsidiary guarantor’s other obligations or take other action detrimental to holders of the notes. If that occurs, the notes could become structurally subordinated to other obligations of the subsidiary guarantor.

The measures of insolvency for purposes of fraudulent conveyance laws vary depending upon the law of the jurisdiction that is being applied in any proceeding to determine whether a fraudulent conveyance had occurred. Generally, however, a person would be considered insolvent if, at the time it incurred the debt:

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot be certain what standard a court would use to determine whether a subsidiary guarantor was solvent at the relevant time, or, regardless of the standard that the court uses, that the issuance of the guarantee of the notes would not be voided or the guarantee of the notes would not be subordinated to a subsidiary guarantor’s other debt. If such a case were to occur, a guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the subsidiary guarantor, the guarantee was incurred for less than fair consideration.

A significant change in ownership may not trigger an offer to purchase requirement under the change of control provisions of the indenture, and even if it did, we may not be able to effect such purchase.

Under the indenture governing the notes, a change of control is deemed to have occurred if, among other things, a person or group becomes the beneficial owner of 50% or more of the common stock of Terra Industries. Our principal stockholder, Anglo American plc, currently owns 48.9% of the common stock of Terra Industries, but has publicly announced its intention to dispose of its interest. Such disposition, even to a single person or group, would not by itself trigger the change of control provisions of the indenture.

If we do undergo a change of control as defined in the indenture, we will be required to offer to purchase the notes for a price equal to 101% of their principal amount, plus accrued interest to the purchase date. In addition, a change of control as defined in the indenture would constitute an event of default under our revolving credit facility, giving rise to a right of acceleration by the lenders thereunder. Our revolving credit facility and any future debt that we incur may also contain restrictions on repurchases in the event of a change of control or similar event. For example, under our current revolving credit facility, we are not permitted to purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of the notes except for regularly scheduled payments of principal and interest in respect thereof required pursuant to the indenture. If a change of control were to occur, we may not have sufficient funds to repay our revolving credit facility borrowings, repurchase our 2008 notes and pay the purchase price of the notes.

The definition of change of control as defined in the indenture includes, among other things, a disposition of “all or substantially all” of our assets. The phrase “all or substantially all” has no precise established meaning under applicable law and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of our assets, and therefore it may be difficult for you to determine whether a change of control has occurred.

The change of control provisions may not protect you in a transaction in which we incur a large amount of debt, including a reorganization, restructuring, merger or other similar transaction, if the transaction does not involve a shift in voting power or beneficial ownership large enough to trigger a change of control as defined in the indenture governing the notes. See “Description of Notes—Change of Control.”

Risks Relating to Our Business

Our results from operations have historically been influenced by a number of factors beyond our control which have, at times, had a significant effect on our operating results. Factors that may affect our operating results include: the relative balance of supply and demand for nitrogen fertilizers, industrial nitrogen and methanol, the availability and cost of natural gas, the number of planted acres—which is affected by both worldwide demand and governmental policies, the types of crops planted, the effect of general weather patterns on the timing and duration of field work for crop planting and harvesting, the effect of environmental legislation on supply and demand for our products, the availability of financing sources to fund seasonal working capital needs, and the potential for interruption to operations due to accidents or natural disasters.

A substantial portion of our operating expense is related to the cost of natural gas, and an increase in such cost, that is either unexpected or not accompanied by increases in selling prices of our products, could result in reduced profit margins and lower production of our products.

The principal raw material used to produce nitrogen products and methanol is natural gas. Natural gas costs in 2002 comprised about 56% of total costs and expenses for our North American nitrogen products business, 29% of total costs and expenses for our U.K. nitrogen products business and 59% of total costs and expenses  for our methanol business. A significant increase in the price of natural gas that is not hedged or recovered through an increase in the price of our related nitrogen and methanol products could result in reduced profit margins and lower production of our products. For example, March 2003 natural gas future prices closed at  over $9.00/MMBtu in February 2003. As a result, we ceased production at our Blytheville, Arkansas and Woodward, Oklahoma facilities and reduced ammonia and methanol production rates at our other North American facilities. In March 2003, we resumed production at our Blytheville, Arkansas and Woodward, Oklahoma facilities and increased production rates at some of our other North American facilities due to natural gas price decreases and nitrogen and methanol market improvements. In addition, in early January 2001, due to unprecedented natural gas prices of nearly $10.00/MMBtu, we idled most of our North American production for most of that month. Also in response to natural gas costs, we idled our Blytheville, Arkansas and Beaumont, Texas plants and parts of our Verdigris, Oklahoma plant for the month of December 2000 and our Blytheville, Arkansas plant from June through mid-August 2000. In response to low methanol prices, we idled our Beaumont, Texas facility for two months during the first quarter of 1999.

We enter into forward pricing arrangements for some of our natural gas requirements, so long as such arrangements would not result in costs greater than expected selling prices for our finished products. Our current natural gas forward pricing policy is to fix or cap the price of between 20% and 80% of our natural gas requirements for a one-year period and up to 50% of our natural gas requirements for the subsequent two-year period through supply contracts, financial derivatives and other instruments. We notify the Board of Directors when we deviate from this policy. March 31, 2003 forward positions covered 16% of our expected 2003 natural gas requirements for the succeeding twelve months.

Declines in the prices of our products may reduce our profit margins.

Prices for nitrogen products are influenced by the global supply and demand conditions for ammonia and other nitrogen-based products. Long-term demand is affected by population growth and rising living standards that determine food consumption. Short-term demand is affected by world economic conditions and international trade decisions. Supply is affected by increasing worldwide capacity and the increasing availability of nitrogen product exports from major producing regions such as the former Soviet Union, Canada, the Middle East, Trinidad and Venezuela. A substantial amount of new ammonia capacity is expected to be added abroad in the foreseeable future. When industry oversupply occurs, as is common in commodity businesses, the price at which we sell our nitrogen products typically declines, which then results in reduced profit margins and lower production of our products, including plant closures.

Fluctuations in the selling price and production cost of methanol may reduce our profit margins.

Methanol is used as a raw material in the production of downstream intermediate chemicals, such as formaldehyde, MTBE, acetic acid and numerous other chemical derivatives. Methanol prices are influenced by the supply and demand for each of these downstream products. Environmental initiatives to ban or reduce the use of MTBE as a fuel additive, such as those currently underway in California and other U.S. states, could significantly affect demand for methanol. If demand for methanol decreases, our revenues derived from methanol sales may decrease, which could have a material adverse effect on our business, financial condition and results of operations. Recent North America methanol production reductions due to increasing natural gas costs have resulted in higher methanol prices, but those price increases have not always covered and may not in the future cover the costs of production (including the cost of natural gas). Since the year 2000 several significant methanol plants have commenced production including Titan Methanol in Trinidad and NPC in Iran in 2000, Atlantic Methanol in Equatorial Guinea in 2001 and YPF in Argentina in 2002. In addition, NPC in Iran is expected to start production in 2003 and Methanex is expected to start up its Trinidad plant in 2004.

Our products are subject to price volatility resulting from periodic imbalances of supply and demand, which may cause the results of our operations to fluctuate.

Historically, our products’ prices have reflected frequent changes in supply and demand conditions. Changes in supply result from capacity additions or reductions and from changes in inventory levels. Demand for these products is dependent on demand for crop nutrients by the global agricultural industry and on the level of industrial production. Periods of high demand, high capacity utilization and increasing operating margins tend to result in new plant investment and increased production until supply exceeds demand, followed by periods of declining prices and declining capacity utilization until the cycle is repeated. In addition, markets for our products are affected by general economic conditions. As a result of periodic imbalances of supply and demand, product prices have been volatile, with frequent and significant price changes. Fertilizer products are global commodities and can be subject to intense price competition from both domestic and foreign sources. During periods of oversupply, the price at which we sell our products may be depressed and this could have a material adverse effect on our business, financial condition and results of operations.

Our products are global commodities and we face intense competition from other fertilizer producers.

Fertilizers and methanol are global commodities, and customers, including end-users, dealers and other crop nutrients producers and distributors, base their purchasing decisions principally on the delivered price and availability of the product. We compete with a number of U.S. producers and producers in other countries, including state-owned and government-subsidized entities. Some of our principal competitors have greater total resources and are less dependent on earnings from nitrogen fertilizer sales or methanol sales than we are. In addition, a portion of global production benefits from fixed price natural gas contracts that have been, and could continue to be, substantially lower priced than our natural gas. Our inability to compete successfully could result in the loss of customers, which could adversely affect our sales and profitability. Our Blytheville facility is particularly vulnerable to imports derived from lower cost gas due to its location and to its manufacturing product mix.

Our business is subject to risks related to weather conditions.

Adverse weather conditions may have a significant effect on demand for our nitrogen products. Weather conditions that delay or intermittently disrupt field work during the planting and growing season may cause agricultural customers to use different forms of nitrogen fertilizer, which may adversely affect demand for the forms that we sell. Weather conditions following harvest may delay or eliminate opportunities to apply fertilizer in the fall. Weather can also have an adverse effect on crop yields, which lowers the income of growers and could impair their ability to pay our customers.

Our inability to accurately predict future seasonal nitrogen demand could result in low inventory or result in excess inventory, potentially at costs in excess of market value.

The nitrogen business is seasonal, with more nitrogen products used during the second quarter in conjunction with spring planting activity than in any other quarter. Due to the seasonality of the business and the relatively brief periods during which products can be used by customers, we and/or our customers generally build inventories during the second half of the year in order to ensure timely product availability during the peak sales season. This increases our working capital needs during this period as we fund these inventory increases and support customer credit terms. If we underestimate future demand, our profitability will be negatively impacted and our customers may acquire products from our competitors. If we overestimate future demand, we will be left with excess inventory that will have to be stored (and our results of operations will be negatively impacted by any related storage costs) and/or we may liquidate such additional inventory and/or products at sales prices below our costs.

We are substantially dependent on our manufacturing facilities and any operational disruption could result in a reduction of our sales volumes and could cause us to incur substantial expenditures.

Our manufacturing operations may be subject to significant interruption if one or more of our facilities were to experience a major accident or were damaged by severe weather or other natural disaster. In addition, our operations are subject to hazards inherent in our industry. Some of those hazards may cause personal injury and loss of life, severe damage to or destruction of property and equipment and environmental damage, and may result in suspension of operations and the imposition of civil or criminal penalties. For example, an explosion at our Port Neal, Iowa facility in 1994 required us to completely rebuild that facility. Also, a mechanical outage at our Courtright, Ontario facility in April 2001 required us to shut down that facility for approximately two months. We currently maintain insurance, including business interruption insurance, and expect that we will continue to do so in an amount which we believe is sufficient to allow us to withstand major damage to any of our facilities. There can be no assurance, however, that our insurance will cover all or any of such damages.

We may be adversely affected by environmental regulations to which we are subject.

Our operations are subject to various federal, state and local environmental, safety and health laws and regulations, including laws relating to air quality, hazardous and solid wastes and water quality. Our operations in Canada are subject to various federal and provincial regulations regarding such matters, including the Canadian Environmental Protection Act administered by Environment Canada, and the Ontario Environmental Protection Act administered by the Ontario Ministry of the Environment. Our U.K. operations are subject to similar regulations under a variety of requirements, including those arising under the Integrated Production and Control (“IPPC”) Program. We are also involved in the manufacture, handling, transportation, storage and disposal of materials that are or may be classified as hazardous or toxic by federal, state, provincial or other regulatory agencies. If such materials have been or are disposed of or released at sites that undergo investigation and/or remediation by regulatory agencies, we may be responsible under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, or “CERCLA”, or analogous laws for all or part of the costs of such investigation and/or remediation, and for damages to natural resources.

We have liability as a potentially responsible party at certain sites under CERCLA and other environmental cleanup laws. We have also been subject to related claims by private parties alleging property damage and possible personal injury arising from contamination relating to discontinued operations. We may be subject to additional liability or additional claims in the future. Some of these matters may require us to expend significant amounts for investigation and/or cleanup or other costs.

We may be required to install additional air and water quality control equipment, such as low emission burners, scrubbers, ammonia sensors and continuous emission monitors at certain of our facilities in order to maintain compliance with applicable environmental requirements.

Continued government and public emphasis on environmental issues can be expected to result in increased future investments for environmental controls at ongoing operations, which will be charged against income from future operations. Present and future environmental laws and regulations applicable to our operations, more vigorous enforcement policies and discovery of unknown conditions may require substantial expenditures and may have a material adverse effect on our results of operations, financial position or net cash flows.

Government regulation and agricultural policy may reduce the demand for our products.

Existing and future government regulations and laws may greatly influence the demand for our products. Existing and future agricultural and/or environmental laws and regulations may impact the amounts and locations of fertilizer application and may lead to decreases in the quantity of fertilizer applied to crops. Any such decrease in the demand for fertilizer products could result in lower unit sales and lower selling prices for our fertilizer products. U.S. governmental policies affecting the number of acres planted, the level of grain inventories, the mix of crops planted and crop prices could also affect the demand and selling prices of our products.

We are subject to risks associated with our international operations.

During 2002, we derived approximately 27.5% of our net sales from outside of the United States. Revenues from the United Kingdom accounted for more than 85% of our non-U.S. sales. International sales are subject to numerous risks and uncertainties, including: difficulties and costs associated with complying with a wide variety of complex laws, treaties and regulations; unexpected changes in regulatory environments; currency fluctuations; tax rates that may exceed those in the U.S. and earnings that may be subject to withholding requirements; and the imposition of tariffs, exchange controls or other restrictions. Our success will be dependent, in part, on our ability to anticipate and effectively manage these and other risks that we face.

Because a stockholder owns 48.9% of our common stock, it or its transferee may be able to determine the outcome of actions by Terra Industries that are risky to noteholders.

Anglo American plc currently owns 48.9% of the common stock of Terra Industries. It has publicly announced its intent to dispose of its interest. Anglo American, or a transferee of all or a substantial portion of its interest, may have the ability to determine the outcome of actions requiring the approval of the stockholders of Terra Industries, including the election of directors. The interests of Anglo American, or any such transferee, as an equityholder, may be in conflict with your interests as a noteholder. In addition, Anglo American, or such transferee, may have an interest in pursuing acquisitions, divestitures or other transactions that it believes enhances the value of its equity investment, although such transactions may involve risks to you as a holder of notes.

FORWARD-LOOKING STATEMENTS

You should carefully review the information contained in this prospectus. In this prospectus, we state our beliefs of future events and of our future financial performance. In some cases, you can identify those so-called “forward-looking statements” by words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of those words and other comparable words. You should be aware that those statements are only our predictions. Actual events or results may differ materially. In evaluating those statements, you should specifically consider various factors, including the following risks discussed in elsewhere in this prospectus:

•	the cost of natural gas;

•	factors outside of our control that determine the price of our products;

•	risks associated with weather and seasonality;

•	the competitive and cyclical nature of our business;

•	environmental and other government regulation;

•	risks associated with international operations; and

•	political and macroeconomic risks.

These and other factors may cause our actual results to differ materially from any of our forward-looking statements. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement.

USE OF PROCEEDS

This exchange offer is intended to satisfy certain of our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes contemplated in this prospectus, we will receive outstanding notes in like principal amount, the form and terms of which are the same as the form and terms of the exchange notes, except as otherwise described in this prospectus.

We used the gross proceeds from the initial offering of approximately $202.0 million to redeem our 10½% senior Notes due 2005 and pay related fees and expenses.

CAPITALIZATION

The following tables set forth the consolidated capitalization of Terra Industries and Terra Capital as of March 31, 2003 on an actual basis and pro forma for the initial offering and related transactions as described under “Use of Proceeds.” The following information should be read in conjunction with “Summary—Summary Financial and Other Data” and our consolidated financial statements and related notes, which are included as a part of this prospectus.

	March 31, 2003
	Actual	Pro Forma
	(dollars in millions)
Revolving credit facility(1)	$0.0	$0.0
12 7/8% Senior Secured Notes due 2008	200.0	200.0
11 1/2% Second Priority Senior Secured Notes due 2010	0.0	202.0
Other	0.5	0.5

Total Terra Capital consolidated debt(2)	200.5	402.5

10½% Senior Notes due 2005	200.0	0.0

Total Terra Industries debt	200.0	0.0

Total consolidated debt	400.5	402.5

Total consolidated stockholders’ equity(3)	233.9	233.9

Total consolidated capitalization(4)	$634.4	$636.4

(1)	The revolving credit facility provides for loans of up to $175 million in the aggregate, subject to a borrowing base limitation. We also had $20.5 million of letters of credit outstanding, which reduce the availability under the revolving credit facility. For more information regarding the revolving credit facility, see “Description of Other Indebtedness—Revolving Credit Facility.”
(2)	Excludes debt owed to Terra Industries.
(3)	As of March 31, 2003, the actual and pro forma total consolidated stockholder’s equity for Terra Capital was $145.9 million.
(4)	As of March 31, 2003, the actual and pro forma total consolidated capitalization for Terra Capital was $346.4 million and $548.4 million, respectively.

SELECTED CONSOLIDATED FINANCIAL DATA

The following consolidated selected financial and operating data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes of Terra Industries included elsewhere in this prospectus. The consolidated selected financial data as of December 31, 1998, 1999, 2000, 2001 and 2002 and for the years then ended were derived from the audited consolidated financial statements and notes thereto of Terra Industries. The consolidated selected financial data as of and for each three months ended March 31, 2002 and 2003 were derived from the unaudited consolidated financial statements of Terra Industries, which contain all adjustments necessary, in the opinion of management, to summarize the financial position and results of operations for the periods presented. You should not regard the results of operations for the three months ended March 31, 2003 to be indicative of the results that may be expected for the full year.

	Year Ended December 31,					Three Months Ended March 31,
	1998	1999(1)	2000	2001	2002	2002	2003
	(dollars in thousands, except per share amounts)
Consolidated Statement of Operations Data:
Revenues:
Nitrogen products	$816,014	$745,901	$916,959	$863,512	$883,971	$184,987	$228,541
Methanol	96,547	85,178	136,781	169,098	158,458	28,303	51,114
Other	(2,593)	2,364	9,270	4,700	1,554	270	488

Total revenues	909,968	833,443	1,063,010	1,037,310	1,043,983	213,560	280,143

Costs and expenses:
Cost of sales	842,255	847,190	975,966	1,047,219	1,009,970	206,140	284,074
Selling, general and administrative expense	57,499	49,295	44,237	37,886	39,420	8,788	9,327
Product claim costs(2)	—	—	—	14,023	—	—	—

Total costs and expenses	899,754	896,485	1,020,203	1,099,128	1,049,390	214,928	293,401

Income (loss) from operations:
Nitrogen products, net	39,329	(43,909)	28,639	(48,476)	(9,351)	666	(13,558)
Methanol	(7,891)	(15,210)	12,395	(11,739)	7,325	(2,523)	1,633
Other	(21,224)	(3,923)	1,773	(1,603)	(3,381)	489	(1,333)

Total income (loss) from operations	10,214	(63,042)	42,807	(61,818)	(5,407)	(1,368)	(13,258)

Loss from continuing operations	(43,331)	(79,363)	(10,182)	(79,843)	(36,174)	(9,097)	(14,342)
Basic loss per share from continuing operations	$(0.58)	$(1.06)	$(0.14)	(1.06)	(0.48)	(0.12)	(0.19)
Diluted loss per share from continuing operations	(0.58)	(1.06)	(0.14)	(1.06)	(0.48)	(0.12)	(0.19)

Selected Financial Data:
EBITDA(3)	90,800	40,022	157,090	71,201	98,939	22,863	16,077
Net cash flows from operating activities	(7,085)	(153,860)	143,558	(15,846)	146,236	37,081	(26,401)
Net cash flows from investing activities	44,810	278,699	(27,910)	(26,608)	(56,649)	(7,706)	(15,972)
Net cash flows from financing activities	(75,813)	(256,260)	(23,330)	(51,713)	(38,512)	(34,410)	(1,188)
Depreciation and amortization(4)	108,096	111,405	125,630	130,772	105,856	24,777	27,617
Capital expenditures	55,327	51,899	12,219	14,838	25,186	6,328	3,578
Ratio of earnings to fixed charges(5)	NM	NM	NM	NM	NM	NM	NM

	December 31,					March 31,
	1998	1999(1)	2000	2001	2002	2002	2003
	(dollars in thousands)

Consolidated Balance Sheet Data:
Cash and short-term investments	$141,643	$9,790	$101,425	$7,125	$58,479	$2,063	$14,958
Working capital(6)	262,283	152,959	199,008	136,378	85,902	118,715	58,605
Property, plant and equipment, net	1,017,885	997,801	902,801	824,982	790,475	806,748	778,161
Excess of cost over net assets of acquired businesses(7)	272,553	253,162	231,372	206,209	—	—	—
Total assets	2,037,768	1,601,445	1,512,552	1,336,043	1,128,110	1,101,840	1,121,928
Total debt	497,030	486,461	473,354	436,602	400,501	400,372	400,466
Total stockholders’ equity	747,852	657,002	610,797	500,779	257,864	291,769	233,909

(1)	On June 30, 1999, we sold our distribution business segment for $485 million. Net proceeds were used to redeem outstanding minority interests in one of our subsidiaries, fund termination of our accounts receivable securitization program and repay outstanding borrowings under our revolving credit facility.
(2)	Product claims costs relate to a $14 million pretax charge in the second quarter of 2001 to reflect the estimated value of claims, plus interest and attorneys’ fees, associated with recalls of beverages containing carbon dioxide tainted with benzene. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
(3)	See note 3 in “Summary—Summary Financial and Other Data.”
(4)	Depreciation and amortization expense prior to 2002 includes amortization of excess of cost over net assets of acquired businesses which was written off in 2002. See note 7.
(5)	For purposes of determining ratio of earnings to fixed charges, earnings are defined as income (loss) from continuing operations before income taxes, minority interest in consolidated subsidiaries and income or loss from equity investments plus fixed charges and distributed income of equity investments, less preference security dividends of Terra Nitrogen Company, L.P. to minority interests. Fixed charges mean interest expense plus amortization of debt expense, one-third of rental expense on operating leases (representing that portion of rental expense deemed to be attributed interest) and preference security dividends of Terra Nitrogen Company, L.P. to minority interests. Earnings were insufficient to cover fixed charges by $57.8 million, $107.6 million, $12 million, $114.4 million, $60.8 million, $14.9 million and $26.3 million for the years ended December 31, 1998, 1999, 2000, 2001 and 2002, and the three months ended March 31, 2002 and 2003 respectively.
(6)	Current assets minus current liabilities.
(7)	We adopted Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangible Assets,” on January 1, 2002, which resulted in the determination that $206 million of assets classified as “Excess of cost over net assets of acquired businesses” were impaired and had no value. Consequently, these assets were written off through a charge that was reported as a change in accounting principle during the 2002 first quarter.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our consolidated financial statements and the notes to those statements and other financial information included elsewhere in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those indicated in forward-looking statements. See “Forward-Looking Statements.”

General

Our results from operations have historically been influenced by a number of factors beyond our control which have, at times, had a significant effect on our operating results. Factors that may affect our operating results include: the relative balance of supply and demand for nitrogen fertilizers, industrial nitrogen and methanol, the availability and cost of natural gas, the number of planted acres—which is affected by both worldwide demand and governmental policies, the types of crops planted, the effect of general weather patterns on the timing and duration of field work for crop planting and harvesting, the effect of environmental legislation on supply and demand for our products, the availability of financing sources to fund seasonal working capital needs, and the potential for interruption to operations due to accidents or natural disasters.

The principal raw material used to produce nitrogen products and methanol is natural gas. In 2002, natural gas costs accounted for about 56% of total costs and expenses for our North American nitrogen products business, 29% of total costs and expenses for our U.K. nitrogen products business and 59% of total costs and expenses for our methanol business. A significant increase in the price of natural gas that is not hedged or recovered through an increase in the price of our nitrogen and methanol products would have an adverse effect on our business, financial condition and results. During parts of 2000, 2001 and early 2003, price spikes in North American natural gas markets prompted industry-wide curtailments of nitrogen and methanol production. We produced only 93%, 85% and 92% of our total nitrogen capacity and methanol production was curtailed as well with capacities reduced to 92%, 89% and 83% during those periods. Plant shutdowns and production curtailments related to high natural gas costs balanced inventory levels with demand. A portion of global nitrogen products and methanol production is at facilities with access to fixed-price natural gas supplies that have been, and could continue to be, substantially lower priced than our natural gas.

In February 2003, high natural gas futures prices caused us to cease production at our Blytheville, Arkansas and Woodward, Oklahoma facilities and reduce ammonia and methanol production rates at our other North American facilities. Since peaking in March 2003 at over $9.00/MMBtu, natural gas futures prices on the New York Mercantile Exchange averaged approximately $5.15/MMBtu for April 2003. As of May 9, 2003, natural gas futures for the remainder of the year averaged approximately $5.85/MMBtu. In March 2003, we resumed production at our Blytheville, Arkansas and Woodward, Oklahoma facilities and increased production rates at some of our other North American facilities due to natural gas price decreases and nitrogen products and methanol market improvements. At current natural gas prices, we expect to operate all of our North American plants near capacity. The combination of high utilization rates, below average nitrogen inventories, and strong crop prices is expected to result in higher nitrogen selling prices and should result in improved second quarter performance.

We enter into forward pricing arrangements for some of our natural gas requirements, so long as such arrangements would not result in costs greater than expected selling prices for our finished products. Our current natural gas forward pricing policy is to fix or cap the price of between 20% and 80% of our natural gas requirements for a one-year period and up to 50% of our natural gas requirements for the subsequent two-year period through supply contracts, financial derivatives and other instruments. We notify the Board of Directors when we deviate from this policy. December 31, 2002 forward positions covered 13% of our expected 2003 natural gas requirements.

Factors that Affect Operating Results

The global supply and demand balance for ammonia and other nitrogen-based products influences prices for our nitrogen products. Long-term demand is affected by population growth and rising living standards that determine food consumption. Short-term demand is affected by world economic conditions, international trade decisions and grain prices. Supply is affected by increasing worldwide capacity and the availability of nitrogen product exports from major producing regions such as the former Soviet Union, the Middle East and South America.

Methanol is used as a raw material in the production of downstream intermediate chemicals, such as formaldehyde, MTBE, acetic acid and numerous other chemical derivatives. The price of methanol is influenced by the supply and demand for each of these downstream products. Environmental initiatives to ban or reduce the use of MTBE as a fuel additive, such as those currently underway in California, could significantly affect demand for methanol.

Weather can have a significant effect on demand for our nitrogen products. Weather conditions that delay or intermittently disrupt field work during the planting and growing seasons may cause agricultural customers to use forms of nitrogen fertilizer that are more or less favorable to our sales. Weather conditions following harvest may delay or eliminate opportunities to apply fertilizer in the fall. Weather can also have an adverse effect on crop yields, which lowers the income of growers and could impair their ability to pay for crop inputs purchased from our dealer customers.

Our nitrogen business segment is seasonal, with more nitrogen products used during the second quarter in conjunction with spring planting activity than in any other quarter. Due to the seasonality of the business and the relatively brief periods during which customers consume nitrogen products, our customers and we generally build inventories during the second half of the year in order to ensure product availability during the peak sales season. For our current level of sales, we require lines of credit to fund inventory increases and to support customer credit terms. We believe that our credit facilities are adequate for expected production levels in 2003.

Our manufacturing operations may be subject to significant interruption if one or more of our facilities were to experience a major accident or were damaged by severe weather or other natural disaster. We currently maintain insurance, including business interruption insurance, which we believe is sufficient to allow us to withstand major damage to any of our facilities.

Significant Stockholder Intentions

Anglo American plc owns 48.9% of our outstanding shares. Anglo American has announced its intention to dispose of its interest in Terra, with the timing based on market and other considerations.

Consolidated Revenues and Operating Income (Loss)

We classify our operations into two business segments: nitrogen products and methanol. The nitrogen products segment represents operations directly related to the wholesale sales of nitrogen products from our ammonia production and upgrading facilities. The methanol segment represents wholesale sales of methanol produced by our two methanol manufacturing plants.

Total revenues and operating income (loss) by segment for 2000, 2001, 2002 and the three months ended March 31, 2002 and 2003 were as follows:

	Year Ended December 31,			Three Months Ended March 31,
	2000	2001	2002	2002	2003
	(in thousands)
Revenues:
Nitrogen Products	$916,959	$863,512	$883,971	$184,987	$228,541
Methanol	136,781	169,098	158,458	28,303	51,114
Other revenues	9,270	4,700	1,554	270	488

	$1,063,010	$1,037,310	$1,043,983	$213,560	$280,143

Operating Income (Loss):
Nitrogen Products	$28,639	$(48,476)	$(9,351)	$666	$(13,558)
Methanol	12,395	(11,739)	7,325	(2,523)	1,633
Other income (expense)—net	1,773	(1,603)	(3,381)	489	(1,333)

	$42,807	$(61,818)	$(5,407)	$(1,368)	$(13,258)

Consolidated Results of Operations—Three Months Ended March 31, 2003 Compared with the Three Months Ended March 31, 2002

We reported a loss from operations of $13.3 million for the 2003 first quarter compared with a 2002 loss from operations of $1.4 million. The increased 2003 loss from operations was primarily related to higher natural gas costs.

Nitrogen Products

Volumes and prices for the three-month periods ended March 31, 2002 and 2003 follow:

	2002		2003
	Sales Volume	Average Unit Price*	Sales Volume	Average Unit Price*
Ammonia	341	$133	277	$210
UAN	636	66	756	86
Urea	178	108	152	157
AN	243	121	248	126

*After deducting outbound freight costs.

Revenues.    Nitrogen products segment revenues increased $43.5 million to $228.5 million in the 2003 first quarter compared with $185 million in the 2002 first quarter primarily as a result of higher sales prices. Lower nitrogen supplies were the primary factor causing the increased prices as compared to the 2002 first quarter.

Operating Income (Loss).    The nitrogen products segment had an operating loss of $13.6 million for the first quarter of 2003 compared with operating income of $0.7 million for the 2002 first quarter. As compared to the 2002 first quarter, higher selling prices contributed almost $45 million to 2003 gross profits, but were more than offset by higher natural gas costs. First quarter natural gas costs increased about $60 million from the 2002 first quarter as unit costs, net of forward pricing gains and losses, were $4.87/MMBtu during the 2003 first quarter compared to $2.72/MMBtu during the same 2002 period. As a result of forward price contracts, first quarter 2003 natural gas costs for the nitrogen products segment were $8.1 million lower than spot prices.

Methanol

Revenues.    For the three months ended March 31, 2003 and 2002 the methanol segment had revenues of $51.1 million and $28.3 million, respectively. Sales volumes decreased 18.3% from prior year levels and selling prices increased from $0.34/gallon in 2002 to $0.76/gallon in 2003. 2003 sales volumes were impacted by more stable demand and selling prices increased in response to higher natural gas costs.

Operating Income (Loss).    The methanol segment had operating income of $1.6 million for the 2003 first quarter compared to an operating loss of $2.5 million for the 2002 first quarter. The increase in operating income was due to higher prices offset by higher natural gas costs, which net of forward pricing gains and losses, were $5.54/MMBtu during the 2003 first quarter compared to $2.53/MMBtu during the 2002 period. As a result of forward pricing contracts, first quarter 2003 natural gas costs for the methanol were $2.6 million lower than spot prices.

Other Income (Loss)—Net

We had other operating losses of $1.3 million in the 2003 first quarter compared to $0.5 million operating income in the 2002 first quarter. The increase to expenses relate primarily to legal expenses related to corporate activities not assignable to either business segment.

Interest Expense—Net

Interest expense, net of interest income, totaled $12.4 million during the 2003 first quarter compared with $13.2 million for the prior year period. The decrease is attributable to the lower short-term borrowing levels.

Minority Interest

Minority interest represents third-party interests in the earnings of the publicly held common units of Terra Nitrogen Company Limited Partnership (“TNCLP”). Minority interest income of $1.7 million was recorded for the 2003 first quarter as the result of TNCLP losses, which were included in their entirety in consolidated operating results. The decreased charge as compared to the 2002 first quarter reflected lower nitrogen earnings for TNCLP.

Income Taxes

Income taxes for the first quarter 2003 were recorded at an effective tax rate of 40%, Terra Industries’ estimated annual effective tax rate.

Consolidated Results of Operations—2002 Compared with 2001

We reported a 2002 loss from continuing operations of $36.2 million on revenues of $1,044 million compared with a loss of $79.8 million on revenues of $1,037 million in 2001. The decline in the 2002 loss was primarily related to lower natural gas costs, increased sales volumes, the change in accounting principle that eliminated goodwill amortization and the absence of 2001 product recall costs described below, partially offset by lower product prices.

Nitrogen Products

Volumes and prices for 2001 and 2002 follow:

	2001		2002
	Sales Volume	Average Unit Price*	Sales Volume	Average Unit Price*
Ammonia	1,195	$187	1,504	$147
UAN	3,296	97	3,966	73
Urea	451	142	633	121
AN	682	127	912	119

*After deducting outbound freight costs.

Revenues.    Nitrogen products revenues increased by $20 million to $884 million for 2002 compared with $864 million in 2001. Selling prices declined $178 million as the result in increased nitrogen fertilizer supplies in contrast to 2001 when high natural gas costs resulted in industry-wide production curtailments. The revenue shortfall from lower prices was more than offset by higher 2002 volumes compared to 2001. Sales volumes in 2001 were depressed due to lower productions rates, reduced demand in response to high prices and increased competition from imports.

Operating Income (Loss).    The nitrogen products segment reported operating losses of $9.4 million and $48.5 million for 2002 and 2001, respectively. Approximately $8.5 million of the improvement to operating results was due to lower natural gas costs and higher productions rates, net of declines in selling prices. In addition, 2001 costs included $16.6 million of goodwill amortization that was eliminated in 2002 through an accounting change and a $14 million charge for product claims costs.

As compared to 2001, the effect of lower 2002 selling prices was partially offset by a $122 million reduction to natural gas costs and higher production rates. Natural gas costs, net of $13.1 million of forward pricing gains, declined to $3.03/MMBtu in 2002 from $3.93/MMBtu in 2001. During 2002, our nitrogen production was 97% of capacity compared to 81% in 2001. The higher capacity utilization reduced the average cost of production by spreading fixed costs over increased volumes. Production volumes in 2001 were curtailed in response to high natural gas costs, reduced customer demand and increased competition from imports.

Methanol

Revenues.    Methanol revenues were $158 million compared with $169 million for the years ended December 31, 2002 and 2001, respectively. Sales volumes increased 8% from prior-year levels, to 327 million gallons, but selling prices declined to $0.49 per gallon in 2002 from $0.56 per gallon in 2001.

Operating Income (Loss).    The methanol segment reported operating income of $7 million for 2002 compared to an operating loss of $12 million for 2001. The improvement to operating results was primarily due to lower costs and increased volumes that were only partially offset by lower prices. The major cost decrease was to natural gas costs that, net of $3.6 million of forward pricing gains, declined to $3.08/MMBtu during 2002 from $4.04/MMBtu in 2001. As compared to 2001, the reduction to natural gas costs reduced total 2002 methanol production costs by about $28 million. Other cost declines resulted from lower unit costs for purchased methanol, an increase in production rates from 89% of capacity in 2001 to 101% in 2002 and a change in accounting principle that eliminated $2.2 million of 2001 goodwill amortization.

Other Income (Loss)—Net

We had $3.4 million of losses from other operating activities in 2002 compared to $1.6 million in 2001. These losses represent charges for amortization of deferred financing costs and legal fees related to general corporate activities not allocable to any particular business segment.

Interest Expense—Net

Net interest expense was $53 million in 2002 compared with $50 million in 2001. Interest expense was $0.2 million higher in 2002; however, interest income declined $2.8 million as the result of lower invested cash and lower interest rates.

Minority Interest

Minority interest represents interest in the earnings of the publicly held common units of TNCLP. Minority interest charges totaled $1.5 million in 2002 compared to $2.2 million of minority interest benefits in 2001. These amounts are directly related to TNCLP’s results of operations.

Income Taxes

Income tax benefits were recorded at an effective rate of 40% for 2002 compared with 29% for 2001. The increase in the 2002 benefit rate reflects the absence of non-deductible goodwill amortization in 2002 and foreign income tax adjustments during 2001.

Consolidated Results of Operations—2001 Compared with 2000

We reported a 2001 loss from continuing operations of $79.8 million on revenues of $1,037 million compared with a loss of $10.2 million on revenues of $1,063 million in 2000. The increase in the 2001 loss was primarily related to higher natural gas costs, lower sales volumes, and product recall costs, partially offset by higher product prices.

Nitrogen Products

Volumes and prices for 2000 and 2001 follow:

	2000		2001
	Sales Volume	Average Unit Price*	Sales Volume	Average Unit Price*
Ammonia	1,418	$162	1,195	$187
UAN	3,990	79	3,296	97
Urea	474	136	451	142
AN	1,000	118	682	127

*After deducting outbound freight costs.

Revenues.    Nitrogen products revenues declined by $53.5 million to $864 million for 2001 compared with 2000, primarily as a result of lower sales volumes for all products. Sales volumes declined as the result of lower production rates, fewer planted acres of corn, wheat and other crops and reduced application rates because of low grain prices and high fertilizer costs. Sales volumes of AN, which is the primary form of fertilizer we sell in the United Kingdom, were also reduced as the result of foot and mouth disease. A substantial portion of the revenue shortfall from lower sales volumes was offset by higher 2001 prices as compared to 2000. Price increases were realized primarily during the first half of 2001 as the result of lower nitrogen supplies caused by industry-wide production curtailments beginning during the second half of 2000 in response to unprecedented increases to natural gas costs.

As compared to 2000, higher 2001 selling prices offset the effect of higher natural gas costs. Natural gas costs, net of forward pricing gains or losses, increased to $3.93/MMBtu in 2001 from $3.02/MMBtu in 2000. Forward pricing contracts reduced 2001 natural gas costs by $5.5 million.

Operating Income (Loss).    The nitrogen products segment reported an operating loss of $48.5 million and operating income of $28.6 million for 2001 and 2000, respectively. Approximately $50 million of the operating results decline was due to lower sales volumes. Sales volumes reflected reduced production rates from our manufacturing plants in response to higher gas costs, lower customer demand and increased competition from nitrogen fertilizer imports. Nitrogen products costs in 2001 also included a $14 million charge to reflect the estimated value of claims associated with recalls of beverages containing carbon dioxide tainted with benzene and $6 million for equipment write-off and employee termination costs related to our decision to stop sodium nitrite production. Our sales of sodium nitrite were $4.4 million and $5.4 million in 2001 and 2000, respectively.

Methanol

Revenues.    Methanol revenues were $169 million and $136.8 million for the years ended December 31, 2001 and 2000, respectively. Average methanol sales prices increased to $0.56 per gallon in 2001 from $0.53 per gallon in 2000 primarily as the result of higher natural gas costs and a decrease in domestic supplies during the first half of 2001. Methanol sales volumes increased by 17% to 301 million gallons for 2001 compared with 2000, primarily as the result of expanding our customer base to match our total production capacities.

Operating Income (Loss).    The methanol segment reported an operating loss of $12 million for 2001 compared to operating income of $12.4 million for 2000. The decline in operating results was primarily due to higher natural gas costs that, including forward pricing gains or losses, increased total 2001 costs by about $25 million. Average natural gas costs in our methanol business increased to $4.04/MMBtu in 2001 from $3.06/MMBtu during 2000. Forward pricing contracts increased 2001 natural gas costs by $3.6 million.

Other Income—Net

We had $1.6 million of losses from other operating activities in 2001 compared to $1.8 million of other operating income in 2000. The 2001 loss represents increased amortization of deferred financing costs and increased legal fees related to general corporate activities not allocable to any particular business segment.

Insurance settlement costs

During 2000, we incurred $6 million of legal and other professional fees in connection with a lawsuit to recover costs from the 1994 explosion at our Port Neal facility. These expenses were related to the insurance recovery gain reported in our 1997 financial statements and, consequently, were excluded from the determination of 2000 operating income.

Interest Expense—Net

Net interest expense was $50 million in 2001 compared with $47.6 million in 2000. Interest expense increased $1.9 million due to higher interest rates associated with $200 million of long-term debt issued in October 2001 and an additional $1.4 million due to a thirty-day waiting period from issuance of the new debt before existing debt balances could be repaid.

Minority Interest

Minority interest represents interest in the earnings of the publicly held common units of TNCLP. Minority interest benefits totaled $2.2 million in 2001 compared to $5.4 million of minority interest charges in 2000. These amounts are directly related to TNCLP losses and earnings.

Loss on early retirement of debt

During 2001, we issued $200 million of Senior Secured Notes due in 2008 to repay existing debt. We incurred a $3.0 million charge as a loss on early retirement of debt in connection with writing off deferred financing costs associated with the debt that was repaid.

Income Taxes

Income tax benefits were recorded at an effective rate of 29% for 2001 compared with 37% for 2000. The decline in the benefit rate for 2001 is due to expense provisions and reserves taken for financial reporting purposes that will not be deductible for tax purposes.

Liquidity and Capital Resources

Our primary uses of funds are to fund our working capital requirements, make payments on our debt and other obligations and make plant turnarounds and capital expenditures. The principal sources of funds are cash flow from operations and borrowings under available bank facilities.

Net cash used for operations in the first three months of 2003 was $26.4 million, composed of $0.3 million of cash used for operating activities and $26.1 million of seasonal increases to working capital balances. The increase in working capital primarily consisted of higher inventory balances.

Net cash provided by 2002 operations was $146.2 million, composed of $41.9 million of cash provided from operating activities plus $104.3 million from declines in working capital balances. The decline to net working capital balances reflected $40 million of customer prepayments and unusually high inventory balances at December 31, 2001 as the result of reduced demand during the 2001 first half and customer reluctance to buy product in the 2001 second half because of concerns over 2002 demand. Cash provided from operating activities was $162.1 million more than in 2001 as the result of higher 2002 operating income and the decline in net working capital.

12 7/8% Terra Capital Senior Secured Notes due 2008

During 2001, we issued $200 million of senior secured notes due 2008. These notes will mature on October 15, 2008, and bear interest at a rate of 12 7/8%, payable semi-annually. They are unconditionally guaranteed by Terra Industries and its wholly owned U.S. subsidiaries. These notes and guarantees are secured by a first priority security interest in our ownership and leasehold interest in substantially all of the real property, machinery and equipment owned or leased by Terra Capital and the guarantors and certain other assets. The indenture governing these notes contains covenants that limit, among other things, our ability to: incur additional debt, pay dividends on common stock of Terra Industries or repurchase shares of such common stock, make investments (other than in Terra Capital or any guarantor), use assets as security in other transactions, sell any of our principal production facilities or sell other assets outside the ordinary course of business, enter into transactions with affiliates, limit dividends or other payments by our restricted subsidiaries to us, enter into sale and leaseback transactions, engage in other businesses, sell all or substantially all of our assets or merge with or into other companies, and reduce our insurance coverage. In addition, we are obligated to offer to repurchase these notes upon a change of control (as defined in the indenture) at a cash price equal to 101% of the aggregate principal amount outstanding at that time, plus accrued interest to the date of purchase. The indenture governing these notes contains events of default and remedies customary for a financing of this type. Offering proceeds, existing cash balances and revolving credit lines were used to retire $159 million of senior notes and $99 million of bank term notes due in 2003.

Revolving Credit Facility

We have a $175 million revolving credit facility that expires in June 2005. Borrowing availability under the credit facility is generally based on eligible cash balances, 85% of eligible accounts receivable and 50% to 75% of eligible finished goods inventory, less outstanding letters of credit. At December 31, 2002, we had no outstanding revolving credit borrowings and $21 million in outstanding letters of credit, resulting in remaining borrowing availability of approximately $124 million under the facility. We are required under the credit facility to maintain $30 million minimum borrowing availability at all times. We expect the facility to be adequate to meet our operating cash needs. The credit facility also requires that we adhere to certain limitations on additional debt, capital expenditures, acquisitions, liens, asset sales, investments, prepayments of subordinated indebtedness, changes in lines of business and transactions with affiliates. In addition, if borrowing availability declines below $60 million, we are required to have generated $60 million of operating cash flows, or earnings before interest, income taxes, depreciation, amortization and other non-cash items (as defined in the credit facility) for the preceding four quarters. The amount of operating cash flows to measure credit facility compliance is different than amounts that can be derived from our financial statements. For the years ended December 31, 2002 and 2001, operating cash flows as defined in the credit facility were $91 million and $66 million, respectively. Failure to meet these covenants would require us to incur additional costs to amend the bank facilities or could result in termination of the facilities.

Contractual Obligations

Contractual obligations and commitments to make future payments were as follows at December 31, 2002:

	Payments Due In
	Less than One Year	Two to Three Years	Four to Five Years	Thereafter
	(in millions)
Long-term debt	$0.1	$200.4	$—	$200.0
Operating leases	14.5	21.9	18.0	14.0
Capital lease obligations	0.2	0.4	—	—
Purchase obligations	15.9	—	—	—

Total	$30.7	$222.7	$18.0	$214.0

Capital Expenditures

During the first three months of 2003 and 2002, we funded plant and equipment purchases of $3.6 million and $6.3 million, respectively, primarily for replacement or stay-in-business capital needs. During 2002 and 2001, we funded plant and equipment purchases of $25 million and $15 million, respectively, primarily for replacement or stay-in-business capital needs. We expect 2003 plant and equipment purchases to approximate $20 million consisting primarily of the expenditures for routine replacement of equipment at manufacturing facilities.

Plant turnaround costs represent cash used for the periodic scheduled major maintenance of our continuous process production facilities that is performed at each plant generally every two years. We funded $12.3 million and $3.2 million of plant turnaround costs during the first three months of 2003 and 2002, respectively. We funded $24 million and $30 million of plant turnaround costs in 2002 and 2001, respectively. We estimate 2003 plant turnaround costs will approximate $30 million.

Expenditures related to environmental, health and safety regulation compliance are primarily composed of operating costs that totaled $9.7 million in 2002. Because environmental, health and safety regulations are expected to continue to change and generally to become more restrictive than current requirements, the costs of compliance will likely increase. We do not expect compliance with such regulations will have a material adverse effect on the results of operations, financial position or net cash flows.

We incurred $1.5 million of 2002 capital expenditures to ensure compliance with environmental, health and safety regulations. We may be required to install additional air and water quality control equipment, such as low emission burners, scrubbers, ammonia sensors and continuous emission monitors to continue to achieve compliance with the Clean Air Act, IPPC and other applicable similar requirements. These equipment requirements typically apply to competitors as well. We estimate that the cost of complying with these existing requirements in 2003 and beyond will be less than $20 million.

Other Commitments

Our pension liabilities were $226 million at December 31, 2002, which was $91 million higher than pension plan assets. The pension liability was computed based on a 6.3% discount rate based on yields for high-quality corporate bonds (Moody’s Investor Service “AA” rated or equivalent) with a maturity approximating the duration of our pension liability. Future declines in comparable bond yields would increase our pension liability and future increases in bond yields would decrease our pension liability. Our net pension liability, after deduction of plan assets, could also increase or decrease depending on the extent that returns on pension plan assets are lower or higher than the 6.3% discount rate. Our cash contributions to pension plans were $7 million in 2002 and are estimated at $7 million in 2003, $20 million in 2004, $15 million in 2005 and $7 million in 2006. Actual contributions for 2004 and beyond could vary depending on actual returns for plan assets, legislative changes to pension funding requirements and plan amendments.

Other

On December 17, 1997, we announced that we were resuming purchases of common units of TNCLP on the open market and through privately negotiated transactions. We acquired 183,500 and 316,500 common units during 2001 and 2000, respectively. Additional purchases of TNCLP common units are restricted under the terms of our revolving credit agreement as described therein.

During the first three months of 2003 we distributed $1.2 million to the minority TNCLP common unitholders. During 2002, 2001 and 2000, we distributed $1.8 million, $2 million and $1.1 million, respectively, to the minority TNCLP common unitholders. TNCLP distributions are based on “Available Cash” (as defined in the Partnership Agreement). No cash distributions were paid during the first three months of 2002.

Cash balances at March 31, 2003 and December 31, 2002 were $15 million and $58.5 million, respectively, all of which was unrestricted.

Risk Management and Financial Instruments

Market risk represents the risk of loss that may impact our financial position, results of operations or cash flows due to adverse changes in financial and commodity market prices and rates. We use derivative financial instruments to manage risk in the areas of foreign currency fluctuations, changes in natural gas prices and changes in interest rates. See Note 13 to the Consolidated Financial Statements for additional information on the use of derivative financial instruments.

Our policy is to avoid unnecessary risk and to limit, to the extent practical, risks associated with operating activities. Our management may not engage in activities that expose us to speculative or non-operating risks and is expected to limit risks to acceptable levels. The use of derivative financial instruments is consistent with our overall business objectives. Derivatives are used to manage operating risk within the limits established by our Board of Directors, and in response to identified exposures, provided they qualify as hedge activities. As such, derivative financial instruments are used to manage exposure to interest rate fluctuations, to hedge specific assets and liabilities denominated in foreign currency, to hedge firm commitments and forecasted natural gas purchase transactions, and to protect against foreign exchange rate movements between different currencies that impact revenue and earnings expressed in U.S. dollars.

Foreign Currency Fluctuations

Our policy is to manage risk associated with foreign currency fluctuations by entering into forward exchange and option contracts covering specific currency obligations or net foreign currency operating requirements, as appropriate. Such hedging is limited to the amounts and duration of the specific obligations being hedged and, in the case of operating requirements, no more than 75% of the forecasted requirements. The primary currencies to which we are exposed are the Canadian dollar and the British pound. At December 31, 2002, we had no forward positions in any foreign currency.

Natural Gas Prices—North American Operations

Natural gas is the principal raw material used to manufacture nitrogen and methanol. Natural gas prices are volatile and we mitigate some of this volatility through the use of derivative commodity instruments. Our current policy is to hedge 20-80% of our natural gas requirements for the upcoming 12 months and up to 50% of requirements for the following 24-month period, provided that such arrangements would not result in costs greater than expected selling prices for our finished products. We notify the Board of Directors when we deviate from this policy. Annual North American natural gas requirements are approximately 134 million MMBtu. We have hedged 12% of our expected 2003 North American requirements and none of our requirements beyond December 31, 2003. The fair value of these instruments is estimated based on quoted market prices from brokers, realized gains or losses and our computations. These instruments fixed natural gas prices $3.3 million lower than published prices for December 31, 2002 forward markets. Market risk is estimated as the potential loss in fair value resulting from a hypothetical 10% adverse change in price. As of December 31, 2002 our market risk exposure related to future natural gas requirements being hedged was $2.2 million based on a sensitivity analysis. Changes in the market value of these derivative instruments have a high correlation to changes in the spot price of natural gas. This hypothetical adverse impact on natural gas derivative instruments would be more than offset by lower costs for natural gas purchases.

March 2003 natural gas future prices closed at over $9.00/MMBtu in February 2003. As a result, we ceased production at our Blytheville, Arkansas and Woodward, Oklahoma facilities and reduced ammonia and methanol production rates at our other North American facilities. On March 13, 2003, we announced that due to recent natural gas price decreases and nitrogen products and methanol market improvements, we resumed production at our Blytheville, Arkansas and Woodward, Oklahoma facilities and increased production rates at some of our other North American facilities. At current natural gas prices, we expect to operate all of our North American plants near capacity.

Natural Gas Prices—United Kingdom Operations

To meet natural gas production requirements at our United Kingdom production facilities, we generally enter into one- or two-year gas supply contracts and fix prices for 20-80% of total volume requirements. Annual procurement requirements for U.K. natural gas are approximately 26 million MMBtu. As of December 31, 2002, we had fixed-price contracts for 18% of our expected 2003 U.K. natural gas requirements and none of our 2004 natural gas requirements. Our U.K. fixed-price contracts for 2003 natural gas were at prices $1.2 million lower than published prices for December 31, 2002 forward markets. We do not use derivative commodity instruments for our United Kingdom natural gas needs.

Interest Rate Fluctuations

It is our policy to limit the extent of uncapped, variable rate debt to no more than 50% of our total outstanding debt. We manage interest rate risk to reduce the potential volatility of earnings that may arise from changes in interest rates. The table below provides information about our financial instruments that are sensitive to changes in interest rates. For debt obligations, the table presents principal cash flows and related weighted average interest rates by expected maturity dates. We had no financial derivatives outstanding at December 31, 2002.

Interest Rate Sensitivity

	Expected Maturity Date						Total	Fair Value
	2003	2004	2005	2006	2007	Thereafter
	(in millions of US$, except for %)
Long-term debt:
Senior notes, fixed rate	$—	$—	$200.0	$—	$—	$—	$200.0	$219.2
Average interest rate	10.50%	10.50%	10.50%	—	—	—	—	—
Senior secured notes, fixed rate	—	—	—	—	—	200.0	200.0	207.9
Average interest rate	12.88%	12.88%	12.88%	12.88%	12.88%	12.88%
Other debt, various rates	0.1	0.2	0.2	—	—	—	0.5	0.5
Average interest rate	9.73%	9.85%	10.08%	—	—	—	—	—

Total long-term debt	$0.1	$0.2	$200.2	$—	$—	$200.0	$400.5	$427.6

Short-term obligations:
Revolving credit facility, notional amount	$175.0	$175.0	$175.0	—	—	—	—	—
Variable interest rate, LIBOR-based	4.15%	4.15%	4.15%	—	—	—	—	—

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America for reporting purposes. The preparation of these financial statements requires us to make estimates and judgments that affect the amount of assets, liabilities, revenues and expenses at the date of our financial statements. Actual results may differ from these estimates under different assumptions or conditions.

Critical accounting policies are defined as those that reflect significant judgments and uncertainties, and potentially result in materially different results under different assumptions and conditions. Our critical accounting policies are described below.

Impairments of long-lived assets.    We will record impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of these items. Our cash flow estimates are based on historical results adjusted to reflect our best estimate of future market and operating conditions. The net carrying value of assets not recoverable is reduced to fair value. Our estimates of fair value represent our best estimate based on industry trends and reference to market rates and transactions. Estimates of future cash flows are subject to significant uncertainties and assumptions. Accordingly, actual results could vary significantly from such estimates.

Pension assets and liabilities.    Pension assets and liabilities are affected by the estimated market value of plan assets, estimates of the expected return on plan assets and discount rates. Actual changes in the fair market value of plan assets and differences between the actual return on plan assets and the expected return on plan assets will affect the amount of pension expense ultimately recognized.

Post-retirement benefits.    Post-retirement benefits are determined on an actuarial basis and are affected by assumptions including the discount rate and expected trends in health care costs. Changes in the discount rate and differences between actual and expected health care costs will affect the recorded amount of post-retirement benefits expense ultimately recognized.

Revenue recognition.    Revenue is recognized when title to finished product passes to the customer. Revenue is recognized as the net amount to be received after deducting estimated amounts for discounts and trade allowances. Revenue includes amounts paid by customers for shipping and handling.

Deferred income taxes.    Deferred income tax assets and liabilities are based on the differences between the financial statement carrying amounts and tax bases as well as temporary differences resulting from differing treatment of items for tax and accounting purposes. Deferred tax assets are regularly reviewed for recoverability and a valuation allowance is established based on historical taxable income, projected future taxable income and the expected timing of the reversals of existing temporary differences. If we continue to operate at a loss or are unable to generate sufficient future taxable income, or if there is a material change in the actual effective tax rates or time period within which the underlying temporary differences become taxable or deductible, a valuation allowance against all or a significant portion of our deferred tax assets may be required.

Inventory valuation.    Inventories are stated at the lower of cost and estimated net realizable value. The average cost of inventories is determined using the first-in, first-out method. The nitrogen and methanol industries are characterized by rapid change in both demand and pricing. Rapid declines in demand could result in temporary or permanent curtailment of production, while rapid declines in price could result in a lower cost or market adjustment.

Derivatives and financial instruments.    We accounts for derivatives in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 133 “Accounting from Derivative Instruments and Hedging Activities.” SFAS No. 133 requires the recognition of derivatives in the balance sheet and the measurement of these instruments at fair value. Changes in the fair value of derivatives are recorded in earnings unless the normal purchase or sale exception applies or hedge accounting is elected.

Recently Issued Accounting Pronouncements

In April 2002, the FASB issued SFAS No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections.” SFAS 145 concludes that debt extinguishment used as part of a company’s risk management strategy should not be classified as an extraordinary item. SFAS 145 also requires sale-leaseback accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. We believe that adoption of this standard will not have a significant impact, if any, to our financial position.

In November 2002, the FASB issued FASB Interpretation (“FIN”) No. 45, “Guarantor’s Accounting and Disclosure Requirements, Including Indirect Guarantees of Indebtedness of Others.” FIN 45 clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing certain guarantees. FIN 45 also expands the disclosure to be made by a guarantor in its financial statements about its obligations under certain guarantees that it has issued. The provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements of FIN 45 are effective for us in 2003. We believe that FIN 45 will not have a significant impact, if any, to our financial position.

In March 2003, the FASB added a project to address issues related to share-based payments. In April 2003, the FASB decided that goods and services, including employee stock options, received in exchange for stock-based compensation should be recognized in the income statement as an expense, with the cost measured at fair value. An exposure draft is expected by the end of this year and a final statement could be effective in 2004.

On April 30, 2003, the FASB issued Statement No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities” (SFAS 149). SFAS 149 amends FASB No. 133 for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. SFAS 149 also amends certain other existing pronouncements. It will require contracts with comparable characteristics to be accounted for similarly. In particular, SFAS 149 clarifies when a contract with an initial net investment meets the characteristic of a derivative and clarifies when a derivative that contains a financing component will require special reporting in the statement of cash flows. SFAS 149 is effective for Terra Industries for contracts entered into or modified after June 30, 2003. Terra Industries and its subsidiaries are evaluating the impact of adopting the requirements of SFAS 149.

BUSINESS

Business Overview

We are a leading North American and U.K. producer and marketer of nitrogen products serving both agricultural and industrial end-use markets. We are one of the largest North American producers of ammonia, the basic building block of nitrogen fertilizers. We upgrade a significant portion of the ammonia we produce into higher value products, which are easier for agricultural end-users to transport, store and apply to crops than ammonia. In addition, we are the largest U.S. producer of methanol. We own eight manufacturing facilities in North America and the U.K. that produce nitrogen products, two of which also produce methanol.

Nitrogen is both a global and local commodity: global because it is both produced and traded in almost all regions of the world, local because local fertilizer customers display preferences for nitrogen in one of four basic forms based upon local conditions. The principal forms of nitrogen fertilizer products that are traded globally are ammonia (82% nitrogen by weight) and, to a lesser extent, urea (46% nitrogen by weight) and AN (34% nitrogen by weight). UAN has only recently been traded in international markets. It is less likely to be traded because it has a high cost of transportation due to its high water content. Because transportation is a significant component of a customer’s total cost, a key to competitiveness in the nitrogen business is to have the lowest delivered cost for the customer’s product of choice in the market a producer serves, while providing a reliable source of supply on a continuous basis.

The locations of our North American production facilities provide us with a competitive advantage in serving agricultural customers in the corn belt and other major agricultural areas of the United States and Canada. Our U.K. facilities are able to serve competitively the entire British agricultural market. Our facilities have the following production capacities:

Location	Annual Capacity(1)
	Ammonia(2)	UAN(3)	AN(4)	Urea(5)	Methanol(6)
Beaumont, Texas(7)	255,000	—	—	—	225,000,000
Blytheville, Arkansas	420,000	30,000	—	480,000	—
Port Neal, Iowa	370,000	810,000	—	60,000	—
Verdigris, Oklahoma	1,050,000	2,180,000	—	—	—
Woodward, Oklahoma(7)	440,000	340,000	—	25,000	40,000,000
Courtright, Ontario	480,000	400,000	—	175,000	—
Severnside, U.K.	265,000	—	500,000	—	—
Billingham, U.K(8)	550,000	—	500,000	—	—

Total	3,830,000	3,760,000	1,000,000	740,000	265,000,000

(1)	Annual capacity includes an allowance for planned maintenance shutdowns.
(2)	Measured in gross tons of ammonia produced; net tons available for sale will vary with upgrading requirements.
(3)	Measured in tons of UAN containing 28% nitrogen by weight.
(4)	Measured in tons.
(5)	Urea is sold as urea liquor from our Port Neal and Woodward facilities and as granular urea from the Blytheville and Courtright facilities. Production capacities shown are for urea sold in tons.
(6)	Measured in gallons.
(7)	The Beaumont capacities represent the design capacity of the ammonia loop and revised capacity of the methanol plant following the loss of CO2 feedstock due to shutdown of the DuPont ammonia plant. Plant capacity for Beaumont and Woodward depends on the product mix (ammonia/methanol).
(8)	The Billingham, England facility also produces merchant nitric acid; 2002 sales were 278,074 product tons.

The principal customers for our North American nitrogen products are national agricultural retail chains, such as ConAgra and Cargill, farm cooperatives, independent dealers and industrial customers, such as DuPont.

Industrial customers use our products to manufacture chemicals and plastics such as acrylonitrile, polyurethanes, fibers, explosives and adhesives. Overall, agricultural customers purchased approximately 85% and industrial customers purchased approximately 15% of our North American nitrogen product production in 2002. In the U.K., revenues are evenly split between agricultural and industrial customers. Our methanol customers are primarily large domestic chemical producers and we have a number of long-term methanol sales contracts with many of those customers.

Competitive Strengths

Leading Market Positions

We have leading market positions in all of our key products. In the U.S., we are the largest producer of UAN and methanol and the second largest producer of ammonia. In the U.K., we are the largest producer of ammonia and AN. The following table shows our market positions in our principal products relative to our total revenues. The capacity positions shown are based on production capacities by product.

Product	% of Total 2002 Terra Revenues(1)	U.S. Capacity Position	U.K. Capacity Position
Ammonia	22.7%	2	1
UAN	29.7%	1	*
AN	11.1%	*	1
Urea	7.8%	4	*
Methanol	16.3%	1	*

(1)	Revenues from sales of carbon dioxide and nitrogen products, as well as industrial sales in the U.K., represented 12.4% of our total revenues for 2002.
*	We do not compete in these markets.

Strategically Located Plants with Access to Distribution Infrastructure

A critical competitive element in the North American agricultural market is delivered cost to customers. Our plants are located in the main agricultural areas of the United States. This provides us a significant freight cost advantage over Gulf Coast producers and imports entering through Gulf Coast ports. Four of our facilities are able to provide UAN locally by truck, which offers a competitive advantage in serving agricultural customers due to the high cost of transporting UAN. The location of our Port Neal, Iowa and Courtright, Ontario plants, with the ability to service nearby corn belt markets, allows these plants to be among the most efficient UAN production facilities in North America in terms of delivered cost to end-users. We also have access to an extensive distribution infrastructure that provides reliable and cost-effective delivery of products to customers. Our ability to serve customers within our markets is enhanced by our access to competitive multi-modal transportation, including rail (BNSF, Union Pacific, Canadian National, CSX), barge, truck and pipeline systems. In addition, we have a terminal network in which we can store up to 549,000 tons of nitrogen products through over 60 terminals. This terminal network helps ensure customers receive our products on a timely basis.

In the United Kingdom, nearly all fertilizer is bagged and delivered directly from the manufacturers’ or importer’s sites to the farm. Our two U.K. manufacturing facilities have an overall delivery cost advantage over the other domestic AN producer, which operates only one manufacturing facility. AN importers use several ports of entry, many of which have a delivered cost advantage over Terra Industries.

Integrated Production of Value-Added Products

We upgrade a significant portion of the ammonia we produce into higher value products, such as UAN, AN and urea. In 2002, we upgraded 61% of our ammonia production into value-added products. The demand for these value-added products has increased largely at the expense of ammonia, and we expect this trend to continue. Agricultural customers increasingly prefer these products because they are easier to apply and can be mixed with other crop production products, providing significant cost and labor savings. As a result, these products generate higher revenues and margins than ammonia. By producing our own ammonia and upgrading it internally, we are able to operate our ammonia units at higher utilization rates throughout the year and reduce reliance on lower margin merchant ammonia sales. In addition, because of UAN’s relatively high transportation costs due to its high water content, there is less competition from importers. Our Verdigris, Oklahoma facility is the second largest UAN production facility in the world.

Strong Plant Operating Efficiency

We believe that our Port Neal, Iowa and Courtright, Ontario facilities, together representing more than 25% of our North American capacity, are among the most efficient ammonia plants in North America in terms of natural gas consumption per ton of ammonia produced. We believe we have some of the most efficient UAN plants in North America, including three of the five lowest cost plants in terms of delivered cost to end-users. In addition, we believe we are the most efficient producer of methanol in the United States, in large part as a result of an ammonia production loop at our Beaumont, Texas facility, which produces ammonia as a by-product of the methanol production process. Our Beaumont, Texas facility is the largest methanol facility in the U.S. Our ammonia facility at Woodward, Oklahoma also uses loop technology to produce methanol, providing us with operational flexibility and helping us to optimize product mix at that site. As a high percentage of our sales are made under contract, this allows us to maintain high utilization rates and enhance the efficiency of our operations.

The focus of our U.K. operations has been to improve plant efficiency and reliability. We improved the Billingham ammonia plant’s efficiency and capacity in late 2002 by installing a hydrogen recovery unit. Efforts to improve plant reliability through more focus on key manufacturing processes are ongoing at both Billingham and Severnside.

Experienced Management Team and Employees

Our executive officers have an average of 20 years of experience in the fertilizer industry. Michael Bennett, our President and Chief Executive Officer, has been with us for 30 years. Similarly, our approximately 1,200 employees have an average of nearly 19 years of service with us. The extensive experience and stability of our employee base enables us to operate our plants efficiently with a strong safety record as compared to our peers.

Company Strategies

Enhance Competitive Position Through Continued Efficiency Improvement

We intend to continue to improve our competitive position in the worldwide nitrogen fertilizer industry by enhancing the operating and energy efficiency of our plants while rigorously controlling costs. We have implemented a number of cost-saving efficiency initiatives, such as our loop production processes at our Beaumont, Texas and Woodward, Oklahoma plants, in order to increase the overall efficiency and volume throughput of our plants. Our selling, general and administrative expenses per ton of product sold declined from $7.89 in 1998 to $4.87 in 2002. We have upgraded and will continue to upgrade our equipment and processes through prudent investment and personnel training.

Use Natural Gas Contracts to Protect Margins

Natural gas costs in 2002 accounted for approximately 56% of total costs and expenses for our North American nitrogen products business, 29% of total costs and expenses for the U.K. nitrogen products business and 59% of total costs and expenses for the methanol business. It is our normal practice to fix or cap the price of a substantial portion of our future natural gas requirements through supply contracts, financial derivatives and other instruments. These tools are used to lock in margins and protect against an adverse impact on margins due to increases in natural gas costs.

Pursue New Market Opportunities

We will aggressively pursue new market opportunities such as those presented as a result of recent environmental regulations promoting the use of ammonia to clean airborne pollutants emitted by power generating plants. We believe these regulations could increase the annual demand for ammonia by up to 2 million tons, or 13% of total U.S. capacity, by 2009. We are working with selected power producers to provide the nitrogen products, storage facilities and handling expertise they need for these purposes. We also see opportunities in pursuing the use of methanol as a fuel for fuel cells.

Maintain Leadership Position in Our Key Products

We intend to maintain our leading market positions in our key markets by focusing on being a reliable, low-cost producer of our products to our existing customers and by identifying new customers and end markets for our products.

Reduce Debt

Our primary financial strategy is to use a significant portion of our cash flow from operations to reduce debt. We have reduced debt in each of the last four years and intend to continue to do so.

Nitrogen Business Segment

We are a leading producer and marketer of nitrogen products, principally fertilizers. We upgrade a significant portion of the ammonia that we produce into other nitrogen products, such as urea, AN and UAN. Ammonia, urea and UAN are the principal nitrogen products we produce and sell in North America. We produce and sell primarily ammonia and AN in the U.K. Other important products that we manufacture in both the U.S. and U.K. include nitric acid and carbon dioxide. These products, along with a portion of our ammonia and urea production, are used as industrial feedstocks and are independent of the agricultural market.

Although these different nitrogen products are interchangeable to some extent, each has its own characteristics which make one product or another preferable to the end-user. Our plants are designed to provide the products preferred by end-users in the regions in which they are located. These preferences vary according to the crop planted, soil and weather conditions, regional farming practices, relative prices, and the cost and availability of appropriate storage, handling and application equipment. Our nitrogen products are described in greater detail below.

Ammonia

Ammonia is the simplest form of nitrogen fertilizer and is the feedstock for the production of other nitrogen fertilizers, including urea, AN and UAN. Ammonia is also widely used in industrial applications. Ammonia is produced when natural gas reacts with steam and air at high temperatures and pressures in the presence of catalysts. Ammonia has a nitrogen content of 82% by weight and is generally the least expensive form of fertilizer per pound of nitrogen. Although generally the cheapest source of nitrogen available to agricultural customers, ammonia can be less desirable to end-users than UAN or urea because of the need for specialized application equipment and the lack of application flexibility.

Urea

We produce urea for both the fertilizer and animal feed markets by converting ammonia and carbon dioxide into liquid urea, which can be further processed into a solid, granular form. Urea is also used in industrial applications. Granular urea has a nitrogen content of 46% by weight, the highest level for any solid nitrogen product. We produce both a granulated form of urea, generally for the fertilizer market, and urea liquor (liquid) for animal feed supplements and industrial applications.

Ammonium Nitrate

We produce AN at two facilities in the U.K. AN is produced by combining nitric acid and ammonia into a liquid form which is then converted to a solid, largely for fertilizer applications. The nitrogen content of AN is 34% by weight. AN is the preferred fertilizer in the British agricultural market.

Urea Ammonium Nitrate

UAN is a liquid fertilizer and, unlike ammonia, is odorless and does not require refrigeration or pressurization for transportation or storage. UAN is produced by combining liquid urea, liquid ammonium nitrate and water. The nitrogen content of UAN is approximately 28% to 32% by weight. Because of its high water content, UAN is relatively expensive to transport, making this largely a regionally distributed product.

UAN can be applied to crops directly or can be mixed with crop production products, permitting the application of several materials simultaneously, reducing energy and labor costs and accelerating field preparation for planting. In addition, UAN may be applied from ordinary tanks and trucks and can be sprayed or injected into the soil, or applied through irrigation systems, throughout the growing season, providing significant application flexibility. Due to its stability, UAN may be used for no-till row crops where fertilizer is spread on the surface of the soil but may be subject to evaporation losses.

Manufacturing Facilities

Our eight fertilizer manufacturing facilities are designed to operate continuously, except for planned shutdowns (usually biennial) for maintenance and efficiency improvements. Capacity utilization (gross tons produced divided by capacity tons at expected operating rates and on-stream factors) of our nitrogen products manufacturing facilities was 97%, 81% and 93% in 2002, 2001 and 2000, respectively. Our capacity utilization was reduced in 2000, 2001 and the first quarter of 2003, reflecting several plant shutdowns due to natural gas prices increasing faster than nitrogen prices. Capacity utilization increased in 2002 due to high production rates, good plant reliability, and reduced shutdowns for planned maintenance. The capacity utilization reflects production records set in 2002 at several sites including Courtright for urea, Verdigris for UAN, and Billingham for nitric acid.

We own all of our manufacturing facilities, unless otherwise indicated below. (See “—Methanol Business Segment—Manufacturing Facilities” for a description of our Beaumont, Texas facility.)

The Verdigris, Oklahoma facility is one of the largest UAN production facilities in North America. The Verdigris, Oklahoma facility consists of two ammonia plants, two nitric acid plants, two UAN plants and a port terminal. We own the plants, while the port terminal is leased from the Tulsa-Rogers County Port Authority. The leasehold interest on the port terminal is scheduled to expire in April 2004, and we have an option to renew the lease for an additional five-year term. We also have UAN upgrading capability at our facilities in Port Neal, Iowa; Courtright, Ontario; Woodward, Oklahoma and Blytheville, Arkansas.

We believe we have some of the most efficient UAN plants in North America, including three of the five lowest-cost plants in terms of delivered cost to end-users. The location of our Port Neal, Iowa and Courtright, Ontario plants, with low-cost access to nearby corn belt markets, allows these plants to be among the most efficient in North America as measured by delivered cost to the end-user. Because of UAN’s relatively high transportation costs due to its water content, there is less competition from importers. Four of our facilities are able to provide UAN locally by truck which also offers a competitive advantage in serving agricultural customers due to the high cost of transporting UAN.

The Blytheville, Arkansas facility consists of an ammonia plant, a granular urea plant and a UAN plant. The ammonia plant is leased from the City of Blytheville at a nominal annual rate. The ammonia plant lease is scheduled to expire in November 2004, and we have an option to extend the lease for eleven successive terms of five years each at the same rental rate. We have an unconditional option to purchase the plant for a nominal price at the end of the lease term (including any renewal term). The urea plant is also leased from the City of Blytheville. The urea plant lease is scheduled to expire in November 2005, and we have an option to extend the lease for three successive terms of five years each at the same rental rate. We also have a similar, unconditional option to purchase the urea plant for a nominal price.

Marketing and Distribution

The principal customers for our North American manufactured nitrogen products are independent dealers, national retail chains, cooperatives and industrial customers. Overall, industrial customers purchased approximately 15% of our North American nitrogen product production in 2002. At December 31, 2002, we had contracted to sell 14% of our 2003 scheduled nitrogen production at prices indexed to published sources.

Our production facilities, combined with significant storage capacity at over 60 locations throughout the major fertilizer consuming regions of the U.S. and Canada, position us to respond competitively to demand in our markets. This is a distinct advantage over imports, which face logistical challenges and higher costs in transporting product to end-users in a timely fashion.

Our U.K. sales are divided about equally between agricultural and industrial customers. We engage merchants to sell our Nitram brand bagged ammonium nitrate fertilizer directly to British farmers. Ammonium nitrates also bagged for other U.K. suppliers and sold in bulk to suppliers who blend it with potash and phosphates, bag it and distribute it to farmers. A small ammonium nitrate quantity is exported to continental Europe.

Our U.K. industrial products include ammonia, nitric acid, and liquid carbon dioxide. Most industrial sales are to customers where we have a freight advantage.

Methanol Business Segment

Product

We are the leading U.S. methanol producer. Methanol is used as a feedstock to produce downstream chemicals such as formaldehyde, acetic acid and a variety of other chemical intermediates. Another major methanol usage is as a feedstock in MTBE production, an oxygenate used as a reformulated gasoline additive and as an octane enhancer in non-reformulated gasoline.

Manufacturing Facilities

We have two U.S. facilities that produce methanol. Our Beaumont, Texas facility is the largest methanol production plant in the U.S., with approximately 225 million gallons of annual methanol production capacity. This plant produced 208 million, 204 million and 235 million gallons of methanol in 2000, 2001 and 2002, respectively. The Woodward, Oklahoma facility produced approximately 36 million, 31 million and 33 million gallons of methanol in 2000, 2001 and 2002, respectively, and has an annual methanol production capacity of 40 million gallons.

We own the plant and processing equipment at the Beaumont facility. The land is leased from E. I. DuPont de Nemours and Company, or DuPont, for a nominal annual rate under a lease agreement which expires in 2090. Because the Beaumont facility is entirely contained within an industrial complex owned and operated by DuPont, we depend on DuPont for access to the facility as well as certain essential services. Most of the finished methanol product is shipped to customers through wharf facilities located on DuPont property. We depend on DuPont for access to the pipelines used to transport methanol and to obtain natural gas, as well as for certain utilities, wastewater treatment facilities and other essential services.

Marketing and Distribution

Our methanol customers are primarily large, domestic chemical or MTBE producers. We have a number of long-term methanol sales contracts and, in 2002, we sold over 68% of our production under such contracts. At December 31, 2002, we had contracted to sell over 85% of our 2003 scheduled production at prices indexed to published sources. Most of these sales contracts cover fixed volumes and have terms of up to three years. Approximately 30% of Terra’s total 2002 methanol sales were to MTBE producers.

Nitrogen Industry Overview

Overview

The three major nutrients required for plant growth are phosphorous, mined as phosphate rock; potassium, mined as potash; and nitrogen, produced from natural gas. Phosphorus plays a key role in the photosynthesis process. Potassium is an important regulator of plants’ physiological functions. Nitrogen, which accounted for approximately 60% of worldwide fertilizer consumption in 2001/2002 planting season, is an essential element for most organic compounds in plants as it promotes protein formation and is a major component of chlorophyll, which helps to promote green healthy growth and high yields. There are no substitutes for nitrogen fertilizers in the cultivation of high-yield crops. These three nutrients occur naturally in the soil to a certain extent but must be replaced as crops remove them from the soil. Nitrogen, to a greater extent than phosphate and potash, must be reapplied each year in areas of intense agricultural usage because of absorption by crops and its tendency to escape from the soil by evaporation or runoff. Consequently, demand for nitrogen fertilizer tends to be more consistent on a year-by-year per-acre-planted basis than is demand for phosphate or potash fertilizer.

Demand

Global demand for fertilizers typically grows at predictable rates and tends to correspond to growth in grain production. Global fertilizer demand is driven in the long term primarily by population growth, increases in disposable income and associated improvements in diet. Short-term demand depends on world economic growth rates and factors creating temporary imbalances in supply and demand. These factors include weather patterns, the level of world grain stocks relative to consumption, agricultural commodity prices, energy prices, crop mix, fertilizer application rates, farm income and temporary disruptions in fertilizer trade from government intervention, such as changes in the buying patterns of China or India. According to the International Fertilizer Industry Association, or IFA, over the last 40 years global fertilizer demand has grown 3.8% annually and global nitrogen demand has grown at a faster rate of 5.2% annually. During that 40 year period, North American fertilizer demand has grown 2.6% annually with North American nitrogen demand growing at a faster rate of 3.7% annually.

Supply

Strong ammonia prices in 1995 led to capacity expansion projects globally that resulted in capacity growth that was substantially greater than demand, causing a structural imbalance in ammonia supply and demand. Significant new large scale ammonia capacity was developed in regions where there were abundant natural gas reserves that were isolated from industrial markets. In addition to the impact from new large scale ammonia projects, the structural imbalance in nitrogen has been prolonged by foreign government support for domestic production in India, China and the former Soviet Union that has kept uneconomical plants running.

Recent global capacity additions have been offset partially by permanent U.S. and European plant closings since 1998. In the United States, plant closings since 1998 have represented approximately 20% of total capacity, and no new U.S. capacity is expected to come on stream for the foreseeable future. The recent increase in natural gas costs in many regions of the world has forced temporary plant closures which, in addition to permanent plant closures, have provided support for nitrogen prices. The European closures included upgraded nitrogen products plants and a few ammonia plants, including the 2002 fourth quarter closure of a Cork, Ireland plant, which had annual capacity of 550,000 tons.

Imports account for a significant portion of U.S. nitrogen product supply. It is estimated by Fertecon, fertilizer industry analysts, that the United States imports up to one-third of its ammonia and almost half of its urea requirements. In 2002, total estimated imports of ammonia and urea in the United States were approximately 6.5 million tons and 4.3 million tons, respectively. Typically, importers’ advantage increases when natural gas and ammonia prices are high, and decreases when natural gas costs and ammonia prices are low. Producers from the former Soviet Union, Canada, the Middle East, Trinidad and Venezuela are major exporters to the U.S. These export producers are often competitive in regions of close proximity to the point of entry for imports, primarily the Gulf Coast and East Coast of North America. Due to higher freight costs and an underdeveloped distribution infrastructure, importers are less competitive in serving the principal corn-growing regions of the United States which are more distant from these ports.

Outlook

Growth in worldwide population and a reduction in the amount of arable land will increase the global demand for fertilizers. According to a United Nations study, worldwide population is projected to grow by approximately 1.5 billion from 2003 to 2025. Based on another United Nations study, the amount of arable land is forecast to decrease from 0.2 hectares per capita in 1992 to 0.1 hectares per capita in 2050.

Fertecon forecasts that global fertilizer consumption will grow at a rate of 1.9% to 2.5% annually through 2006. British Sulfur Consultants forecasts global nitrogen consumption will grow at an annual rate of 1.8% from 2002 through 2006. Most of the future increase in fertilizer demand is expected to be generated by less developed countries, particularly countries in Southeast Asia and South America, where the agricultural industry does not yet use fertilizer in amounts sufficient to optimize production and where growth rates of population and gross domestic products are expected to continue to increase.

To help meet the growing global demand for fertilizers, new ammonia capacity is expected to come on stream globally from 2002 to 2006. According to Fertecon, global ammonia capacity is forecast to increase from 181.5 million tons to 192.4 million tons during this period, a total increase of 6.1%. However, ammonia capacity in the United States is forecast to remain approximately flat from 2002 to 2006 as the total U.S. nitrogen product mix becomes more focused on UAN and less on ammonia.

Fertecon forecasts ammonia consumption in the United States to increase by less than 1% annually from 2002 to 2006, from 19.7 million tons to 20.0 million tons. However, UAN demand is expected to grow more rapidly because of its significant application flexibility and its ability to be mixed with other crop production products, providing significant cost and labor savings. U.S. demand for UAN increased from 9.7 million tons in 1992 to 12.7 million tons in 2000, an increase of 31%, and it is forecast to increase to 14.8 million tons by 2010.

The continued growth in demand for nitrogen products has helped to stabilize global ammonia utilization rates, which averaged 79% between 1999 and 2001. Global ammonia utilization rates are forecast to increase from 80% in 2002 to 82% in 2006 due to increased consumption worldwide. North American ammonia utilization rates are forecast to decrease from 82% in 2002 to 80% in 2006 as the U.S. nitrogen fertilizer product mix continues to change.

Due to the Clean Air Act, energy providers are required to reduce emissions of nitrogen oxides, or NOX. This presents a new market opportunity for ammonia, which can be used to remove NOX from air emissions. We believe that this new application could increase ammonia demand by up to 2 million tons, or 13% of total U.S. capacity by 2009.

Methanol Industry Overview

Overview

Methanol is a liquid made primarily from natural gas and is used as a feedstock in the production of formaldehyde, acetic acid, MTBE, and a variety of other chemical intermediates that form the foundation of a large number of secondary derivatives. Formaldehyde is used to produce urea-formaldehyde and phenol-formaldehyde resins, which are used as wood adhesives for plywood, particleboard, oriented strand board, medium-density fiberboard and other engineered wood products. In addition, formaldehyde is also used in the manufacture of elastomers, paints, foams, polyurethane and automotive products. Acetic acid is used as a chemical intermediate to produce adhesives, paper, paints, plastics, resins, solvents, and textiles. MTBE, an oxygenate and octane enhancer, is used as a gasoline additive that reduces hydrocarbon and carbon monoxide emissions from motor vehicles. Other methanol-derived chemical intermediates are used to manufacture de-icers, windshield fluid, antifreeze, herbicides, pesticides, and poultry feed products.

Methanol is a typical commodity chemical and the methanol industry is characterized by cycles of oversupply resulting in lower prices and idled capacity, followed by periods of shortage and rapidly rising prices as demand rises and exceeds supply until increased prices justify new plant investments or the re-start of idled capacity. However, the expanding number of different uses for methanol and its derivatives over the last several years has resulted in the methanol industry becoming more complex and subject to increasingly diverse demand drivers.

Demand

According to an industry source, global methanol demand grew by 3.5% annually from 1997 to 2001, while U.S. methanol demand grew by 1.5% annually during the same period. Formaldehyde, acetic acid and chemical intermediates represent approximately 31%, 9% and 26% of global methanol demand, respectively. Due to a wide range of methanol end uses, demand has tended to move with the general level of industrial activity. However, the significant methanol consumption in the production of chemicals used in the building products industry means that building and construction cycles are important factors in determining demand for methanol-based chemicals.

MTBE accounts for approximately 27% of global demand for methanol. MTBE has been the preferred oxygenate by the refining industry and its production grew rapidly during the 1990’s, increasing from 60 million gallons in the early 1990 to 3,761 million gallons in 2001. Recently, the state of California adopted regulations that prohibit the addition of MTBE to gasoline after 2003. New York and other states have also adopted similar regulations. California’s consumption of MTBE represents approximately 4% of global demand for methanol.

Supply

Over the past several years significant industry restructuring has taken place. Between 1998 and 2001, approximately 4.5 million tons, or 46% of North American industry capacity, was shut down. New methanol production facilities have generally been constructed in locations with access to low-cost natural gas, although this advantage is partially offset by higher distribution costs due to distance from major markets. Such plants have been constructed in Trinidad, Iran, Equitorial Guinea and Argentina.

Outlook

According to an industry source, global methanol demand and supply are forecast to increase by 2.3% and 4.4% annually, respectively, from 2002 to 2006 with global capacity utilization rates forecast to decrease from

84% to 77%. During this period, U.S. methanol demand is forecast to increase by 0.4% annually, while capacity is forecast to decrease by 14.2% annually. In addition, U.S. capacity utilization rates are forecast to decrease from 88% to 63% during this period in response to increased imported supplies. Global demand for methanol for formaldehyde and acetic acid production is forecast to grow 3.5% and 4.5% annually, respectively, from 2002 to 2006. A significant factor in the low forecast for U.S. methanol demand growth is the projected decrease in MTBE demand. Decreased methanol demand from MTBE may be offset at least in part by an increase in methanol demand for industrial applications and growing MTBE demand in Europe and Asia. Methanol is also used to some extent as a direct fuel source. The use of methanol for this purpose historically has been relatively small and sporadic. Recently, there have been several legislative initiatives in the United States relating to possible mandated use of alternative fueled or flexible fueled vehicles in certain circumstances. Several automobile manufacturers have developed vehicles able to operate on methanol for such purposes. It is currently not possible to determine the extent to which these initiatives will impact future methanol demand.

Methanol demand from MTBE is forecast to decline in the U.S. due to regulations adopted in California and other states. Heightened public awareness regarding this issue has resulted in other state and federal initiatives to rescind the federal oxygenate requirements for reformulated gasoline or restrict or prohibit the use of MTBE in particular. For example, California has requested that the U.S. Environmental Protection Agency waive the federal oxygenated fuels requirements for gasoline sold in California. Several bills have been introduced in Congress to accomplish similar goals of curtailing or eliminating the oxygenated fuels requirements in the Clean Air Act, or of curtailing MTBE use. Any phase-out of or prohibition against the use of MTBE in California, in other states, or nationally may result in a significant reduction in demand for MTBE and result in a material loss in methanol revenues.

Principal MTBE alternatives include ethanol, ETBE, an ethanol derivative, and TAME, which, like MTBE, is produced from methanol. Ethanol, however, has two principal disadvantages. First, it is more expensive than MTBE, although this cost differential has been partially offset by a government subsidy. Second, the volatility of ethanol-oxygenated gasoline exceeds the levels permitted by the Clean Air Act, effectively limiting its use as a year-round oxygenate. TAME, a methanol derivative, has a lower volatility than MTBE and could, if widely used, reduce demand for MTBE, but requires the same amount of methanol to produce.

Credit

Our credit terms are generally 15-30 days in the U.S. and 30 days in the U.K., but may be extended for longer periods during certain sales seasons consistent with industry practices. Bad debt writeoffs have been less than $1 million annually for each of the past three years.

Seasonality and Volatility

The fertilizer business is seasonal, based upon the planting, growing and harvesting cycles. Nitrogen fertilizer inventories must be accumulated to permit uninterrupted customer deliveries, and require significant storage capacity. This seasonality generally results in higher fertilizer prices during peak periods, with prices normally reaching their highest point in the spring, decreasing in the summer, and increasing again in the fall as depleted inventories are restored.

Nitrogen fertilizer prices can also be volatile as a result of a number of other factors. The most important of these factors are:

•	Weather patterns and field conditions (particularly during periods of high fertilizer consumption);

•	Quantities of fertilizers imported to North America and the U.K.;

•	Current and projected grain inventories and prices, which are heavily influenced by U.S. exports and worldwide grain markets; and

•	Price fluctuations in natural gas, the principal raw material used to produce nitrogen fertilizer and methanol.

Governmental policies may directly or indirectly influence the number of acres planted, the level of grain inventories, the mix of crops planted and crop prices.

Price spikes in North American natural gas markets prompted industry-wide curtailment of both nitrogen fertilizer and methanol production in 2000. We idled our Blytheville, Arkansas plant from June through mid-August 2000 and our Blytheville, Arkansas and Beaumont, Texas plants and parts of our Verdigris, Oklahoma plant for the month of December 2000 due to high natural gas costs. During 2000, we produced only 89% and 92% of our North American ammonia and methanol capacity, respectively, because of plant shutdowns due to high natural gas costs. In January 2001, due to unprecedented natural gas prices of near $10.00/MMBtu, most of our North American production was idled. By the end of that month as natural gas prices declined, we were able to restart production. On June 10, 2001, we once again stopped production at our Blytheville, Arkansas plant. We reopened our Blytheville, Arkansas facility on September 28 and resumed full production on September 30, 2001. There were no shutdowns in 2002 driven by natural gas costs.

March 2003 natural gas future prices closed at over $9.00/MMBtu in February 2003. As a result, we ceased production at our Blytheville, Arkansas and Woodward, Oklahoma facilities and reduced ammonia and methanol production rates at our other North American facilities. On March 13, 2003, we announced that due to recent natural gas price decreases and nitrogen products and methanol market improvements, it resumed production at our Blytheville, Arkansas and Woodward, Oklahoma facilities and increased production rates at some of our other North American facilities. At current prices, we expect to operate all of our North American plants near capacity.

While most U.S. methanol is sold pursuant to long-term contracts based on market index pricing and fixed volumes, the spot market price of methanol can be volatile. The industry has experienced cycles of oversupply, resulting in depressed prices and idled capacity, followed by periods of shortages and rapidly rising prices. From the end of 1998 through the end of 1999, methanol sales prices were below the low end of their historic price range; however by early 2000 prices had improved to historic levels. Future demand for methanol will depend in part on the emerging regulatory environment with respect to reformulated gasoline.

Raw Materials

The principal raw material used to produce manufactured nitrogen products and methanol is natural gas. Natural gas costs in 2002 accounted for about 56% of total costs and expenses for our North American nitrogen products business, 29% of total costs and expenses for our U.K. nitrogen products business, and 59% of total costs and expenses associated with our methanol business. We believe there is a sufficient supply of natural gas for the foreseeable future and will, as opportunities present themselves, enter into firm transportation contracts to minimize the risk of interruption or curtailment of natural gas supplies during the peak-demand winter season.

Since 1999, our natural gas hedging policy has required us to fix or cap the price of a minimum of 20% to a maximum of 80% of our natural gas requirements for a rolling one-year period, and up to 50% of our natural gas requirements for the subsequent two-year period, provided that such arrangements would not result in costs greater than expected selling prices for our finished products. Management notifies the Board of Directors when it deviates from this policy. This policy was instituted by Terra’s board of directors in February, 2002. Capping natural gas prices is accomplished through various supply contracts, financial derivatives and other instruments. March 31, 2003 forward positions covered 16% of our expected 2003 natural gas requirements for the succeeding twelve months. A significant portion of global nitrogen products and methanol production occurs at facilities with access to low fixed-priced natural gas supplies. These facilities’ natural gas costs have been and could continue to be substantially lower than ours.

If natural gas prices rise, we may benefit from our use of forward-pricing techniques. Conversely, if natural gas prices fall, we may incur costs above the then-available spot market price. The settlement dates of forward-pricing contracts coincide with gas purchase dates. Forward-pricing contracts are based on a specified price referenced to spot market prices or appropriate NYMEX futures contract prices.

Transportation

We use several modes of transportation to distribute products to customers, including railroad cars, common carrier trucks, barges and common carrier pipelines. We use approximately 60 liquid, dry and anhydrous ammonia fertilizer terminal storage facilities in 18 U.S. states and one Canadian province. We also lease a methanol storage facility in Deer Park, Texas. We transport products from this storage facility primarily by marine vessels, rail tank cars and pipeline.

Railcars are the major mode of transportation at our North American manufacturing facilities. We lease approximately 2,100 railcars. We also own 10 nitric acid railcars. In the U.K., our AN production is transported primarily by contract carrier trucks, and ammonia production is transported primarily by pipelines that we own.

We transport purchased natural gas to our Woodward, Oklahoma facility via both intrastate and interstate pipelines and to our Verdigris, Oklahoma facility via intrastate pipeline. The intrastate pipelines serving Woodward and Verdigris are not open-access carriers, but are nonetheless part of a widespread regional system through which Woodward and Verdigris can receive natural gas from any major Oklahoma source. We also have limited access to out-of-state natural gas supplies for these facilities. Our Beaumont, Texas facility sources natural gas via four intrastate pipelines. The Courtright, Ontario facility sources natural gas at delivery points at Parkway and Dawn, Ontario and a local utility. We transport purchased natural gas for both our Port Neal, Iowa and Blytheville, Arkansas facilities via interstate, open-access pipelines. At the Billingham and Severnside, England locations, purchased natural gas is transported to the facilities via a nationwide, open-access pipeline system.

Research and Development

We are not currently pursuing any significant, ongoing research and development efforts.

Competition

The industries in which we operate are highly competitive. Competition in agricultural input markets takes place largely on the basis of price, reliability of supply, delivery time and quality of service. Feedstock availability to production facilities and the cost and efficiency of production, transportation and storage facilities are also important competitive factors. Government intervention in international trade can distort the competitive environment. The relative cost and availability of natural gas are also important competitive factors. Significant determinants of a plant’s competitive position are the natural gas acquisition and transportation contracts that a plant negotiates with its major suppliers as well as proximity to natural gas sources and/or end-users.

Our domestic competitors in the nitrogen fertilizer markets include large farm cooperatives or other independent fertilizer companies. In addition, nitrogen fertilizers imported into the United States compete with domestically produced nitrogen fertilizers, including those produced by us. Countries with inexpensive sources of natural gas (whether as a result of government regulation or otherwise) can produce nitrogen fertilizers at a low cost. A substantial amount of new ammonia capacity is expected to be added abroad in the foreseeable future. However, importers face higher transportation costs, which erode their profit margin and competitive pricing position.

In the methanol segment, we compete with a number of large integrated petrochemical producers, many of which are better capitalized than we are. In addition, as the production and trade in methanol have become increasingly globalized, a number of foreign competitors produce methanol primarily for the export market. Many of these foreign competitors have access to favorably priced sources of natural gas and are relatively insensitive to raw material price fluctuations. These advantages are partially offset by high production and transportation costs. However, because of low domestic demand in the producing countries and regions, foreign competitors aggressively pursue the U.S. and other major industrialized export markets. Since the year 2000 several significant methanol plants have commenced production including Titan Methanol in Trinidad and NPC in Iran in 2000, Atlantic Methanol in Equatorial Guinea in 2001 and YPF in Argentina in 2002. In addition, NPC in Iran is expected to start production in 2003 and Methanex is expected to start up its Trinidad plant in 2004.

Nitrogen sales are made through independent retailers, resellers, farmer co-operatives affiliated dealer organizations and brokers. Some North American producers are subsidiaries or divisions of energy or chemical companies while others are owned by farmer co-operatives.

Environmental and Other Regulatory Matters

Our operations are subject to various federal, state and local environmental, health and safety laws and regulations, including requirements relating to air quality, hazardous and solid wastes, and water quality. Our operations in Canada are subject to various federal and provincial regulations regarding such matters, including the Canadian Environmental Protection Act administered by Environment Canada, and the Ontario Environmental Protection Act administered by the Ontario Ministry of the Environment. Our U.K. operations are subject to similar regulations under a variety of requirements, including those arising under the IPPC program. We are also involved in the manufacture, handling, transportation, storage and disposal of materials that are or may be classified as hazardous or toxic by federal, state, provincial or other regulatory agencies. We take precautions to reduce the likelihood of releases involving these materials. If such materials have been or are disposed of or released at sites that are targeted for investigation and/or remediation by federal or state regulatory agencies, Terra may be responsible under CERCLA or analogous laws for all or part of the costs of such investigation and remediation, and damages to natural resources.

We have liability as a potentially responsible party, or PRP, under CERCLA and other environmental cleanup laws with respect to various sites, including the Pinal Creek Drainage Basin Site, or Pinal Site in Globe/Miami, Arizona based on our prior ownership and operation of copper mining and production facilities there. Under such laws, all PRPs may be held jointly and severally liable for the costs of investigation and/or remediation of an environmentally damaged site regardless of fault or legality of the original conduct. The Pinal Site is the subject of on going cleanup to address releases of acidic metal-bearing solutions from former copper mining and production facilities, being performed pursuant to a consent decree entered in 1997 among Inspiration Consolidated Copper Company, or Inspiration, our subsidiary, as a former owner/operator and the two current owner/operators (collectively with us, the “Group”), and the Arizona Department of Environmental Quality. The parties are jointly and severally liable for the financing and performance of the work; however, Inspiration is not actually participating in the cleanup because it no longer owns assets at the Pinal Site. In a related matter, residents in the area of the Pinal Site brought a class action lawsuit against the Group seeking property damages and medical monitoring for potential personal injuries allegedly related to exposure to contaminated groundwater. All claims have been settled, although plaintiffs have reserved the right to assert individually any personal injury claims. After consideration of such factors as the number and levels of financial responsibility of other PRPs, including ongoing litigation against other PRPs and historic insurance carriers, and the existence of contractual indemnities, we believe that our liability with respect to these matters will not be material. Existing contractual indemnities may be subject to legal challenge, and there can be no guarantee that they will be upheld or sufficient to cover all costs, or that material expenditures will not be incurred for these matters.

We retained a small number (less than 10%) of our retail locations after the sale of our distribution business in the second quarter of 1999. Some of these locations are now, or are expected in the future to be, the subject of environmental clean up activities for which we have retained liability. We do not believe that such environmental costs and liabilities will have a material effect on our results of operations, financial position or net cash flows.

With respect to our Verdigris and Blytheville facilities, Freeport-McMoRan Resource Partners, Limited Partnership (a former owner and operator of these facilities) retained liability for certain environmental matters. With respect to our Beaumont facility, DuPont retains responsibility for certain environmental costs and liabilities stemming from conditions or operations to the extent such conditions or operations existed or occurred prior to our purchase of the facility in 1991. Likewise, with respect to our Billingham and Severnside, England facilities the seller, ICI, indemnified us, subject to certain conditions, for pre-December 31, 1997 environmental contamination associated with the purchased assets. Known conditions are not expected to result in material expenditures but discovery of unknown conditions or the failure of prior owners and operators and indemnitors to meet their obligations could require significant expenditures.

We may be required to install additional air and water quality control equipment, such as low emission burners, scrubbers, ammonia sensors and continuous emission monitors, at certain facilities in order to maintain compliance with the Clean Air Act, IPPC and other applicable environmental requirements. We estimate that the cost of additional equipment to comply with these requirements in 2003 and the next two years will be less than $10 million.

We endeavor to comply in all material respects with applicable environmental, health and safety laws and regulations and have incurred substantial costs in connection with such compliance. Because these laws and regulations are expected to continue to change and generally become more restrictive than current requirements, the costs of compliance will likely increase. We do not expect our compliance with such requirements to have a material adverse effect on our results of operations, financial position or net cash flows. However, there can be no guarantee that new regulations will not result in material costs.

Employees

We had 1,207 full-time employees at December 31, 2002, with all 444 U.K. employees covered by a wage and working conditions arrangement similar to a collective bargaining agreement.

Legal Matters

Terra Nitrogen (U.K.) Limited was found liable for damages associated with May 1998 recalls of carbonated beverages containing carbon dioxide tainted with benzene, plus interest and attorney fees. Appeals against those judgments were unsuccessful. Certain other beverage manufacturers have indicated their intention to file claims for various and unspecified amounts. We estimate total claims from these lawsuits may be £10 million. Our management believes we have recourse for these claims against both our insurer and the previous owner of our U.K. operations.

On January 29, 2003, a jury awarded $10.1 million to an individual whose distribution and crop consulting business was acquired by us in 1997. We recorded the charge to discontinued operations, net of taxes of $3.5 million in 2002. We sold our distribution business in 1999 and we may appeal the verdict.

We are involved in various other legal actions and claims, including environmental matters, arising from the normal course of business. While it is not possible to predict with certainty the final outcome of these proceedings, we do not believe that these matters, or the U.K. benzene claims, will have a material adverse effect on our results of operations, financial position or net cash flows.

MANAGEMENT

The following table sets forth Terra Industries’ executive officers, directors and key employees, their ages and the positions they hold.

Name	Age	Position
Michael L. Bennett	49	President and Chief Executive Officer, Director
Joseph D. Giesler	44	Vice President, Industrial Sales and Operations
Mark A. Kalafut	49	Vice President, General Counsel and Corporate Secretary
Francis G. Meyer	50	Sr. Vice President and Chief Financial Officer
W. Mark Rosenbury	55	Sr. Vice President and Chief Administrative Officer
Steven A. Savage	58	Sr. Vice President, Manufacturing
Wynn S. Stevenson	48	Vice President, Taxes and Corporate Development
Henry R. Slack	53	Director, Chairman of the Board
Eric K. Diack	45	Director
David E. Fisher	60	Director
Dod A. Fraser	52	Director
Martha O. Hesse	60	Director
Ben L. Keisler	45	Director

Michael L. Bennett has been the President and Chief Executive Officer and a director of Terra Industries since April 2001. He was the Executive Vice President and Chief Operating Officer of Terra Industries from 1997 until he became President. He was President of Terra Distribution Division and a Senior Vice President of Terra Industries from 1995 to 1997.

Joseph D. Giesler has been Vice President of Industrial Sales and Operations of Terra Industries since December 2002. He served as Global Director of Industrial Sales from September 2001 to December 2002, Director of Marketing from June 2000 to August 2001, Director of Western Division from July 1998 to May 2000 and Regional Manager from February 1996 to July 1998.

Mark A. Kalafut has been Vice President, General Counsel and Corporate Secretary of Terra Industries since July 2001. Prior to that time, he was Vice President and Associate General Counsel of Terra Industries from 1997, and was Vice President and General Counsel of Terra International Inc. from 1989 to 1997.

Francis G. Meyer has been Senior Vice President and Chief Financial Officer of Terra Industries since November 1995.

W. Mark Rosenbury has been Senior Vice President and Chief Administrative Officer of Terra Industries since 1999, and was Vice President, European Operations of Terra Industries and Managing Director of Terra Nitrogen U.K. from 1998 to 1999. He was Vice President, Business Development and Strategic Planning of Terra Industries from 1995 to 1998 and was President of Terra Nitrogen Corporation from 1994 to 1996.

Steven A. Savage has been Senior Vice President, Manufacturing since April 2002. He served as Senior Vice President, Manufacturing of Terra Nitrogen Corporation since April 1995 and Vice President, Engineering of Terra Nitrogen Corporation from February 1990 to April 1995.

Wynn S. Stevenson has been Vice President, Taxes and Corporate Development of Terra Industries since May 1998, and was Vice President, Taxes of Terra Industries from 1996 to 1998. He was Director, Taxes of Terra Industries from 1992 to 1996.

Henry R. Slack, a director of Terra Industries since 1983 and its Chairman of the Board since April 2001, has been Chairman of TASK (USA) Inc., a private investment firm, from September 1999 until June 2002. He was the Chief Executive and Director of Minorco, S.A. (an international resources company and predecessor to Anglo American) from 1992 to 1999.

Eric K. Diack, a director of Terra Industries since 1999, is Executive Vice President—Finance of Anglo Industries and the Anglo Ferrous Metals Division of Anglo American. He was Finance Director of Anglo American Industrial Corporation Ltd. from 1997 to 1999, and he was Executive Director thereof from 1996 to 1997.

David E. Fisher, retired, a director of Terra Industries since 1993, was the Finance Director of Minorco, S.A. from January 1990 to May 1999.

Dod A. Fraser, a director of Terra Industries since 2003, has been President of Sackett Partners Incorporated since 2000. He was a managing director of Chase Securities Inc. from 1995 to 2000.

Martha O. Hesse, a director of Terra Industries since 2003, has been President and Chief Executive Officer of Hesse Gas Company (an energy investment company) since 1990.

Ben L. Keisler, a director of Terra Industries since 2003, has been serving as Executive Vice President and General Counsel of Anglo American since May 1999, served as Senior Vice President and General Counsel of Minorco, S.A., from July 1997 to May 1999 and was Vice President, General Counsel and Secretary of Minorco (USA) Inc., from June 1993 to July 1997.

Several directors are also on the boards of directors of other companies subject to the reporting requirements of the U.S. federal securities laws. Mr. Bennett is a director of Terra Nitrogen Corporation, the General Partner of Terra Nitrogen Company, L.P.; Mr. Diack is a director of McCarthy Retail Ltd.; Mr. Fraser is a director of Forest Oil Corporation; Ms. Hesse is a director of Pinnacle West Capital Corporation, Arizona Public Service, Laidlaw Inc., Mutual Trust Life Companies, and AMEC plc; and Mr. Slack is a director of Engelhard Corporation.

PRINCIPAL STOCKHOLDERS

The following table shows the ownership of the voting securities of Terra Industries as of March 31, 2003 by the only persons known to us to beneficially own more than five percent of any class of voting securities of Terra Industries. The information in this table is based on information reported to Terra Industries by or on behalf of such persons:

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percentage of Class
Anglo American plc 20 Carlton House Terrace London SW1Y 5AN England	Common Stock	37,560,725 sole voting and investment power (1)	48.9%

Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Pl. Santa Monica, CA 90401	Common Stock	5,749,500 sole voting and investment power	7.5%

(1)	Shares held by Taurus International S.A., a wholly-owned subsidiary of Anglo American plc (“Anglo American”).

The following table shows, as of March 31, 2003, the number of shares of Terra Industries common stock owned by (1) each current director of Terra Industries; (2) Terra Industries’ chief executive officer (who is also a director); (3) the four other most highly-compensated executive officers; and (4) all directors and executive officers as a group.

Name	Shares of Common Stock Beneficially Owned
M.L. Bennett	529,322
E.K. Diack	33,000
D.E. Fisher	30,250
D.A. Fraser	0
M.O. Hesse	11,128
M.A. Kalafut	104,540
B.L. Keisler	7,895
F.G. Meyer	347,169
W.M. Rosenbury	426,295
S.A. Savage	177,326
H.R. Slack	52,250
Directors and all executive officers as a group (13 persons)	1,864,573

Each director or executive officer has sole voting and investment power over the shares shown as beneficially owned. Each director and executive officer individually and beneficially owned less than one percent, and the directors and executive officers as a group owned 2.4% of Terra Industries’ issued and outstanding common stock. These share numbers include ownership of restricted common stock, which is subject to certain vesting conditions, and shares held under Terra Industries’ Employees’ Savings and Investment Plan.

The shares shown above also include shares acquirable pursuant to stock options which are currently exercisable. Upon such exercise, the option holders would acquire shares as follows: Mr. Bennett (160,000); Mr. Diack (18,000); Mr. Fisher (18,000); Mr. Fraser (0); Ms. Hesse (0); Mr. Kalafut (22,700); Mr. Keisler (0); Mr. Meyer (100,000); Mr. Rosenbury (90,000); Mr. Savage (50,000); and Mr. Slack (20,000); and all directors and executive officers as a group (524,000). Until the options are exercised, these individuals will neither have voting nor investment power over the underlying shares of common stock but only have the right to acquire beneficial ownership of the shares through exercise of their respective options.

As an indirect wholly-owned subsidiary of Terra Industries, 100% of Terra Capital’s equity securities are held by Terra Capital Holdings, Inc., which is in turn 100% directly owned by Terra Industries.

DESCRIPTION OF OTHER INDEBTEDNESS

Revolving Credit Facility

We are party to an amended and restated revolving credit facility with Citicorp USA, Inc., as administrative agent, providing for revolving credit borrowings in a maximum aggregate amount of $175 million. The revolving credit facility will mature June 30, 2005, unless there is $15 million or more outstanding under our 10.5% senior notes due 2005 outstanding as of March 31, 2005, in which case the revolving credit facility will mature at that time. The revolving credit borrowings bear interest at a rate that ranges from LIBOR plus 250 basis points to LIBOR plus 325 basis points. The lenders under the revolving credit facility have a security interest in our current assets and a pledge of the capital stock of substantially all of our subsidiaries, as well as a security interest in certain intercompany loans. The revolving credit facility contains financial covenants and conditions to borrowing customary to a financing of this type. We have no borrowings outstanding and would have had $117 million of availability under the revolving credit facility as of March 31, 2003 on a pro forma basis, subject to the restriction that we are required under the credit facility to maintain $30 million minimum borrowing availability at all times.

Prior to the maturity date, funds borrowed under the revolving credit facility may be borrowed, repaid and reborrowed without premium or penalty. Borrowing availability under the credit facility is generally based on eligible cash balances, 85% of eligible accounts receivable and 50% to 75% of eligible finished goods inventory, less outstanding letters of credit. Borrowings are subject to the satisfaction of customary conditions, including absence of a default and accuracy of representations and warranties.

Borrowers

The borrowers under the revolving credit facility are Terra Capital, Terra Nitrogen (U.K.) Limited, and Terra Nitrogen, Limited Partnership.

Guarantees; Security

Our obligations and the obligations of any of our subsidiary borrowers under the revolving credit facility are guaranteed by Terra Industries and each of our existing or subsequently acquired or organized direct or indirect domestic subsidiaries, subject to exceptions to be agreed upon. The revolving credit facility is secured by certain of our assets other than real property, machinery, equipment and other assets constituting collateral for our 12 7/8% Senior Secured Notes due 2008.

Interest; Fees

Borrowings under the revolving credit facility bear interest at a floating rate, which can be either a base rate, or, at our option, a LIBOR rate. Base rate is defined in the revolving credit facility as the highest of (x) Citibank, N.A.’s base rate, (y) the federal funds effective rate, plus one-half percent (0.50%) per annum, and (z) the base three-month certificate of deposit rate plus (0.50%) per annum, plus an applicable margin in each case. LIBOR loans bear interest at LIBOR, as described in the revolving credit facility, plus an applicable margin. The initial applicable margin for base rate loans and LIBOR loans under the revolving credit facility was 1.75% and 2.75%, respectively. The applicable margin is subject to adjustment based on our leverage ratio. The interest rate payable under the revolving credit facility will increase by 2.00% per annum during the continuance of an event of default.

Under the revolving credit facility, we are required to pay a commitment fee on the difference between committed amounts and amounts actually borrowed under the revolving credit facility. The commitment fee is 0.50% per annum and is subject to adjustment based on our leverage ratio.

Prepayments

Voluntary prepayments of principal amounts outstanding and voluntary reductions of the unutilized portion of the revolving credit facility will be permitted at any time, upon the giving of proper notice and subject to minimum dollar amounts. However, if any prepayment is made with respect to a LIBOR loan on a date other than the last day of the applicable interest period, we will be required to compensate the lenders for losses and expenses incurred as a result of such prepayment. In addition, we will be required to prepay amounts outstanding under the revolving credit facility with net cash proceeds from asset sales and debt issuances.

Covenants

The revolving credit facility requires us to meet certain financial tests, including, but not limited to, minimum cash flow, minimum and maximum capital expenditures and joint venture investments, and minimum liquidity. In addition, the revolving credit facility contains certain covenants which, among other things, limit the incurrence of additional debt, guarantees, liens, investments, asset sales, dividends, restricted payments, acquisitions, mergers and consolidations, change of business, transactions with affiliates, prepayments, repurchases and redemptions of certain other indebtedness, operating leases, sale-leaseback transactions, amendments of certain other indebtedness, operating leases, sale-leaseback transactions, amendments of certain material agreements, and other matters customarily restricted in such agreements. In addition, if borrowing availability declines below $60 million, we are required to have generated $60 million of operating cash flows, or earnings before interest, income taxes, depreciation, amortization and other non-cash items (as defined in the credit facility) for the preceding four quarters. The amount of operating cash flows to measure credit facility compliance is different than amounts that can be derived from our financial statements. Failure to meet these covenants would require us to incur additional costs to amend the bank facilities or could result in termination of the facilities.

Events of Default

The revolving credit facility contains customary events of default, including, but not limited to, payment defaults, breaches of representations and warranties, covenant defaults, cross default and cross acceleration to certain other agreements or indebtedness, certain events of bankruptcy and insolvency, judgment defaults, invalidity of security interests supporting the revolving credit facility and a change of control of Terra Industries. Certain of the events of default are subject to exceptions, materially qualifiers and baskets.

12 7/8% Terra Capital Senior Secured Notes due 2008

Terra Capital has $200 million aggregate principal amount of 12 7/8% Senior Secured Notes due 2008. The 2008 notes will mature on October 15, 2008, and bear interest at a rate of 12 7/8%, payable semi-annually. The 2008 notes are secured obligations of Terra Capital and are guaranteed by Terra Industries and its wholly owned U.S. subsidiaries (other than Terra Capital). The notes and the guarantees are secured by a first priority security interest in the following:

•	our ownership or leasehold interest in substantially all real property, machinery and equipment owned or leased by Terra Capital and the guarantors;

•	limited partnership interests in TNCLP owned by Terra Capital or any guarantor;

•	certain intercompany notes issued to Terra Capital by Terra Nitrogen, Limited Partnership and Terra Nitrogen (U.K.) Limited Secured by substantially all interests of Terra Nitrogen, Limited Partnership, TNCLP, Terra Nitrogen (U.K.) Limited and Terra International (Canada) Inc. in real property, machinery and equipment.

The indenture for the 2008 notes contains a series of covenants customary to high yield debt obligations, including:

•	limitations on indebtedness;

•	limitations on restricted payments;

•	limitations on dividend and other payment restrictions affecting restricted subsidiaries;

•	limitations on the issuance of capital stock of restricted subsidiaries;

•	limitations on transactions with shareholders and affiliates;

•	limitations on liens;

•	limitations on sale and leaseback transactions; and

•	limitations on asset sales.

In addition, we are obligated to offer to repurchase the 2008 notes upon a change of control at a cash price equal to 101% of the aggregate principal amount outstanding at that time, plus accrued interest to the date of purchase.

The 2008 notes are currently redeemable at our option at 100% of the aggregate principal amount, plus accrued interest to the date of redemption, plus a “make-whole” premium. The “make-whole” premium is based on a discount rate equal to the yield as a comparable U.S. security plus 50 basis points.

The indenture contains events of default and remedies customary for a financing of this type.

11½% Second Priority Senior Secured Notes due 2010

In May 2003, we issued $202.0 million of our outstanding 11½% Second Priority Senior Secured Notes due 2010. The form and terms of the outstanding notes are the same as the form and terms of the exchange notes offered hereby, except that the exchange notes will be registered under the Securities Act. As a result, the exchange notes will not bear legends restricting their transfer and will not contain the registration rights and liquidated damage provisions contained in the outstanding notes. The exchange notes represent the same debt as the outstanding notes. Both the outstanding notes and the exchange notes are governed by the same indenture.

DESCRIPTION OF NOTES

General

We issued the outstanding 11½% Second Priority Senior Secured Notes due 2010 (the “Outstanding Notes”) and will issue the new 11½% Second Priority Senior Secured Notes due 2010 (the “Exchange Notes”) under an indenture dated as of May 21, 2003 (the “Indenture”), among Terra Capital, Inc., as issuer (“Issuer”), Terra Industries Inc., as parent guarantor (“Parent”), certain subsidiaries of Parent as additional guarantors and U.S. Bank National Association, as trustee (the “Trustee”). As used below in this “Description of the Notes” section, “Issuer” refers to Terra Capital, Inc. only.

Any Outstanding Notes that remain outstanding after completion of the exchange offer, together with the Exchange Notes issued in the exchange offer, will be treated as a single class of securities under the Indenture.

Unless otherwise required by context, references in this description to the “Notes” include the Outstanding Notes issued in a private transaction that was not subject to the registration requirements of the Securities Act and the Exchange Notes which have been registered under the Securities Act.

The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Security Documents referred to under the caption “—Security Interest” define the terms of the security interest that secures the Notes.

The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture and the Security Documents in their entirety. We urge you to read the Indenture and the Security Documents because they, and not this description, define your rights as holders of the Notes. Copies of the Indenture and the Security Documents are available upon written request to Issuer as described below under “Where You Can Find More Information.” Definitions of certain terms are set forth under “—Certain Definitions.”

Principal of the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of Issuer in the Borough of Manhattan, City of New York, which, unless otherwise provided by Issuer, will be the offices of the Trustee. Payment of interest will be made by check mailed to the addresses of the noteholders as such addresses appear in the Note register or, at the election of any noteholder in the manner prescribed by the Indenture, by wire transfer of immediately available funds.

The Notes have been issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000.

Terms of the Notes

The Notes being offered hereby are limited in aggregate principal amount to $202 million and will mature on June 1, 2010. Subject to compliance with the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness,” Issuer can issue additional Notes from time to time in the future as part of the same series. Any additional Notes that Issuer issues in the future will be identical in all respects to the Notes offered hereby and will be treated as a single class for all purposes of the Indenture, except that Notes issued in the future may have different issuance prices and will have different issuance dates.

The Notes bear interest at the rate per annum shown on the cover page of this offering memorandum from the Issue Date, or from the most recent date to which interest has been paid or provided for, payable semi-annually on June 1 and December 1 of each year, commencing December 1, 2003, to holders of record at the close of business on the immediately preceding May 15 and November 15, respectively. Interest is computed on the basis of a 360-day year of twelve 30-day months.

Ranking and Collateral

The Collateral secures the Notes and the 2008 Notes, equally and ratably, on a second priority basis. All of the Collateral secures the Credit Facility Obligations on a first priority basis. Accordingly, the lenders under the Credit Facility are entitled to be paid first out of the proceeds, if any, of the Collateral. If, and only if, all

Credit Facility Obligations have been Discharged, any remaining proceeds of the Collateral will be available (subject to the satisfaction of Obligations owing to the Trustee), on a ratable basis, to satisfy Obligations owing to the holders of the Notes and the 2008 Notes. The Collateral consists of the following assets (the “Collateral”):

(1) all Accounts of Parent, Issuer and each Guarantor,

(2) all Inventory of Parent, Issuer and each Guarantor,

(3) all Intellectual Property of Parent, Issuer and each Guarantor,

(4) all Pledged Stock,

(5) all books and records relating to the foregoing, and

(6) to the extent not otherwise included, all proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any proceeds of any insurance, indemnity, warranty or guaranty payable to Parent, Issuer or any Guarantor from time to time with respect to any of the foregoing.

but excluding,

•	the partnership interests in TNCLP and the general partnership interest in TNLP, in each case, so long as TNCLP is not a Wholly Owned Subsidiary; and

•	any item or type of asset constituting 2008 Notes Collateral.

We have outstanding $200 million aggregate principal amount of 2008 Notes secured by certain of our fixed assets and $0.5 million of Indebtedness secured by other assets ranking effectively senior to the Notes. The Credit Facility currently provides for revolving credit borrowings in a maximum amount of $175 million, and the Indenture permits the Credit Facility to provide for borrowings of up to $225 million, all of which, if incurred, would be secured on a first priority basis by the Collateral and would rank effectively senior with respect to certain other assets. Because of the priority or effective seniority of our outstanding secured Indebtedness, and because holders of Notes and 2008 Notes share equally and ratably in the second priority security interest in the Collateral, it is highly likely that holders of Notes would recover less, ratably, in a liquidation of Parent and its Subsidiaries than our other secured creditors. There is also substantial risk that the proceeds of the Collateral, after giving effect to the prior and ratable interests therein, would not be sufficient to satisfy all Obligations owing in respect of the Notes. See “Risk Factors — The value of the collateral securing the notes may not be sufficient to satisfy our obligations under the notes and the collateral securing the notes may be reduced or diluted under certain circumstances” and “— The notes are also effectively subordinated to our obligations under our 2008 notes, the revolving credit facility and certain other secured indebtedness to the extent that these obligations are secured by collateral that does not secure the notes.”

The Notes and the Guarantees rank equally with existing and future unsubordinated obligations of Parent, Issuer and the Guarantors with respect to any assets that have not been pledged to any creditor. The Notes and the Guarantees are effectively subordinated to the obligations of any Subsidiary of Parent that is not a Guarantor. If Parent, Issuer or a Guarantor incurs any Indebtedness in the future that provides by its terms that it is subordinated to the Notes or the Guarantee of Parent or such Guarantor, as the case may be, the Notes or that Guarantee, as applicable, will rank senior to that Indebtedness.

Optional Redemption

Prior to June 1, 2007 the Notes are redeemable, in whole at any time or in part from time to time, at the option of Issuer, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to the sum of

•	100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date, plus

•	the Make Whole Amount, if any.

Thereafter, the Notes will be redeemable at the option of Issuer, in whole or in part, at any time after  June 1, 2007, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve month period beginning on June 1 of the years indicated below:

Year	Redemption Price
2007	105.750%
2008	102.875%
2009 and thereafter	100.000%

Notwithstanding the foregoing, at any time on or prior to June 1, 2006, Issuer may at its option on any one or more occasions redeem Notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 111.50% of the principal amount, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

(1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by Parent and its Subsidiaries); and

(2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

Selection and Notice

If less than all the Notes issued under the Indenture are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption

Guarantees

Parent and each of its Wholly Owned Subsidiaries that is a Domestic Subsidiary delivered a Guarantee on the Issue Date. Pursuant to the Guarantees, Parent and the Guarantors fully and unconditionally guarantee, on a senior second priority secured basis, all Obligations of Issuer under the Indenture and the Notes. Newly formed or acquired Domestic Subsidiaries are required to become Guarantors, as described under “—Certain Covenants—Additional Guarantees.”

Each Guarantee (other than the Guarantee by Parent and each other parent company of Issuer) is limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering such Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Each Guarantor that makes a payment or distribution under a Guarantee is entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor. See “Risk Factors—Federal and state statutes allow courts, under specific circumstances, to void subsidiary guarantees of the notes.”

The following Subsidiaries of Parent are not Guarantors:

•	Terra Canada and Terra UK, which are Foreign Subsidiaries, and

•	TNCLP and TNLP, so long as TNCLP is not a Wholly Owned Subsidiary.

The Guarantee of any Restricted Subsidiary will be automatically and unconditionally released and discharged upon either of the following:

•	any sale, exchange or transfer by Parent or any Restricted Subsidiary to any Person that is not an affiliate of Parent of all of the Capital Stock of, or all or substantially all the assets of, such Restricted Subsidiary, which sale, exchange or transfer is made in accordance with the provisions of the Indenture;

•	or the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of the Indenture;

provided, in each such case, Parent has delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for in the Indenture relating to such transactions have been complied with and that such release is authorized and permitted under the Indenture.

Security Interest

General

The Notes and the Guarantees are secured by a second priority Lien (subject to exceptions specified in the applicable Security Documents or the Indenture) on the Collateral. The Collateral was pledged to the Trustee in its capacity as collateral agent for the benefit of the Trustee, the 2008 Notes trustee and the ratable benefit of (1) the noteholders and (2) the holders of 2008 Notes. In general, pursuant to the terms of an intercreditor agreement among the agent for the Credit Facility Lenders and the Trustee, the 2008 Notes trustee and the collateral agent, the Trustee has no rights with respect to the Collateral except to receive the proceeds therefrom on a pro rata basis with the 2008 Notes trustee after the Discharge of all Credit Facility Obligations and the termination of commitments thereunder. After the Discharge of all Credit Facility Obligations and termination of commitments under the Credit Facility, any remaining proceeds from the sale of Collateral will be made available and will be applied first to pay fees and other amounts then payable to the Trustee, the 2008 Notes trustee and the collateral agent and, thereafter, to ratably pay all amounts owing to the holders of Notes and holders of 2008 Notes (with any remaining proceeds to be payable to Issuer or as may otherwise be required by law). There can be no assurance that the proceeds, if any, from the sale of the Collateral remaining after the Discharge of all Credit Facility Obligations and after giving effect to the ratable treatment of holders of 2008 Notes would be sufficient to satisfy payments due on the Notes.

The Indenture and the Security Documents permit the sale and use of substantial portions of the Collateral in the ordinary course of business or in connection with an Asset Sale otherwise complying with the provisions of the Indenture, and do not require Parent or any of its Subsidiaries to maintain minimum amounts of Collateral. The liens created by the Security Documents will automatically be released in connection with a disposition of Collateral of the type described in the preceding sentence. In addition, the Liens created by the Security Documents will be automatically released upon satisfaction of all of the following conditions (1) the Collateral being released from all Liens securing the Credit Facility Obligations, (2) no Event of Default, or event that with the passage of time or giving of notice would become an Event of Default, having occurred and continuing, (3) Issuer having obtained an unsecured Credit Facility providing minimum availability of $50 million with a tenor of at least a year and (4) the delivery of an officers’ certificate to the Trustee certifying that (a) the condition specified in clauses (1), (2) and (3) have been satisfied or will be satisfied concurrently with the release of Liens created by the Security Documents and (b) that none of Issuer, Parent or any Guarantor has any present intention to grant a Lien with respect to the Collateral to any other Person securing Obligations in respect of Indebtedness.

To the extent that third parties enjoy Liens permitted by the Security Documents and the Indenture, such third parties will have rights and remedies with respect to the asset subject to such Liens that, if exercised, could adversely affect the value of the Collateral and the ability of the Trustee or the noteholders to realize proceeds in respect of the Collateral. In addition, the ability of the Holders to realize upon the Collateral may be subject to certain bankruptcy law limitations in the event of a bankruptcy. See “Risk Factors—The value of the collateral securing the notes may not be sufficient to satisfy our obligations under the notes and the collateral securing the notes may be reduced or diluted under certain circumstances,” and “—The notes are also be effectively subordinated to our obligations under our Senior Secured Notes due 2008 and certain other secured indebtedness to the extent that these obligations are secured by collateral that does not secure the notes.”

Intercreditor Agreement

On or prior to the date on which the Notes were issued, the Trustee, the agent under the Credit Facility, the trustee for the 2008 Notes, the collateral agent, Parent, Issuer and certain Guarantors entered into the Intercreditor Agreement. Pursuant to the terms of the Intercreditor Agreement, prior to the Discharge of all Credit Facility Obligations, the agent under the Credit Facility will determine the time and method by which the security interests in the Collateral will be enforced. None of the Trustee, the trustee for the 2008 Notes or the collateral agent will be permitted to enforce the security interests on the Collateral even if an event of default has occurred and the Notes (or the 2008 Notes) have been accelerated except (a) in any insolvency or liquidation proceeding, as necessary, to file a claim or statement of interest with respect to the Notes (or the 2008 Notes) or (b) as necessary to take any action not adverse to the first priority liens securing the Credit Facility Obligations in order to preserve or protect its rights in the second priority lien on the Collateral. After Discharge of all Credit Facility Obligations, the collateral agent, in accordance with the provision of each indenture will distribute all cash proceeds (after payment of costs of enforcement and collateral administration) of the Collateral for the ratable benefit of the holders of the Notes.

Change of Control

If a Change of Control occurs, each noteholder will have the right to require Issuer to purchase all or a portion (equal to $1,000 or an integral multiple thereof) of such holder’s Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date fixed for redemption), in accordance with the provisions of the next paragraph.

Within 30 days following any Change of Control, Issuer shall mail a notice to each noteholder, with a copy to the Trustee, stating

•	that a Change of Control has occurred and that such noteholder has the right to require Issuer to purchase such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on an interest payment date that is on or prior to the date fixed for purchase);

•	the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

•	the instructions as determined by Issuer, consistent with the covenant described hereunder, that a noteholder must follow in order to have its Notes purchased.

Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Notes pursuant to the Indenture. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant of the Indenture by virtue of this compliance.

The occurrence of a Change of Control would constitute a default under the Credit Facility. In addition, Issuer’s ability to purchase the Notes for cash may be limited by Issuer’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any purchases required in connection with a Change of Control. Issuer’s failure to purchase the Notes in connection with a Change of Control would result in a default under the Indenture, which would, in turn, constitute a default under the Credit Facility.

The definition of Change of Control includes a phrase relating to the sale, assignment, transfer, lease, conveyance or other disposition of “all or substantially all” of the properties or assets of Terra Industries and certain subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a noteholder to require us to repurchase its notes as a result of a sale, assignment, transfer, lease, conveyance or other disposition of less than all of the assets of Terra Industries and certain subsidiaries taken as a whole to another person or group may be uncertain.

Certain Covenants

The Indenture contains certain covenants, including, among others, the following:

Limitation on Incurrence of Indebtedness

Parent will not, and will not permit any Restricted Subsidiary to, incur, directly or indirectly, any Indebtedness; provided that Issuer or any Guarantor may incur Indebtedness if, immediately after giving effect to such incurrence, the Consolidated Coverage Ratio is at least 2.0 to 1.0 (this proviso, the “Coverage Ratio Exception”).

The foregoing paragraph will not prohibit incurrence of the following Indebtedness (collectively, “Permitted Indebtedness”):

(1) the Notes issued on the Issue Date and any related Guarantees;

(2) Indebtedness of Parent or any Restricted Subsidiary to the extent outstanding on the Issue Date (other than Indebtedness under the Credit Facility);

(3) Indebtedness of Parent or any Restricted Subsidiary under the Credit Facility in an aggregate amount at any time outstanding pursuant to this clause (3) (including amounts outstanding on the date of the Indenture) not to exceed the greater of

•	$225.0 million; and

•	the sum of (x) 70% of the net book value of the inventory of Parent and the Restricted Subsidiaries and (y) 85% of the net book value of the accounts receivable of Parent and the Restricted Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP;

(4) Refinancing Indebtedness in respect of Indebtedness incurred pursuant to the Coverage Ratio Exception, clause (1) of this paragraph (including the Exchange Notes and any Guarantees thereof), clause (2) of this paragraph (other than any Indebtedness owed to Parent or any of its Subsidiaries) or this clause (4);

(5) Indebtedness owed by Parent or any Restricted Subsidiary to Parent or any Restricted Subsidiary; provided that

•	any such Indebtedness owed by Issuer shall be subordinated by its terms to the prior payment in full in cash of all Obligations with respect to the Notes, and any such Indebtedness owed by any Guarantor (other than to Issuer or any other Guarantor) shall be subordinated by its terms to the prior payment in full in cash of all Obligations with respect to the Guarantee of such Guarantor; and

•	if such Indebtedness is held by a Person other than Parent or any Restricted Subsidiary, Parent or such Restricted Subsidiary shall be deemed to have incurred Indebtedness not permitted by this clause (5);

(6) the guarantee by Issuer or any Guarantor of Indebtedness of Issuer or a Guarantor and (y) the guarantee by any Restricted Subsidiary that is not a Guarantor of Indebtedness of any other Restricted Subsidiary that is not a Guarantor; provided that, in each case, the Indebtedness being guaranteed is incurred pursuant to the Coverage Ratio Exception or is Permitted Indebtedness;

(7) Hedging Obligations;

(8) industrial revenue bonds or similar tax-exempt Indebtedness, Purchase Money Indebtedness and Capital Lease Obligations of Parent or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any assets (including capital expenditures of Parent or any Restricted Subsidiary), and Refinancings thereof, in an aggregate amount not to exceed $15.0 million at any time outstanding;

(9) Indebtedness of any Foreign Subsidiary in an aggregate amount not to exceed $15.0 million at any time outstanding;

(10) Indebtedness represented by letters of credit in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements of Parent or any Restricted Subsidiary in the ordinary course of business;

(11) customary indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the acquisition or disposition of any assets of Parent or any Restricted Subsidiary (other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition);

(12) obligations in respect of performance bonds and completion, guarantee, surety and similar bonds in the ordinary course of business;

(13) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds; provided that such Indebtedness is extinguished within five business days of incurrence;

(14) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(15) Indebtedness consisting of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business;

(16) Indebtedness the net proceeds of which are used solely to pay Federal, state or local taxes arising as a result of any recharacterization of TNCLP or TNLP as an association taxable as a corporation as a result of changes after the Issue Date in law, regulation or the interpretation thereof by governmental authorities;

(17) guarantees by Terra UK of Terra UK Customer Debt; provided that

•	the aggregate principal amount of the Indebtedness so guaranteed by Terra UK with respect to any customer at any time shall not exceed 50% of the aggregate principal amount of the Terra UK Customer Debt of such customer outstanding at such time; and

•	the aggregate principal amount of Terra UK Customer Debt guaranteed by Terra UK at any time during any fiscal year shall not exceed (x) (Pounds)15,000,000 minus (y) the aggregate amount of payments made by Terra UK under all such guarantees during such fiscal year; and

(18) additional Indebtedness in an aggregate amount not to exceed $30.0 million at any time outstanding.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (18) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, Issuer shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described (except that Indebtedness outstanding under the Credit Facility on the Issue Date shall be deemed to have been incurred under clause (3) above) and may later reclassify such item into any one or more of the categories of Indebtedness described above (provided that at the time of reclassification it meets the criteria in such category or categories). The maximum amount of Indebtedness that Parent or any Restricted Subsidiary may incur pursuant to this covenant will not be deemed to be exceeded solely as the result of fluctuations in the exchange rates of currencies. In determining the amount of Indebtedness outstanding under one of the clauses above, the outstanding principal amount of any particular Indebtedness of any Person shall be counted only once and any obligation of such Person or any other Person arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall be disregarded so long as it is permitted to be incurred by the Person or Persons incurring such obligation.

Notwithstanding the foregoing, Parent will not, and will not permit Issuer or any other Guarantor to, incur any Indebtedness that purports to be by its terms (or by the terms of any agreement or instrument governing such Indebtedness) subordinated to any other Indebtedness of Parent, Issuer or of such other Guarantor, as the case may be, unless such Indebtedness is also by its terms made subordinated to the Notes or the Guarantee of such Guarantor, as applicable, to at least the same extent as such Indebtedness is subordinated to such other Indebtedness of Issuer or such Guarantor, as the case may be.

Limitation on Restricted Payments

Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, declare or make a Restricted Payment if

(1) a Default has occurred and is continuing or would result therefrom;

(2) Issuer could not incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

(3) the aggregate amount of such Restricted Payment together with all other Restricted Payments (the amount of any Restricted Payments made in assets other than cash to be valued at its Fair Market Value) declared or made since the Issue Date (other than any Restricted Payment described in clause (2), (3), (4), (5), (6) or (8) of the next paragraph) would exceed the sum (the “Basket”) of

(a) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from June 30, 2003 to the end of the most recent fiscal quarter prior to the date of such Restricted Payment for which internal financial statements are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

(b) the aggregate Net Cash Proceeds received by Parent from the issuance and sale (other than to a Subsidiary of Parent) of Qualified Stock subsequent to the Issue Date; plus

(c) the amount by which Indebtedness or Disqualified Stock incurred or issued subsequent to the Issue Date is reduced on Parent’s consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of Parent) into Qualified Stock (less the amount of any cash, or the Fair Market Value of any other asset, distributed by Parent or any Restricted Subsidiary upon such conversion or exchange); provided that such amount shall not exceed the aggregate Net Cash Proceeds received by Parent or any Restricted Subsidiary from the issuance and sale (other than to a Subsidiary of Parent) of such Indebtedness or Disqualified Stock; plus

(d) to the extent not included in the calculation of the Consolidated Net Income referred to in (a), an amount equal to, without duplication;

•	100% of the aggregate net proceeds (including the Fair Market Value of assets other than cash) received by Parent or any Restricted Subsidiary upon the sale or other disposition of any Investment (other than a Permitted Investment) made by Parent or any Restricted Subsidiary since the Issue Date; plus

•	the net reduction in Investments (other than Permitted Investments) in any Person resulting from dividends, repayments of loans or advances or other Transfers of assets subsequent to the Issue Date, in each case to Parent or any Restricted Subsidiary from such Person; plus

•	to the extent that the Basket was reduced as the result of the designation of an Unrestricted Subsidiary, the portion (proportionate to Parent’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is redesignated, or liquidated or merged into, a Restricted Subsidiary provided that the foregoing shall not exceed, in the aggregate, the amount of all Investments which previously reduced the Basket.

The provisions of the foregoing paragraph shall not prohibit the following:

(1) dividends paid within 90 days after the date of declaration thereof if at such date of declaration such dividend would have been permitted under the Indenture;

(2) any repurchase, redemption, retirement or other acquisition of Capital Stock or Subordinated Obligations made in exchange for, or out of the proceeds of the substantially concurrent issuance and sale (other than to a Subsidiary of Parent) of, Qualified Stock or, with respect to any such Subordinated Obligations, in exchange for or out of the proceeds of the substantially concurrent incurrence and sale (other than to a Subsidiary of Parent) of Refinancing Indebtedness thereof; provided that (x) no such exchange or issuance and sale shall increase the Basket and (y) no Default has occurred and is continuing or would occur as a consequence thereof;

(3) the purchase, redemption, acquisition, cancellation or other retirement for a nominal value per right of any rights granted to all the holders of Common Stock of Parent pursuant to any shareholders’ rights plan adopted for the purpose of protecting shareholders from unfair takeover tactics; provided that any such purchase, redemption, acquisition, cancellation or other retirement of such rights shall not be for the purpose of evading the limitations of this covenant (all as determined in good faith by the Board of Directors);

(4) payments by Parent or any Restricted Subsidiary in respect of Indebtedness of Parent or any Restricted Subsidiary owed to Parent or another Restricted Subsidiary;

(5) repurchases of Capital Stock deemed to occur upon the exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price thereof and repurchases of Capital Stock deemed to occur upon the withholding of a portion of the Capital Stock granted or awarded to an employee to pay for the taxes payable by such employee upon such grant or award;

(6) if no Default has occurred and is continuing or would occur as a consequence thereof, the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date; provided that, at the time of the issuance of such Designated Preferred Stock and after giving pro forma effect thereto, Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception;

(7) purchases of the Capital Stock, or contributions to the equity, of any Foreign Subsidiary to the extent that Investments in the form of Indebtedness advanced to such Foreign Subsidiary would, or are likely to, result in (x) any then existing Indebtedness owing by such Foreign Subsidiary to Parent or any Restricted Subsidiary being characterized as equity under the “thin capitalization” rules of the Code or under any other applicable law or (y) any similar consequences; or

(8) Restricted Payments of up to $15.0 million in the aggregate since the Issue Date.

Limitation on Liens

Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Lien of any kind on any asset of Parent or any Restricted Subsidiary (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except:

(1) in the case of any asset that does not constitute Collateral, Permitted Liens, unless the Notes and the Guarantees are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien; and

(2) in the case of any asset that constitutes Collateral, Liens of the type permitted thereon to the extent and for so long as such Liens secure or are permitted to be incurred under the Credit Facility; provided that such Liens shall not secure Indebtedness other than the Notes, the 2008 Notes and Indebtedness of the type described under clauses (3) and (7) of the definition of Permitted Indebtedness.

In the case of clause (1), if the obligations so secured are subordinated by their terms to the Notes or a Guarantee, the Lien securing such obligations will also be so subordinated by its terms at least to the same extent.

Limitation on Transactions with Affiliates

Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or series of related transactions, Transfer any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any affiliate of Parent (an “Affiliate Transaction”), unless the terms thereof are no less favorable to Parent or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm’s-length dealings with a Person that is not such an affiliate.

The Board of Directors must approve each Affiliate Transaction that involves aggregate payments or other assets or services with a Fair Market Value in excess of $5.0 million. This approval must be evidenced by a board resolution that states that such board has determined that the transaction complies with the foregoing provisions.

If Parent or any Restricted Subsidiary enters into an Affiliate Transaction that involves aggregate payments or other assets or services with a Fair Market Value in excess of $15.0 million, then prior to the consummation of that Affiliate Transaction, Parent must obtain a favorable opinion from an Independent Financial Advisor that it has determined such Affiliate Transaction to be fair, from a financial point of view, to the noteholders, and deliver that opinion to the Trustee.

The provisions of the three foregoing paragraphs will not prohibit the following:

(1) transactions exclusively between or among (a) Parent and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries; provided, in each case, that no affiliate of Parent (other than another Restricted Subsidiary) owns Capital Stock in any such Restricted Subsidiary;

(2) customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case approved by the Board of Directors;

(3) the entering into of a tax sharing agreement, or payments pursuant thereto, between Parent and/or one or more Subsidiaries, on the one hand, and any other Person with which Parent or such Subsidiaries are required or permitted to file a consolidated tax return or with which Parent or such Subsidiaries are part of a consolidated group for tax purposes, on the other hand, which payments by Parent and the Restricted Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis;

(4) loans and advances permitted by clause (6) of the definition of “Permitted Investments”;

(5) Restricted Payments of the type described in clause (1), (2) or (3) of the definition of “Restricted Payment” and which are made in accordance with the covenant described under “—Limitation on Restricted Payments”;

(6) any transaction with an affiliate where the only consideration paid by Parent or any Restricted Subsidiary is Qualified Stock;

(7) the provision of management, financial and operational services by Parent and its Subsidiaries to affiliates of Parent in which Parent or any Restricted Subsidiary has an Investment and the payment of compensation for such services; provided that the Board of Directors has determined that the provision of such services is in the best interests of Parent and the Restricted Subsidiaries;

(8) transactions between Parent or any Subsidiary and any Securitization Entity in connection with a Qualified Securitization Transaction, in each case provided that such transactions are not otherwise prohibited by the Indenture;

(9) transactions with a Person that is an affiliate solely because Parent or any Restricted Subsidiary owns Capital Stock in such Person; provided that no affiliate of Parent (other than a Restricted Subsidiary) owns Capital Stock in such Person; or

(10) purchases and sales of raw materials or inventory in the ordinary course of business on market terms.

Limitation on Asset Sales

Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(i) Parent or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale; and

(ii) at least 85% of the total consideration received in such Asset Sale consists of cash, Temporary Cash Investments or assets referred to in clause (c) below, in each case, valued at the Fair Market Value thereof, or a combination of the foregoing.

For purposes of clause (ii) above, the following shall be deemed to be cash:

•	the amount (without duplication) of any Indebtedness (other than Subordinated Obligations) of Parent or such Restricted Subsidiary that is expressly assumed by the Transferee in such Asset Sale and with respect to which Parent or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness; and

•	the amount of any obligations received from such Transferee that are within 60 days repaid, converted into or sold or otherwise disposed of for cash or Temporary Cash Investments (to the extent of the cash or Temporary Cash Investments actually so received).

If at any time any non-cash consideration received by Parent or any Restricted Subsidiary in connection with any Asset Sale is repaid, converted into or sold or otherwise disposed of for cash or Temporary Cash Investments (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion, sale or other disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this covenant.

If Parent or any Restricted Subsidiary engages in an Asset Sale, Parent or a Restricted Subsidiary shall, no later than 365 days following the consummation thereof, apply an amount equal to all or any of the Net Available Proceeds therefrom as follows:

(a) to repay amounts owing under the Credit Facility in accordance with the Credit Facility;

(b) to redeem, purchase or repay 2008 Notes that are outstanding on the Issue Date; and/or

(c) to make an investment in or expenditure for assets (including Capital Stock of any Person) that replace the assets that were the subject of the Asset Sale or in assets (including Capital Stock of any Person) that will be used in the Permitted Business.

The amount of Net Available Proceeds not applied or invested as provided in this paragraph will constitute “Excess Proceeds.”

When the aggregate amount of Excess Proceeds equals or exceeds $15.0 million, Issuer will be required to make an offer to purchase from all noteholders an aggregate principal amount of Notes equal to the amount of such Excess Proceeds (a “Net Proceeds Offer”) in accordance with the procedures set forth in the Indenture.

The offer price for the Notes will be payable in cash and will be equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the “Offered Price”). If the aggregate Offered Price of Notes validly tendered and not withdrawn by noteholders thereof exceeds the amount of Excess Proceeds, Notes to be purchased will be selected on a pro rata basis. Upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds shall be reduced to zero.

To the extent that the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer is less than the Excess Proceeds (such shortfall constituting a “Net Proceeds Deficiency”), Issuer may use the Net Proceeds Deficiency, or a portion thereof, for general corporate purposes; provided that to the extent that all or a portion of the Net Proceeds Deficiency is comprised of proceeds from the Transfer of Collateral, such proceeds shall remain subject to the Lien of the Indenture and the applicable Security Documents.

In the event of the Transfer of substantially all (but not all) of the assets of Parent and the Restricted Subsidiaries as an entirety to a Person in a transaction covered by and effected in accordance with the covenant described under “—Merger, Consolidation and Sale of Assets,” the Transferee shall be deemed to have sold for cash at Fair Market Value the assets of Parent and the Restricted Subsidiaries not so Transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale (with such Fair Market Value being deemed to be Net Available Proceeds for such purpose).

Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with any purchase of Notes pursuant to the Indenture. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of this compliance.

Limitation on Dividend and Other Restrictions Affecting Restricted Subsidiaries

Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a) pay dividends or make any other distributions on its Capital Stock to Parent or any other Restricted Subsidiary or pay any Indebtedness owed to Parent or any other Restricted Subsidiary;

(b) make any loans or advances to, or guarantee any Indebtedness of, Parent or any other Restricted Subsidiary, or

(c) Transfer any of its assets to Parent or any other Restricted Subsidiary, except:

(1) any encumbrance or restriction (A) pursuant to an agreement in effect at or entered into on the Issue Date (including the Indenture and the Credit Facility), as such encumbrance or restriction is in effect on the Issue Date and (B) in the Credit Facility having the effect of restricting Issuer or any Restricted Subsidiary from taking any of the actions described in clauses (a), (b) or (c) above with respect to, or for the benefit of, Parent or any intermediate holding company between Parent and Issuer;

(2) restrictions on the Transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

(3) restrictions on the Transfer of assets imposed under any agreement to sell such assets permitted under the Indenture pending the closing of such sale;

(4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the assets of any Person, other than the Person or the assets of the Person so acquired;

(5) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the Transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

(6) Purchase Money Indebtedness and Capital Lease Obligations incurred pursuant to clause (8) of the definition of “Permitted Indebtedness” that impose restrictions of the nature described in clause (c) above on the assets acquired;

(7) any encumbrances or restrictions imposed by any amendments or Refinancings of the contracts, instruments or obligations referred to in clause (1), (4) or (6) above; provided that such amendments or Refinancings are, in the good faith judgment of the Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or Refinancing;

(8) covenants to maintain net worth, total assets or liquidity and similar financial responsibility covenants under contracts with customers or suppliers in the ordinary course of business;

(9) any such encumbrance or restriction consisting of customary provisions in leases governing leasehold interests to the extent such provisions restrict the Transfer of the lease or the property leased thereunder; and

(10) any restriction imposed by applicable law.

Limitation on Sale and Leaseback Transactions

Parent will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction; provided that Parent or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

(1) Parent or such Restricted Subsidiary could have

•	incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction pursuant to the covenant described under “—Limitation on Incurrence of Indebtedness,” and

•	incurred a Lien to secure such Indebtedness pursuant to the covenant described under “—Limitation on Liens”;

(2) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the Fair Market Value of the asset that is the subject of such Sale and Leaseback Transaction; and

(3) the Transfer of the asset in such Sale and Leaseback Transaction is permitted by, and Issuer applies the proceeds of such transaction in compliance with, the covenant described under “—Limitation on Asset Sales.”

Additional Guarantees

If Parent or any Restricted Subsidiary Transfers, acquires or creates another Restricted Subsidiary (other than any Foreign Subsidiary) after the date of the Indenture, then that newly acquired or created Restricted Subsidiary shall, within ten business days of the date on which it was acquired or created, execute and deliver to the Trustee (1) a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall fully and unconditionally guarantee all of Issuer’s obligations under the Notes and the Indenture on the terms set forth in the Indenture and (2) Security Documents in form and substance reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall grant to the Trustee a second priority security interest in and Lien on its assets constituting Collateral. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture until released in accordance with the terms of the Indenture as described under “—Guarantees.”

If TNCLP becomes a Wholly Owned Subsidiary, TNCLP and TNLP shall, concurrently with the release of the limited partnership interests in TNCLP from the Lien securing the 2008 Notes, execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which TNCLP and TNLP shall fully and unconditionally guarantee all of Issuer’s obligations under the Notes and the Indenture on the terms set forth in the Indenture. Thereafter, each of TNCLP and TNLP shall be a Guarantor for all purposes of the Indenture until released in accordance with the Indenture as described under “—Guarantees.”

Merger, Consolidation and Sale of Assets

(A) Parent will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or Transfer (or cause or permit any Restricted Subsidiary of Parent to Transfer) all or substantially all of Parent’s assets (determined on a consolidated basis for Parent and its Subsidiaries) whether as an entirety or substantially as an entirety to any Person, unless

(1) either

(a) Parent is the surviving or continuing corporation; or

(b) the Person (if other than Parent) formed by such consolidation or into which Parent is merged or the Transferee of such assets (the “Parent Surviving Entity”):

(x) is a corporation or limited liability company organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(y) expressly assumes, by supplemental indenture and Security Documents (in each case, in form and substance satisfactory to the Trustee) executed and delivered to the Trustee, all of the Obligations of Parent under its Guarantee and the performance of every covenant under Parent’s Guarantee, the Indenture, the Exchange and Registration Rights Agreement and the Security Documents on the part of Parent to be performed or observed; and

(2) each of the conditions specified in paragraph (D) below is satisfied.

For purposes of the foregoing, the Transfer in a single transaction or series of related transactions of all or substantially all of the assets of one or more Restricted Subsidiaries of Parent, the Capital Stock of which constitutes all or substantially all of the assets of Parent (determined on a consolidated basis for Parent and its Subsidiaries), shall be deemed to be the Transfer of all or substantially all of the assets of Parent.

The Indenture provides that upon any consolidation or merger in which Parent is not the continuing corporation, or any Transfer of all or substantially all of the assets of Parent in accordance with the foregoing, the Parent Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, Parent under its Guarantee, the Indenture, the Exchange and Registration Rights Agreement and the Security Documents with the same effect as if such Parent Surviving Entity had been named as such.

(B) Issuer will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or Transfer (or cause or permit any Restricted Subsidiary of Issuer to Transfer) all or substantially all of Issuer’s assets (determined on a consolidated basis for Issuer and its Subsidiaries) whether as an entirety or substantially as an entirety to any Person, unless

(1) either

(a) Issuer is the surviving or continuing corporation; or

(b) the Person (if other than Issuer) formed by such consolidation or into which Issuer is merged or the Transferee of such assets (the “Issuer Surviving Entity”):

(x) is a corporation or limited liability company organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(y) expressly assumes, by supplemental indenture and Security Documents (in each case, in form and substance satisfactory to the Trustee) executed and delivered to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes and the performance of every covenant under the Notes, the Indenture, the Exchange and Registration Rights Agreement and the Security Documents on the part of Issuer to be performed or observed; and

(2) each of the conditions specified in paragraph (D) below is satisfied.

For purposes of the foregoing, the Transfer in a single transaction or series of related transactions of all or substantially all of the assets of one or more Restricted Subsidiaries of Issuer, the Capital Stock of which constitutes all or substantially all of the assets of Issuer (determined on a consolidated basis for Issuer and its Subsidiaries), shall be deemed to be the Transfer of all or substantially all of the assets of Issuer.

The Indenture provides that upon any consolidation or merger in which Issuer is not the continuing corporation or any Transfer of all or substantially all of the assets of Issuer in accordance with the foregoing, the Issuer Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, Issuer under the Notes, the Indenture, the Exchange and Registration Rights Agreement and the Security Documents with the same effect as if such Issuer Surviving Entity had been named as such.

(C) No Guarantor (other than Parent) will, and Parent will not cause or permit any such Guarantor to, consolidate with or merge with or into any Person unless

(1) either

(a) such Guarantor shall be the surviving or continuing corporation; or

(b) the Person (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged shall expressly assume, by supplemental indenture and Security Documents (in each case, in form and substance satisfactory to the Trustee) executed and delivered to the Trustee, all of the obligations of such Guarantor under its Guarantee and the performance of every covenant under such Guarantor’s Guarantee, the Indenture, the Exchange and Registration Rights Agreement and the Security Documents on the part of such Guarantor to be performed or observed; and

(2) each of the conditions specified in paragraph (D) below (other than clause (1) thereof) is satisfied.

The requirements of this paragraph (C) shall not apply to (x) a consolidation or merger of any Guarantor with and into Issuer or any other Guarantor, so long as Issuer or a Guarantor survives such consolidation or merger, or (y) a Transfer of any Guarantor that complies with the covenant described under “—Limitation on Asset Sales.”

(D) The following additional conditions shall apply to each transaction described in paragraph (A), (B) or (C), except that clause (1) below shall not apply to a transaction described in paragraph (C):

(1) immediately after giving effect to such transaction and the assumption contemplated above (including giving effect to any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), Parent (or the Parent Surviving Entity, if applicable)

(x) could incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; and

(y) has a Consolidated Net Worth not less than the Consolidated Net Worth of Parent immediately before the transaction;

(2) immediately before and immediately after giving effect to such transaction and the assumption contemplated above (including giving effect to any Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default has occurred and is continuing;

(3) Parent, Issuer, such Guarantor or the relevant surviving entity, as applicable, shall cause such amendments, supplements or other instruments to be filed, executed and/or recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by or Transferred to such Person, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the UCC of the relevant states;

(4) the Collateral owned by or Transferred to Parent, Issuer, such Guarantor or the relevant surviving entity, as applicable, shall

(a) continue to constitute Collateral under the Indenture and the Security Documents,

(b) be subject to the Lien in favor of the Trustee for the benefit of the noteholders, and

(c) not be subject to any Lien other than Liens permitted by the Security Documents;

(5) the assets of the Person which is merged or consolidated with or into the relevant surviving entity, to the extent that they are assets of the types which would constitute Collateral under the Security Documents, shall be treated as after acquired property and such surviving entity shall take such action as may be reasonably necessary to cause such assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in the Indenture; and

(6) Parent shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such transaction and, if a supplemental indenture or supplemental Security Documents are required in connection with such transaction, such supplemental indenture and Security Documents comply with the applicable provisions of the Indenture, that all conditions precedent in the Indenture relating to such transaction have been satisfied and that supplemental indenture and Security Documents are enforceable.

SEC Reports

Whether or not Issuer and the Guarantors are then subject to Section 13(a) or 15(d) of the Exchange Act, Issuer and the Guarantors will electronically file with the Commission, so long as the Notes are outstanding, the annual reports, quarterly reports and other periodic reports that Issuer and the Guarantors would be required to file with the Commission pursuant to Section 13(a) or 15(d) if Issuer and the Guarantors were so subject, and such documents will be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which Issuer and the Guarantors would be required so to file such documents if Issuer and the Guarantors were so subject, unless, in any case, if such filings are not then permitted by the Commission.

If such filings with Commission are not then permitted by the Commission, or such filings are not generally available on the Internet free of charge, Issuer and the Guarantors will, within 15 days of each Required Filing Date, transmit by mail to noteholders, as their names and addresses appear in the Note register, without cost to such noteholders, and file with the Trustee copies of the annual reports, quarterly reports and other periodic reports that Issuer and the Guarantors would be required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if Issuer and the Guarantors were subject to such Section 13(a) or 15(d), and promptly upon written request, supply copies of such documents to any prospective holder or beneficial owner at Issuer’s cost.

Conduct of Business

Parent will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Permitted Business.

Events of Default

Any of the following shall constitute an Event of Default:

(1) default for 30 days in the payment when due of interest on any Note

(2) default in the payment when due of principal on any Note, whether upon maturity, acceleration, optional redemption, required repurchase or otherwise;

(3) failure to perform or comply with the covenant described under “—Change of Control”;

(4) failure to perform or comply with any covenant, agreement or warranty in the Indenture (other than any specified in clause (1), (2) or (3) above) which failure continues for 60 days after written notice thereof has been given to Issuer by the Trustee or to Issuer and the Trustee by the holders of at least 25% in aggregate principal amount of the then outstanding Notes;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Parent or any Restricted Subsidiary, whether such Indebtedness now exists or is created after the Issue Date, which

•	is caused by a failure to pay such Indebtedness at Stated Maturity (after giving effect to any grace period related thereto) (a “Payment Default”); or

•	results in the acceleration of such Indebtedness prior to its Stated Maturity;

and in each case, the principal amount of any such Indebtedness as to which a Payment Default or acceleration shall have occurred, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

(6) one or more final and non-appealable judgments, orders or decrees for the payment of money of $15.0 million or more, individually or in the aggregate, shall be entered against Parent or any Restricted Subsidiary or any of their respective properties and which final and non-appealable judgments, orders or decrees are not covered by third party indemnities or insurance as to which coverage has not been disclaimed and are not paid, discharged, bonded or stayed within 60 days after their entry;

(7) a court having jurisdiction in the premises enters (x) a decree or order for relief in respect of Issuer, Parent or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (y) a decree or order adjudging Issuer, Parent or any of its Significant Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Issuer, Parent or any of its Significant Subsidiaries under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Issuer, Parent or any of its Significant Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period 60 consecutive days;

(8) Issuer, Parent or any of its Significant Subsidiaries:

•	commences a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent; or

•	consents t’o the entry of a decree or order for relief in respect of Issuer, Parent or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against Issuer, Parent or any of its Significant Subsidiaries; or

•	files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law; or

•	consents to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of Issuer, Parent or any of its Significant Subsidiaries or of any substantial part of its property; or

•	makes an assignment for the benefit of creditors; or

•	admits in writing its inability to pay its debts generally as they become due; or

•	takes corporate action in furtherance of any such action;

(9) the Guarantee of Parent or any Guarantor that is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared null and void and unenforceable or is found invalid or Parent or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of the Indenture and the Guarantee); or

(10) default by Parent, Issuer or any Guarantor in the performance of any of the Security Documents which adversely affects the enforceability or the validity of the Trustee’s Lien on the Collateral or which adversely affects the condition or value of the Collateral, taken as a whole, in any material respect, repudiation or disaffirmation by Parent, Issuer or any Guarantor of its obligations under any of the Security Documents or the determination in a judicial proceeding that any of the Security Documents is unenforceable or invalid against Parent, Issuer or any Guarantor for any reason.

If an Event of Default occurs and is continuing (other than an Event of Default described in clause (7) or (8) above with respect to Issuer, Parent or any Guarantor that is a Significant Subsidiary), the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default described in clause (7) or (8) above occurs with respect to Issuer, Parent or any Guarantor that is a Significant Subsidiary, the principal of and interest on all the Notes will immediately become due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

Except to enforce the right to receive payment of principal or interest when due, no noteholder may pursue any remedy with respect to the Indenture or the Notes unless:

•	such holder has previously given the Trustee notice that an Event of Default is continuing;

•	holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

•	such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

•	the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity;

•	the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability.

The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each noteholder notice of the Default within 90 days after it occurs. Notwithstanding the foregoing, except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is in the interest of the noteholders. In addition, Issuer is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. Issuer also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action Issuer is taking or proposes to take in respect thereof.

Amendments and Waivers

Except as provided below, the Notes, the Indenture and the Security Documents may be amended with the consent of the holders of a majority of the aggregate principal amount of Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding.

Without the consent of each holder of an outstanding Note affected thereby, no amendment or waiver may:

•	reduce the principal of or change the fixed maturity of any Note;

•	alter the provisions with respect to the redemption or purchase provisions of any Note or the Indenture in a manner adverse to the holders of the Notes (other than the provisions of the Indenture relating to any offer to purchase required under the covenants described under “—Change of Control”);

•	waive a redemption or purchase payment due with respect to any Note;

•	reduce the rate of or change the time for payment of interest on any Note;

•	waive a Default in the payment of principal or interest on the Notes (except that holders of at least a majority in aggregate principal amount of the then outstanding Notes may (x) rescind an acceleration of the Notes that resulted from a non-payment default and (y) waive the payment default that resulted from such acceleration);

•	make the principal of or interest on any Note payable in money other than United States Dollars;

•	make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of or interest on the Notes;

•	release from the Lien of the Indenture and the Security Documents all or substantially all of the Collateral except in accordance with the terms of the Indenture and the Security Documents;

•	make the Notes or any Guarantee subordinated by their or its terms in right of payment to any other Indebtedness;

•	release Parent or any Guarantor that is a Significant Subsidiary from its Guarantee except in compliance with the Indenture; or

•	make any change in the amendment and waiver provisions of the Indenture;

provided further that no such amendment or waiver may, without the consent of the holders of two-thirds of the aggregate principal amount of Notes then outstanding, amend or waive any of the provisions (including the definitions thereto) relating to the covenants described under “—Change of Control” in a manner materially adverse to the noteholders.

Without the consent of any noteholder, Issuer and the Trustee may amend Notes, the Indenture and the Security Documents:

•	to cure any ambiguity, defect or inconsistency;

•	to provide for the assumption by a successor Person of the obligations of Parent, Issuer or any Guarantor under the Indenture in accordance with the covenant described under “—Certain Covenants—Merger, Consolidation and Sale of Assets”;

•	to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

•	to add a Guarantor;

•	to release Parent or a Guarantor from its Guarantee and the Security Documents when permitted by the Indenture;

•	to add any additional asset as Collateral;

•	to release Collateral from the Lien of the Indenture and the Security Documents when permitted or required by the Indenture;

•	to add to the covenants of Parent or Issuer for the benefit of the noteholders or to surrender any right or power conferred upon Parent or Issuer;

•	to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act; or

•	to make any other change that does not materially adversely affect the rights of any noteholder.

The consent of the noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver.

After an amendment or waiver under the Indenture becomes effective, Issuer is required to mail to noteholders a notice briefly describing such amendment or waiver. However, the failure to give such notice to all noteholders, or any defect therein, will not impair or affect the validity of the amendment or waiver.

Transfer

Notes were issued in registered form and are transferable only upon the surrender of the Notes being transferred for registration of transfer. No service charge will be made for any registration of transfer or exchange of Notes, but Issuer may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Discharge of Indenture and Defeasance

The Indenture will, subject to certain surviving provisions, cease to be of further effect when:

(1) Issuer delivers to the Trustee all outstanding Notes (other than Notes replaced because of mutilation, loss, destruction or wrongful taking) for cancellation; or

(2) all outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption as described above, and Issuer irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon, and if in either case Issuer pays all other sums payable under the Indenture by Issuer. The Trustee will acknowledge satisfaction and discharge of the Indenture on demand of Issuer accompanied by an officers’ certificate and an opinion of counsel and at the cost and expense of Issuer.

Subject to the conditions to defeasance described below and in the Indenture and the survival of certain provisions, Issuer at any time may terminate:

(1) all its obligations under the Notes and the Indenture (“legal defeasance option”); or

(2) its obligations under certain restrictive covenants and the related Events of Default (“covenant defeasance option”).

Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default referred to in clause (2) of the immediately preceding paragraph.

In order to exercise either defeasance option, Issuer must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an opinion of counsel to the effect that holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or change in applicable federal income tax law).

Concerning the Trustee

U.S. Bank National Association is the Trustee under the Indenture and the Security Documents and has been appointed by Issuer as Registrar and Paying Agent with regard to the Notes.

The holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that if an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any noteholder, unless such noteholder shall have offered to the Trustee reasonable security or indemnity reasonably acceptable to it against any cost, expense and liabilities which might be incurred by it in compliance with such request.

Governing Law

The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Certain Definitions

“2008 Notes” means Issuer’s 12 7/8% Senior Secured Notes due 2008.

“2008 Notes Collateral” means the collateral from time to time securing Obligations with respect to the 2008 Notes; provided that the Collateral or any other collateral from time to time securing the Notes shall not be 2008 Notes Collateral for the purposes of the Indenture.

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to Parent or any Restricted Subsidiary, any Indebtedness of a Person (other than Parent or a Restricted Subsidiary) existing at the time such Person is merged with or into Parent or a Restricted Subsidiary, or Indebtedness expressly assumed by Parent or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

“Accounts” has the meaning provided in the Uniform Commercial Code of the State of New York, as amended.

“affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Asset Sale” means any Transfer by Parent or any Restricted Subsidiary of:

•	any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares and, to the extent required by local ownership laws in foreign countries, shares owned by foreign shareholders);

•	all or substantially all the assets of any division, business segment or comparable line of business of Parent or any Restricted Subsidiary; or

•	any other assets of Parent or any Restricted Subsidiary outside of the ordinary course of business of Parent or such Restricted Subsidiary.

Notwithstanding the foregoing, the term “Asset Sale” shall not include:

(1) for purposes of the covenant described under “—Certain Covenants—Limitation on Asset Sales,” a Transfer that constitutes a Permitted Investment or a Restricted Payment permitted by the covenant described under “—Certain Covenants—Limitation on Restricted Payments” or “—Certain Covenants—Merger, Consolidation and Sale of Assets”;

(2) sales of accounts receivable of the type specified in the definition of “Qualified Securitization Transaction” to a Securitization Entity for the Fair Market Value thereof;

(3) sales or grants of non-exclusive licenses to use the patents, trade secrets, know-how and other intellectual property of Parent or any Restricted Subsidiary to the extent that such licenses are granted in the ordinary course of business, and do not prohibit Parent or any Restricted Subsidiary from using the technologies licensed and do not require Parent or any Restricted Subsidiary to pay any fees for any such use;

(4) a Transfer pursuant to any foreclosure of assets or other remedy provided by applicable law by a creditor of Parent or any Restricted Subsidiary with a Lien on such assets, if such Lien is permitted under the Indenture;

(5) a Transfer involving only Temporary Cash Investments or inventory in the ordinary course of business;

(6) any Transfer of damaged, worn-out or obsolete equipment in the ordinary course of business;

(7) the lease or sublease of any real or personal property in the ordinary course of business; provided that, to the extent such property constitutes Collateral, such lease or sublease shall comply with the provisions of the applicable Security Documents;

(8) the sale at cost of equipment pursuant to a program in which participants agree to purchase or construct and maintain specific spare parts necessary to operate production facilities in the Permitted Business; or

(9) a Transfer of assets having a Fair Market Value and a sale price of less than $1.0 million.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted at the implied interest rate in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

“Bank Collateral Agent” means the Person designated as such under the Credit Facility or a Person otherwise performing the duties typical of a collateral agent under a credit facility like the Credit Facility.

“Basket” has the meaning set forth under “—Certain Covenants—Limitation on Restricted Payments.”

“Capital Lease Obligations” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP. The amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Change of Control” means the occurrence of any of the following events:

(1) Issuer ceases to be a Wholly Owned Subsidiary of Parent;

(2) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have “beneficial ownership” of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing 50% or more of the voting power of the total outstanding Voting Stock of Parent;

(3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to the Board of Directors or whose nomination for election by the shareholders of Parent was approved by a vote of 66 2/3% of the directors of Parent then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

(4) Parent consolidates with or merges with or into another Person or another Person merges with or into Parent, or all or substantially all the assets of Parent and the Restricted Subsidiaries, taken as a whole, are Transferred to another Person (other than to a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of Parent that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of Parent are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person; or

(5) Parent or Issuer liquidates or dissolves or the stockholders of Parent adopt a plan of liquidation or dissolution.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means, collectively, all of the assets listed in the first paragraph under “—Ranking and Collateral” and all other assets that are from time to time subject to or are required to be subject to the Lien of the Indenture and the Security Documents.

“Comparable Treasury Issue” means the United States Treasury security selected by a Reference Treasury Dealer as having a maturity comparable to the Stated Maturity of the principal of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining life of the Notes.

“Comparable Treasury Price” means, with respect to any date of redemption or purchase:

•	the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such date of redemption or purchase, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities”; or

•	if such release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations.

“Consolidated Coverage Ratio” as of any date of determination means the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available to (b) Consolidated Fixed Charges for such four fiscal quarters; provided that:

(1) if Parent or any Restricted Subsidiary has incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an incurrence of Indebtedness, or both, EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period (except that, in the case of Indebtedness used to finance working capital needs incurred under a revolving credit or similar arrangement, the amount thereof shall be deemed to be the average daily balance of such Indebtedness during such four-fiscal-quarter period)

(2) if since the beginning of such period Parent or any Restricted Subsidiary shall have Transferred any assets outside the ordinary course of business, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Transfer for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period, and Consolidated Fixed Charges for such period shall be reduced by an amount equal to the Consolidated Fixed Charges directly attributable to any Indebtedness of Parent or any Restricted Subsidiary repaid, repurchased, defeased, assumed by a third person (to the extent Parent and its Restricted Subsidiaries are no longer liable for such Indebtedness) or otherwise discharged with respect to Parent and its continuing Restricted Subsidiaries in connection with such Transfer for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Fixed Charges for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Parent and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3) if since the beginning of such period Parent or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, which acquisition constitutes all or substantially all of an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction requiring a calculation to be made hereunder, EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Parent or any Restricted Subsidiary since the beginning of such period) shall have made any Transfer of assets outside the ordinary course of business, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or clause (3) above if made by Parent or a Restricted Subsidiary during such period, EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving pro forma effect thereto as if such Transfer, Investment or acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income, earnings or expense relating thereto and the amount of Consolidated Fixed Charges associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be prepared in accordance with Regulation S-X promulgated by the Commission and after giving effect to any Pro Forma Cost Savings. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

“Consolidated Fixed Charges” means, with respect to any period, the sum (without duplication) of:

(1) the interest expense of Parent and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, including, without limitation:

•	amortization of debt issuance costs and debt discount;

•	the net payments, if any, under Interest Rate Agreements (including amortization of discounts);

•	the interest portion of any deferred payment obligation;

•	accrued interest;

•	commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers acceptance financings;

(2) the interest component of the Capital Lease Obligations paid or accrued during such period;

(3) all interest capitalized during such period;

(4) interest accrued during such period on Indebtedness of the type described in clause (6) or (7) of the definition of “Indebtedness”; and

(5) the product of

•	the amount of all dividends on any series of Preferred Stock of Parent and the Restricted Subsidiaries (other than dividends paid in Qualified Stock and other than dividends paid to Parent or to a Restricted Subsidiary) paid, accrued or scheduled to be paid or accrued during such period times;

•	a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state and local tax rate of Parent, expressed as a decimal;

excluding, however, any amount of such interest of any Restricted Subsidiary if the net income (or loss) of such Restricted Subsidiary is excluded in the calculation of Consolidated Net Income pursuant to clause (3) of the proviso in the definition of “Consolidated Net Income” (but only in the same proportion as the net income (or loss) of such Restricted Subsidiary is so excluded from the calculation of Consolidated Net Income).

“Consolidated Net Income” means, for any period, the net income (or loss) of Parent and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied; provided that there shall not be included in such Consolidated Net Income:

(1) any extraordinary gains or extraordinary losses;

(2) any net income or loss of any Person if such Person is not a Restricted Subsidiary, except that the equity of Parent or any Restricted Subsidiary in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Parent or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below);

(3) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, without prior approval (that has not been obtained), pursuant to the terms of its charter or any agreement, instrument and governmental regulation applicable to such Restricted Subsidiary or its stockholders;

(4) any gain or loss realized upon the sale or other disposition of (x) any assets (including pursuant to Sale and Leaseback Transactions) which is not sold or otherwise disposed of in the ordinary course of business or (y) any Capital Stock of any Person; and

(5) the cumulative effect of a change in accounting principles;

provided further that Consolidated Net Income shall be reduced by the product of (x) the amount of all dividends on Designated Preferred Stock (other than dividends paid in Qualified Stock and other than dividends paid to Parent or to a Restricted Subsidiary) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state and local tax rate of Parent, expressed as a decimal.

“Consolidated Net Worth” means with respect to any Person on any date, the equity of the common and preferred stockholders of such Person and its Restricted Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP consistently applied, less any amount attributable to Unrestricted Subsidiaries.

“Coverage Ratio Exception” has the meaning set forth in the proviso in the first paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness.”

“Credit Facility” means one or more unsubordinated credit agreements, including the Amended and Restated Revolving Credit Agreement dated October 10, 2001 (as amended, including on June 1, 2002 and on or about the Issue Date) among Issuer, Terra UK, TNLP, the guarantors party thereto, the lenders party thereto and Citicorp USA, Inc., as administrative agent, including any notes, guarantees, collateral and security documents (including mortgages, pledge agreements and other security arrangements), instruments and agreements executed in connection therewith, and in each case as amended or Refinanced from time to time, including any agreement or agreements extending the maturity of, or Refinancing (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder), all or any portion of the Indebtedness under such agreement, and any successor or replacement agreement or agreements with the same or any other agents, creditor, lender or group of creditors or lenders.

“Credit Facility Obligations” means (i) all Indebtedness outstanding under any Credit Facility, (ii) all other Obligations of the Issuer or any Guarantor under or with respect to the Credit Facility, including without limitation, Obligations in respect of cash management services or Hedging Obligations that are included as “Obligations” under and as defined in any Credit Facility, and (iii) all other Obligations of the Issuer or any Guarantor in respect of cash management services or Hedging Obligations that (pursuant to this clause (iii)) are designated by the Issuer to be “Credit Facility Obligations” for the purposes of the Indenture.

“Currency Agreement” means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Preferred Stock” means preferred stock of Parent that is designated as Designated Preferred Stock pursuant to an officers’ certificate executed by the principal executive officer and the principal financial officer of Parent on the issuance date thereof, the Net Cash Proceeds of which do not increase the Basket and are not used for purposes of clause (2) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Restricted Payments.”

“Discharge” means, with respect to the Credit Facility Obligations, the payment in full in cash of the principal of, premium, if any, and interest on all Credit Facility Obligations and, with respect to Hedging Obligations or letters of credit outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the Credit Facility, in each case after or concurrently with termination of all commitments thereunder, and payment in full in cash of any other Credit Facility Obligations that are due and payable at or prior to the time such principal, premium and interest are paid.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise; or

(2) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the date that is 91 days after the Stated Maturity of the Notes;

provided that any class of Capital Stock of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Qualified Stock, and that is not convertible, puttable or exchangeable for Disqualified Stock or Indebtedness, will not be deemed to be Disqualified Stock so long as such Person satisfies its obligations with respect thereto solely by the delivery of Qualified Stock; provided further that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require Parent or any Restricted Subsidiary to redeem or purchase such Capital Stock upon the occurrence of a change in control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Stock if the change in control provisions applicable to such Capital Stock are no more favorable to such holders than the provisions described under the caption “—Change of Control” and such Capital Stock specifically provides that Parent or such Restricted Subsidiary will not redeem or purchase any such Capital Stock pursuant to such provisions prior to Issuer’s purchase of the Notes as required pursuant to the provisions described under the caption “—Change of Control.”

“Domestic Subsidiary” means a Restricted Subsidiary of Parent that is not a Foreign Subsidiary.

“EBITDA” for any period means the sum of Consolidated Net Income for such period plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:

(1) Consolidated Fixed Charges;

(2) income tax expense determined on a consolidated basis in accordance with GAAP;

(3) depreciation expense determined on a consolidated basis in accordance with GAAP;

(4) amortization expense determined on a consolidated basis in accordance with GAAP;

(5) minority interest; and

(6) all other non-cash items reducing such Consolidated Net Income (excluding (x) any non-cash item to the extent that it represents an accrual of, or reserve for, cash disbursements to be made in any subsequent period and (y) the amount attributable to minority interests) for such period;

provided that EBITDA shall be reduced by the following:

(a) all non-cash items increasing such Consolidated Net Income (excluding (x) any non-cash item to the extent that it represents an accrual of cash receipts to be received in a subsequent period and  (y) the amount attributable to minority interests); and

(b) amounts paid as dividends or distributions to any Person other than Parent or any Restricted Subsidiary.

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of Parent shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended or otherwise distributed to Parent by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments and governmental regulations applicable to such Subsidiary or its stockholders.

“Equity Offering” means a public offering or private placement of Capital Stock of Parent or Issuer (other than Disqualified Stock) that generates gross proceeds to the issuer thereof of at least $50.0 million.

“Exchange and Registration Rights Agreement” has the meaning set forth under “The Exchange Offer.”

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction. Fair Market Value (other than of any asset with a public trading market) in excess of $5.0 million shall be determined by the Board of Directors acting reasonably and in good faith and shall be evidenced by a Board Resolution delivered to the Trustee. Fair Market Value (other than of any asset with a public trading market) in excess of $15.0 million shall be determined by an Independent Financial Advisor, which determination shall be evidenced by an opinion delivered to the Trustee.

“Foreign Subsidiary” means a Restricted Subsidiary that is incorporated in a jurisdiction other than the United States or a State thereof or the District of Columbia and with respect to which a majority of its sales (determined on a consolidated basis in accordance with GAAP) is generated from or derived from operations outside the United States of America and a majority of its assets is located outside the United States of America.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the date of the Indenture, except that Statement of Financial Accounting Statements No. 142, “Goodwill and Other Intangible Assets,” shall be given effect when adopted by Parent and its Subsidiaries.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning. The term “guarantor” shall mean any Person guaranteeing any obligation.

“Guarantee” means a full and unconditional senior guarantee of the Notes pursuant to the Indenture, secured pursuant to the Security Documents.

“Guarantor” means (1) each of the following:

•	Beaumont Ammonia Inc., a Delaware corporation;

•	Beaumont Holdings Corporation, a Delaware corporation

•	BMC Holdings Inc., a Delaware corporation;

•	Port Neal Corporation, a Delaware corporation;

•	Terra (U.K.) Holdings Inc., a Delaware corporation;

•	Terra Capital Holdings, Inc., a Delaware corporation;

•	Terra Industries Inc., a Maryland corporation;

•	Terra International (Oklahoma) Inc., a Delaware corporation;

•	Terra International, Inc., a Delaware corporation;

•	Terra Methanol Corporation, a Delaware corporation;

•	Terra Nitrogen Corporation, a Delaware corporation; and

•	Terra Real Estate Corporation, an Iowa corporation;

and (2) any other Restricted Subsidiary of Parent that issues a Guarantee of the Notes, in each case, until such Person is released from its Guarantee in accordance with the Indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement entered into in the ordinary course of business and not for speculative purposes.

“incur” means issue, create, assume, guarantee, incur or otherwise become liable for; provided that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Restricted Subsidiary. Neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness. The term “incurrence” when used as a noun shall have a correlative meaning.

“Indebtedness” means, with respect to any Person, without duplication, and whether or not contingent:

(1) all indebtedness of such Person for borrowed money or for the deferred purchase price of assets or services or which is evidenced by a note, bond, debenture or similar instrument, to the extent it would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP;

(2) all Capital Lease Obligations of such Person;

(3) all obligations of such Person in respect of letters of credit or bankers’ acceptances issued or created for the account of such Person;

(4) net obligations of such Person under Interest Rate Agreements or Currency Agreements;

(5) all Disqualified Stock issued by such Person and all preferred stock issued by any Subsidiary of such Person, in each case, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends thereon;

(6) to the extent not otherwise included, any guarantee by such Person of any other Person’s indebtedness or other obligations described in clauses (1) through (5) above; and

(7) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (x) the Fair Market Value of such asset at such date of determination and (y) the amount of such Indebtedness.

For the avoidance of doubt, “Indebtedness” shall not include:

•	current trade payables incurred in the ordinary course of business and payable in accordance with customary practices;

•	deferred tax obligations;

•	minority interest;

•	uncapitalized interest;

•	non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business; and

•	obligations of Parent or any Restricted Subsidiary pursuant to contracts for, or options, puts or similar arrangements relating to, the purchase of raw materials or the sale of inventory at a time in the future entered into in the ordinary course of business.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by the Fair Market Value of, such Disqualified Stock, such Fair Market Value is to be determined in good faith by the board of directors of the issuer of such Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations as described above at such date; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

“Independent Financial Advisor” means a firm:

•	which does not, and whose directors, officers or affiliates do not, have a material financial interest in Parent or any of its Subsidiaries; and

•	which, in the judgment of the Board of Directors, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Intellectual Property” means, collectively, all rights, priorities and privileges of Parent, Issuer and each Guarantor relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses and trade secrets, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercreditor Agreement” means the intercreditor agreement dated as of the date of the Indenture entered into among the Trustee, the trustee for the 2008 Notes, the agent under the Credit Facility, the Issuer and certain Guarantors, with respect to the Collateral, as amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time.

“interest” means, with respect to the Notes, the sum of any interest and any Liquidated Damages on the Notes.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other similar financial agreement or arrangement.

“Inventory” has the meaning provided in the Uniform Commercial Code of the State of New York, as amended.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including by way of guarantee or similar arrangement) or capital contribution to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. “Investment” excludes (a) any Restricted Payment of the type described in clause (2) of the definition “Restricted Payment” and (b) any purchase or acquisition of Indebtedness of Parent or any of its Subsidiaries.

For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and the covenant described under “Certain Covenants—Limitation on Restricted Payments”:

(1) “Investment” shall include the portion (proportionate to Parent’s direct and indirect equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary;

(2) any asset Transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such Transfer; and

(3) if Parent or any Restricted Subsidiary Transfers any Capital Stock of any direct or indirect Restricted Subsidiary, or any Restricted Subsidiary issues Capital Stock, such that, after giving effect to any such Transfer or issuance, such Person is no longer a Restricted Subsidiary, Parent shall be deemed to have made an Investment on the date of any such Transfer or issuance equal to the Fair Market Value of the Capital Stock of such Person held by Parent or such Restricted Subsidiary immediately following any such Transfer or issuance.

“Issue Date” means the date on which the Notes are originally issued.

“Issuer Surviving Entity” has the meaning set forth under “—Certain Covenants—Merger, Consolidation and Sale of Assets.”

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, debenture, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of, or agreement to give, any financing statement under the UCC or equivalent statutes) of any jurisdiction other than to evidence a lease.

“Liquidated Damages” has the meaning set forth in the Indenture.

“Make Whole Amount” means the excess, if any, of (1) an amount equal to the sum of the present values of the remaining scheduled payments of principal of the Notes to be redeemed or purchased and the scheduled payment of interest thereon to originally scheduled maturity, discounted to the redemption or purchase date (assuming a 360-day year consisting of twelve 30-day months) at the Special Adjusted Treasury Rate from the respective dates on which such principal and interest would have been payable over (2) the principal amount of the Notes being redeemed or purchased.

“Net Available Proceeds” from an Asset Sale or a Sale of a Principal Property means the aggregate cash proceeds received by such Person and/or its affiliates in respect of such transaction, which amount is equal to the excess, if any, of:

(1) the cash received by such Person and/or its affiliates (including any cash payments received by way of deferred payment pursuant to, or monetization of, a note or installment receivable or otherwise, but only as and when received) in connection with such transaction, over

(2) the sum of (a) the amount of any Indebtedness that is secured by such asset and which is required to be repaid by such person in connection with such transaction, plus (b) all fees, commissions, and other expenses incurred by such Person in connection with such transaction, plus (c) provision for taxes, including income taxes, attributable to the transaction or attributable to required prepayments or repayments of Indebtedness with the proceeds of such transaction, plus (d) a reasonable reserve for the after-tax cost of any indemnification payments (fixed or contingent) attributable to seller’s indemnities to purchaser in respect of such transaction undertaken by Parent or any of its Restricted Subsidiaries in connection with such transaction, plus (e) if such Person is a Restricted Subsidiary, any dividends or distributions payable to holders of minority interests in such Restricted Subsidiary from the proceeds of such transaction.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Obligations” means, with respect to any Indebtedness, any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing such Indebtedness.

“Parent Surviving Entity” has the meaning set forth under “—Certain Covenants—Merger, Consolidation and Sale of Assets.”

“Permitted Business” means (1) the same or a similar line of business as Parent and the Restricted Subsidiaries are engaged in on the date of the Indenture as described in this prospectus and (2) such business activities as are complementary, incidental, ancillary or related to, or are reasonable extensions of, the foregoing.

“Permitted Holders” means Anglo American plc, an English public limited company, and its affiliates.

“Permitted Indebtedness” has the meaning set forth in the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness.”

“Permitted Investment” means:

(1) any Investment in Temporary Cash Investments or the Notes or the Exchange Notes;

(2) any Investment in Issuer or any Guarantor;

(3) any Investment by Parent or any Restricted Subsidiary in a Person, if as a result of such Investment:

•	such Person becomes a Guarantor; or

•	such Person is merged or consolidated with or into, or Transfers or conveys all or substantially all of its assets to, or is liquidated into, Issuer or a Guarantor;

(4) any Investment by any Foreign Subsidiary in:

•	any other Foreign Subsidiary; or

•	any Person, if as a result of such Investment, (x) such Person becomes a Foreign Subsidiary, or (y) such Person is merged or consolidated with or into, or Transfers or conveys all or substantially all of its assets to, or is liquidated into, any Foreign Subsidiary;

(5) receivables owing to Parent or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as Parent or any such Restricted Subsidiary deems reasonable under the circumstances;

(6) loans or advances to employees of Parent or any Restricted Subsidiary that are made in the ordinary course of business consistent with past practices of Parent or such Restricted Subsidiary;

(7) Investments in any Person to the extent such Investment represents the non-cash portion of the consideration received in an Asset Sale or Sale of a Principal Property as permitted pursuant to the covenant described under “—Certain Covenants—Limitation on Asset Sales”;

(8) Investments of cash or Temporary Cash Investments in any Restricted Subsidiary that is not a Guarantor in the form of Indebtedness that is not subordinated by its terms to any other obligations;

(9) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(10) Hedging Obligations incurred pursuant to clause (7) of the definition of “Permitted Indebtedness”;

(11) Investments in joint ventures not to exceed $10.0 million at any time outstanding; provided that each such joint venture is engaged only in a Permitted Business;

(12) any Investment by Parent or a Wholly Owned Subsidiary of Parent in a Securitization Entity; provided that such Investment is in the form of a Purchase Money Note or an equity interest or interests in accounts receivable generated by Parent or any of its Subsidiaries;

(13) any Indebtedness of Parent to any of its Subsidiaries incurred in connection with the purchase of accounts receivable and related assets by Parent from any such Subsidiary which assets are subsequently conveyed by Parent to a Securitization Entity in a Qualified Securitization Transaction;

(14) any guarantees of Indebtedness permitted by clause (6) or (17) of the definition of “Permitted Indebtedness”;

(15) any Investment by TNCLP or TNLP in the other; and

(16) additional Investments in an aggregate amount not to exceed $10.0 million at any time outstanding.

The amount of any Investments outstanding for purposes of clause (11) or (16) above and the amount of Investments deemed made since the Issue Date for purposes of clause (8) of “—Certain Covenants—Limitation on Restricted Payments” shall be equal to the aggregate amount of Investments made pursuant to such clause reduced (but not below zero) by the following (to the extent not included in the calculation of Consolidated Net Income for purposes of determining the Basket and without duplication):

•	the aggregate net proceeds (including the Fair Market Value of assets other than cash) received by Parent or any Restricted Subsidiary upon the sale or other disposition of any Investment made pursuant to such clause;

•	the net reduction in Investments made pursuant to such clause resulting from dividends, repayments of loans or advances or other Transfers of assets to Parent or any Restricted Subsidiary;

•	to the extent that the amount available for Investments under such clause was reduced as the result of the designation of an Unrestricted Subsidiary, the portion (proportionate to Parent’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is redesignated, or liquidated or merged into, a Restricted Subsidiary; and

•	the net reduction in Investments made pursuant to such clause resulting from repayment of letters of credit or the expiration of letters of credit undrawn.

“Permitted Liens” means:

(1) Liens on the Collateral created pursuant to the terms of the Security Documents securing obligations under the Indenture, the Notes, the Guarantees, the 2008 Notes, the Indenture governing the 2008 Notes, the guarantees of the 2008 Notes and the Security Documents in favor of the Trustee;

(2) Liens on assets of a Person at the time such Person becomes a Subsidiary; provided that (a) such Lien was not incurred in anticipation of or in connection with the transaction or series of related transactions pursuant to which such Person became a Subsidiary and (b) such Lien does not extend to or cover any assets of Parent or any other Restricted Subsidiary;

(3) Liens existing on the Issue Date;

(4) Liens imposed by law that are incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, employees’, laborers’, employers’, suppliers’, banks’, repairmen’s and other like Liens, in each case, for sums not yet due or that are being contested in good faith by appropriate proceedings and that are appropriately reserved for in accordance with GAAP if required by GAAP;

(5) Liens for taxes, assessments and governmental charges not yet due or payable or subject to penalties for non-payment or that are being contested in good faith by appropriate proceedings and that are appropriately reserved for in accordance with GAAP if required by GAAP;

(6) Liens on assets acquired or constructed after the Issue Date securing Purchase Money Indebtedness and Capital Lease Obligations; provided that such Liens shall in no event extend to or cover any assets other the such assets acquired or constructed after the Issue Date with the proceeds of such Purchase Money Indebtedness of Capital Lease Obligations;

(7) zoning restrictions, easements, rights-of-way, restrictions on the use of real property, other similar encumbrances on real property incurred in the ordinary course of business and minor irregularities of title to real property that do not (a) secure Indebtedness, or (b) individually or in the aggregate materially impair the value or marketability of the real property affected thereby or the occupation, use and enjoyment in the ordinary course of business of Parent and the Restricted Subsidiaries at such real property;

(8) terminable or short-term leases or permits for occupancy, which leases or permits (a) expressly grant to Parent or any Restricted Subsidiary the right to terminate them at any time on not more than six months’ notice, (b) do not individually or in the aggregate interfere with the operation of the business of Parent or any Restricted Subsidiary or individually or in the aggregate impair the use (for its intended purpose) or the value of the property subject thereto and (c) are subordinated to the Liens granted and evidenced by the Security Documents in accordance with the provisions thereof;

(9) Liens resulting from operation of law with respect to any judgments, awards or orders to the extent that such judgments, awards or orders do not cause or constitute an Event of Default; provided that any such Liens shall be paid, discharged, bonded or stayed prior to the sale or forfeiture of any portion of the Collateral on account of such Liens;

(10) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by Parent or any Restricted Subsidiary in accordance with the provisions of the Indenture or applicable Security Documents, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(11) Liens securing Refinancing Indebtedness relating to Permitted Liens of the type described in clauses (2), (3) and (6) of this definition; provided that such Liens extend only to the assets securing the Indebtedness being Refinanced;

(12) other Liens securing obligations (not constituting indebtedness for money borrowed) in an aggregate amount not to exceed $2.0 million at any time outstanding.

(13) Liens securing the Credit Facility;

(14) Liens securing Hedging Obligations of the type described in clause (7) of the definition of “Permitted Indebtedness”;

(15) Liens securing Indebtedness of Foreign Subsidiaries;

(16) Liens in favor of Issuer or any Guarantor; provided that such Liens do not secure obligations that are assigned to any Person other than (i) the Bank Collateral Agent pursuant to the Credit Facility, (ii) the 2008 Notes trustee to the extent that such assignment is required pursuant to the terms of the indenture governing the 2008 Notes as in effect on the Issue Date, and (iii) the trustee or collateral agent for any Refinancing Indebtedness incurred to Refinance the 2008 Notes; provided that the terms of such Refinancing Indebtedness requiring such assignment are substantially similar to those contained in the indenture governing the 2008 Notes as in effect on the Issue Date;

(17) Liens on assets or shares of stock of a Person at the time such Person becomes a Subsidiary; provided that such Lien was not incurred in anticipation of or in connection with the transaction or series of related transactions pursuant to which such Person became a Subsidiary;

(18) pledges of or Liens on raw materials or on manufactured products as security for any drafts or bills of exchange drawn in connection with the importation of such raw materials or manufactured products;

(19) Liens in favor of banks that arise under Article 4 of the UCC on items in collection and documents relating thereto and proceeds thereof and Liens arising under Section 2-711 of the UCC;

(20) Liens arising or that may be deemed to arise in favor of a Securitization Entity arising in connection with a Qualified Securitization Transaction;

(21) pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent or deposits as security for the payment of insurance-related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto), in each case incurred in the ordinary course of business;

(22) Liens in favor of issuers of surety, performance, judgment, appeal and like bonds or letters of credit issued in the ordinary course of business;

(23) Liens occurring solely by the filing of a UCC statement, which filing has not been consented to by Parent or any Restricted Subsidiary;

(24) any obligations or duties affecting any property of Parent or any Restricted Subsidiary to any municipality or public authority with respect to any franchise, grant, license or permit that do not materially impair the use of such property for the purposes for which it is held;

(25) Liens on any property in favor of domestic or foreign governmental bodies to secure partial, progress, advance or other payments pursuant to any contract or statute, not yet due and payable;

(26) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements;

(27) deposits, pledges or other Liens to secure obligations under purchase or sale agreements.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Pledged Stock” means the shares of Capital Stock owned by Parent, Issuer or any Guarantor and all certificates or other instruments representing any of the foregoing, all security entitlements of each of Parent, Issuer or any Guarantor in respect of any of the foregoing, all dividends, interest distributions, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing; provided that only the outstanding capital stock of Terra Canada and each other Foreign Subsidiary possessing up to but not exceeding 65% of the voting power of all classes of capital stock of such controlled foreign corporation entitled to vote shall be deemed to be pledged hereunder.

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

“Pro Forma Cost Savings” means, with respect to any period, the reduction in costs that occurred during the period that were (1) directly attributable to an acquisition and calculated on a basis that is consistent with Article 11 of Regulation S-X under the Securities Act as in effect on the date of the Indenture or (2) implemented by the business that was the subject of any such acquisition within one year of the date of the acquisition and that are supportable and quantifiable by the underlying accounting records of such business, as if, in the case of each of clauses (1) and (2), all such reductions in costs had been effected as of the beginning of such period, decreased by any incremental expenses (except to the extent capitalized on Parent’s consolidated balance sheet) incurred or to be incurred for the period in order to achieve such reduction in costs.

“Purchase Money Indebtedness” mean Indebtedness:

•	consisting of the deferred purchase price of assets, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed; and

•	incurred to finance the acquisition by Parent or a Restricted Subsidiary of such asset, including additions and improvements;

provided that any Lien arising in connection with any such Indebtedness shall be limited to the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; provided further that such Indebtedness is incurred within 120 days after such acquisition of, or the completion of construction of, such asset by Parent or Restricted Subsidiary.

“Purchase Money Note” means a promissory note evidencing a line of credit, which may be irrevocable, from, or evidencing other Indebtedness owed to, Parent or any of its Subsidiaries in connection with a Qualified Securitization Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

“Qualified Securitization Transaction” means any transaction or series of transactions that may be entered into by Parent, any Restricted Subsidiary or a Securitization Entity pursuant to which Parent or such Restricted Subsidiary or that Securitization Entity may, pursuant to customary terms, sell, convey or otherwise transfer to, or grant a security interest in for the benefit of, (1) a Securitization Entity or Parent or any Restricted Subsidiary which subsequently transfers to a Securitization Entity (in the case of a transfer by Parent or such Restricted Subsidiary) and (2) any other Person (in the case of transfer by a Securitization Entity), any accounts receivable (whether now existing or arising or acquired in the future) of Parent or any Restricted Subsidiary which arose in the ordinary course of business of Parent or such Restricted Subsidiary, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

“Qualified Stock” means any Capital Stock of Parent other than Disqualified Stock.

“Reference Treasury Dealer” means each of (1) Salomon Smith Barney Inc. or any successor; provided that if the foregoing shall not be a primary U.S Government securities dealer in New York City (a “Primary Treasury Dealer”), Issuer shall substitute therefor another Primary Treasury Dealer and (2) any Primary Treasury Dealer selected by Issuer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer on any date of redemption, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such date of redemption.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, increase, replace, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means, with respect to any Indebtedness, Indebtedness incurred to Refinance such Indebtedness that does not:

(1) result in an increase in the aggregate principal amount of Indebtedness being Refinanced as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred in connection with such Refinancing) or

(2) create Indebtedness with (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced;

provided that (x) if the Indebtedness being Refinanced is subordinated by its terms to the Notes or a Guarantee, then such Refinancing Indebtedness shall be subordinated by its terms to the Notes or such Guarantee at least to the same extent and in the same manner as the Indebtedness being Refinanced and (y) the obligor(s) on the Refinancing Indebtedness shall not include any Person that is not the Issuer or a Guarantor or a Person that is an obligor on the Indebtedness being Refinanced.

“Restricted Payment” means, with respect to any Person:

(1) any dividend or other distribution declared or paid on any Capital Stock of Parent (other than dividends or distributions payable solely in Qualified Stock);

(2) any payment to purchase, redeem or otherwise acquire or retire for value any Capital Stock of Parent or any affiliate of Parent (other than any Restricted Subsidiary);

(3) any payment to purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Obligations prior to the Stated Maturity thereof (other than any Purchase Money Indebtedness incurred after the Issue Date upon the sale of the related asset); or

(4) the making of an Investment (other than a Permitted Investment), including any Investment in an Unrestricted Subsidiary (including by the designation of any Subsidiary of Parent as an Unrestricted Subsidiary).

“Restricted Subsidiary” means Issuer, each Principal Property Subsidiary and each other Subsidiary of Parent that is not an Unrestricted Subsidiary.

“Sale and Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby Parent or a Restricted Subsidiary Transfers such property to a Person and Parent or a Restricted Subsidiary leases it from such Person.

“Securitization Entity” means a Wholly Owned Subsidiary of Parent (or another Person in which Parent or any Subsidiary of Parent makes an Investment and to which Parent or any Subsidiary of Parent Transfers accounts receivable):

(1) which is designated by the Board of Directors (as provided below) as a Securitization Entity and engages in no activities other than in connection with the financing of accounts receivable;

(2) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (a) is guaranteed by Parent or any of its Subsidiaries (other than the Securitization Entity) (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings), (b) is recourse to or obligates Parent or any of its Subsidiaries (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings or (c) subjects any asset of Parent or any of its Subsidiaries (other than the Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and other than any interest in the accounts receivable (whether in the form of an equity interest in such assets or subordinated indebtedness payable primarily from such financed assets) retained or acquired by Parent or any of its Subsidiaries;

(3) with which neither Parent nor any of its Subsidiaries has any material contract, agreement, arrangement or understanding other than on terms no less favorable to Parent or such Subsidiary than those that might be obtained at the time from Persons that are not affiliates of Parent, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity; and

(4) to which neither Parent nor any of its Subsidiaries has any obligation to maintain or preserve such entity’ financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing conditions.

“Security Documents” means, collectively, (1) the Security Agreement among Parent, Issuer, the Guarantors and the Trustee, as collateral agent, and (2) all security agreements, mortgages, deeds of trust, pledges, collateral assignments, charges, debentures and other agreements or instruments evidencing or creating any security in favor of the Trustee on behalf of itself and the noteholders in any or all of the Collateral, in each case as amended from time to time in accordance with their terms.

“Significant Subsidiary” means (1) any Restricted Subsidiary that is a “significant subsidiary” of Parent on a consolidated basis within the meaning of Regulation S-X promulgated by the SEC or (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7), (8) or (9) under “—Events of Default” has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

“Special Adjusted Treasury Rate” means, with respect to any date of redemption or purchase, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price equal to the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date of redemption or purchase, plus 0.50%.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Parent or any of its Subsidiaries which are reasonably customary in an accounts receivable securitization transaction.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Obligation” means any Indebtedness of Parent, Issuer or a Guarantor (whether outstanding on the Issue Date or thereafter incurred) which is subordinated by its terms in right of payment to the Notes or the Guarantee of Parent or such Guarantor.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which Voting Stock representing more than 50% of the total voting power of all outstanding Voting Stock of such Person is at the time owned, directly or indirectly, by:

•	such Person;

•	such Person and one or more Subsidiaries of such Person; or

•	one or more Subsidiaries of such Person.

“Temporary Cash Investments” means any of the following:

(1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

(2) investments in time or demand deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A-2” or higher by Moody’s Investors Service, Inc. (“Moody’s”), “A” or higher by Standard & Poor’s Ratings Group (“S&P”) or the equivalent rating by any other nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an affiliate of Issuer) organized and in existence under the laws of the United States of America, any State thereof or the District of Columbia or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is “P-2” or higher from Moody’s, “A-2” or higher from S&P or the equivalent rating by any other nationally recognized statistical rating organization (as defined above);

(5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Moody’s or “A” by S&P; and

(6) shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P, at least Aaa or the equivalent thereof by Moody’s or any other mutual fund at least 95% of whose assets consist of the type specified in clauses (1) through (5) above.

“Terra Canada” means Terra International (Canada) Inc., an Ontario corporation.

“Terra UK” means Terra Nitrogen (U.K.) Limited, an English company.

“TNCLP” means Terra Nitrogen Company, L.P., a Delaware limited partnership.

“TNLP” means Terra Nitrogen, Limited Partnership, a Delaware limited partnership.

“Transfer” means to sell, assign, transfer, lease (other than pursuant to an operating lease entered into in the ordinary course of business), convey or otherwise dispose of, including by Sale and Leaseback Transaction, consolidation, merger or otherwise, in one transaction or a series of transactions. “Transferred,” “Transferor” and “Transferee” have correlative meanings.

“UCC “ means the Uniform Commercial Code in effect in the applicable jurisdiction.

“Unrestricted Subsidiary” means:

•	any Subsidiary of Parent that at the time of determination shall have been designated an Unrestricted Subsidiary by the Board of Directors; and

•	any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of Parent (including any newly acquired or newly formed Subsidiary but excluding any Principal Property Subsidiary and any parent company of any Principal Property Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any assets of, Issuer or any other Subsidiary of Parent that is not a Subsidiary of the Subsidiary to be so designated; provided that:

•	no Default has occurred and is continuing or would occur as a consequence thereof;

•	Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; and

•	either (x) the Subsidiary to be so designated has total assets of $1,000 or less or (y) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under “—Certain Covenants—Limitation on Restricted Payments” (treating the Fair Market Value of Issuer’s proportionate interest in the net worth of such Subsidiary on such date calculated in accordance with GAAP as the amount of the Investment).

The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

•	no Default has occurred and is continuing; and

•	Indebtedness of such Unrestricted Subsidiary and all Liens on any asset of such Unrestricted Subsidiary outstanding immediately following such redesignation would, if incurred at such time, be permitted to be incurred under the Indenture.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the then outstanding aggregate principal amount of such Indebtedness into

(2) the sum of the total of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by Parent and/or one or more Wholly Owned Subsidiaries

THE EXCHANGE OFFER

We entered into an exchange and registration rights agreement (the “Exchange and Registration Rights Agreement”) pursuant to which we agreed, for the benefit of the holders of the outstanding notes:

(1) to file with the SEC, within 60 days following the time of delivery of the outstanding notes (the “Closing”), a registration statement (the “Exchange Offer Registration Statement”) under the Securities Act relating to an exchange offer (the “Exchange Offer”) pursuant to which notes substantially identical to the outstanding notes (except that such notes will not contain terms with respect to liquidated damages described below or transfer restrictions) (the “Exchange Notes”) would be offered in exchange for the then outstanding notes tendered at the option of the holders thereof;

(2) to use our reasonable best efforts to cause the Exchange Offer Registration Statement to become effective within 120 days following the Closing; and

(3) to use our reasonable best efforts to effect the Exchange Offer within 150 days after the Closing.

We have further agreed to commence the Exchange Offer promptly after the Exchange Offer Registration Statement has become effective, hold the offer open for at least 20 business days, and exchange Exchange Notes for all outstanding notes validly tendered and not withdrawn before the expiration of the offer.

Under existing SEC interpretations, the Exchange Notes would in general be freely transferable after the Exchange Offer without further registration under the Securities Act, except that broker-dealers (“Participating Broker-Dealers”) receiving Exchange Notes in the Exchange Offer will be subject to a prospectus delivery requirement with respect to resales of those Exchange Notes. The SEC has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of the notes) by delivery of the prospectus contained in the Registration Statement. Under the Exchange and Registration Rights Agreement, we are required to allow Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the Registration Statement in connection with the resale of such Exchange Notes. The Registration Statement will be kept effective as long as necessary after the Exchange Offer has been consummated in order to permit resales of Exchange Notes acquired by broker-dealers in after-market transactions. Each holder of notes that wishes to exchange such notes for Exchange Notes in the Exchange Offer will be required to represent that any Exchange Notes to be received by it will be acquired in the ordinary course of its business, that at the time of the commencement of the Exchange Offer it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes and that it is not us or an affiliate of ours.

However, if:

(1) the existing SEC interpretations are changed such that we cannot effect the Exchange Offer or the Exchange Offer is not for any reasons consummated within 150 days following the Closing; or

(2) the initial purchasers so request under certain circumstances; or

(3) the Exchange Offer is not available to any holder of the notes; or

(4) the initial purchasers do not receive freely tradeable Exchange Notes in exchange for notes that are part of an unsold allotment.

we will, in lieu of (or, in the case of clause (2), in addition to) effecting registration of Exchange Notes, use our reasonable best efforts to cause a registration statement under the Securities Act relating to a shelf registration of the outstanding notes for resale by holders or, in the case of clause (2), of the outstanding notes held by such initial purchaser for resale by such initial purchaser (the “Resale Registration”) to become effective and to remain effective until two years following the effective date of such registration statement or such shorter period that will terminate when all the securities covered by shelf registration statement have been sold pursuant to the shelf registration statement.

We will, in the event of the Resale Registration, provide to the holder or holders of the applicable notes copies of the prospectus that is a part of the registration statement filed in connection with the Resale Registration, notify such holder or holders when the Resale Registration for the applicable notes has become effective and take certain other actions as are required to permit unrestricted resales of the applicable notes. A holder of outstanding notes that sells such notes pursuant to the Resale Registration generally would be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Exchange and Registration Rights Agreement that are applicable to such a holder (including certain indemnification obligations).

Although we intend to file the registration statement previously described, we cannot assure you that the registration statement will be filed or, if filed, that it will become effective.

In the event that:

(1) we have not filed the registration statement relating to the Exchange Offer (or, if applicable, the Resale Registration) within 60 days following the Closing; or

(2) such registration statement has not become effective within 120 days following the Closing; or

(3) the Exchange Offer has not been consummated within 150 business days after the Closing; or

(4) any registration statement required by the Exchange and Registration Rights Agreement is filed and declared effective but shall thereafter cease to be effective (except as specifically permitted therein) without being succeeded immediately by an additional registration statement filed and declared effective (any such event referred to in clauses (1) through (4), the “Registration Default”), then we will pay liquidated damages in cash in an amount equal to 0.25% per annum of the aggregate principal amount of notes for the period from the occurrence of the Registration Default until such time as no Registration Default is in effect, which rate shall increase by 0.25% per annum for each subsequent 90-day period during which such Registration Default continues up to a maximum of 1.00% per annum (“Liquidated Damages”).

The summary herein of certain provisions of the Exchange and Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Exchange and Registration Rights Agreement, a copy of which will be available upon request to us.

The outstanding notes and the Exchange Notes will be considered collectively to be a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and Offers to Purchase, and for purposes of the provisions described under the caption “Description of Notes” all references therein to “notes” shall be deemed to refer collectively to outstanding notes and any Exchange Notes, unless the context otherwise requires.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. Any holder may tender some or all of its outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000.

The form and terms of the exchange notes are the same as the form and terms of the outstanding notes except that:

(1) the exchange notes bear a different CUSIP Number from the outstanding notes;

(2) the exchange notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof; and

(3) the holders of the exchange notes will not be entitled to certain rights under the registration rights agreement, including the provisions providing for an increase in the interest rate on the outstanding notes in certain circumstances relating to the timing of the exchange offer, all of which rights will terminate when the exchange offer is terminated.

The exchange notes will evidence the same debt as the outstanding notes and will be entitled to the benefits of the indenture.

As of the date of this prospectus, $202,000,000 aggregate principal amount of the outstanding notes were outstanding. We have fixed the close of business on                                   , 2003 as the record date for the exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially.

Holders of outstanding notes do not have any appraisal or dissenters’ rights under the Delaware General Corporation Law of Delaware, or the indenture relating to the notes in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

We will be deemed to have accepted validly tendered outstanding notes when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us.

If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of specified other events set forth in this prospectus or otherwise, the certificates for any unaccepted outstanding notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the expiration date of the exchange offer.

Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See “—Fees and Expenses.”

Expiration Date; Extensions; Amendments

The term “expiration date” will mean 5:00 p.m., New York City time, on             , 2003, unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration date” will mean the latest date and time to which the exchange offer is extended.

In order to extend the exchange offer, we will make a press release or other public announcement, notify the exchange agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion, (1) to delay accepting any outstanding notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “—Conditions” have not been satisfied, by giving oral or written notice of any delay, extension or termination to the exchange agent or (2) to amend the terms of the exchange offer in any manner. Such decision will also be communicated in a press release or other public announcement prior to 9:00 a.m., New York City time on the next business day following such decision Any announcement of delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

Interest on the Exchange Notes

The exchange notes will bear interest from their date of issuance. Holders of outstanding notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance  of the exchange notes. Such interest will be paid with the first interest payment on the exchange notes on December 1, 2003. Interest on the outstanding notes accepted for exchange will cease to accrue upon issuance of the exchange notes.

Interest on the exchange notes is payable semi-annually on each June 1 and December 1, commencing on December 1, 2003.

Procedures for Tendering

Only a holder of outstanding notes may tender outstanding notes in the exchange offer. To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal or transmit an agent’s message in connection with a book-entry transfer, and mail or otherwise deliver the letter of transmittal or the facsimile, together with the outstanding notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. To be tendered effectively, the outstanding notes, letter of transmittal or an agent’s message and other required documents must be completed and received by the exchange agent at the address set forth below under “Exchange Agent” prior to 5:00 p.m., New York City time, on the expiration date. Delivery of the outstanding notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of the book-entry transfer must be received by the exchange agent prior to the expiration date.

The term “agent’s message” means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent forming a part of a confirmation of a book-entry, which states that the book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the outstanding notes that the participant has received and agrees: (1) to participate in ATOP; (2) to be bound by the terms of the letter of transmittal; and (3) that we may enforce the agreement against the participant.

By executing the letter of transmittal, each holder will make to us the representations set forth above in the third paragraph under the heading “—Purpose and Effect of the Exchange Offer.”

The tender by a holder and our acceptance thereof will constitute agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal or agent’s message.

The method of delivery of outstanding notes and the letter of transmittal or agent’s message and all other required documents to the exchange agent is at the election and sole risk of the holder. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or old notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for them.

Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner’s behalf. See “Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner” included with the letter of transmittal.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member of the Medallion System unless the outstanding notes tendered pursuant to the letter of transmittal are tendered (1) by a registered holder who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal or (2) for the account of a member firm of the Medallion System. In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by a member firm of the Medallion System.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed in this prospectus, the outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder’s name appears on the outstanding notes with the signature thereon guaranteed by a member firm of the Medallion System.

If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, the person signing should so indicate when signing, and evidence satisfactory to us of its authority to so act must be submitted with the letter of transmittal.

We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the outstanding notes at DTC for the purpose of facilitating the exchange offer, and subject to the establishment thereof, any financial institution that is a participant in DTC’s system may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent’s account with respect to the outstanding notes in accordance with DTC’s procedures for the transfer. Although delivery of the outstanding notes may be effected through book-entry transfer into the exchange agent’s account at DTC, unless an agent’s message is received by the exchange agent in compliance with ATOP, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under the procedures. Delivery of documents to DTC does not constitute delivery to the exchange agent.

All questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right in our sole discretion to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give the notification. Tenders of outstanding notes will not be deemed to have been made until the defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

Guaranteed Delivery Procedures

Holders who wish to tender their outstanding notes and (1) whose outstanding notes are not immediately available, (2) who cannot deliver their outstanding notes, the letter of transmittal or any other required documents to the exchange agent or (3) who cannot complete the procedures for book-entry transfer, prior to the expiration date, may effect a tender if:

(A) the tender is made through a member firm of the Medallion System;

(B) prior to the expiration date, the exchange agent receives from a member firm of the Medallion System a properly completed and duly executed Notice of Guaranteed Delivery by facsimile transmission, mail or hand delivery setting forth the name and address of the holder, the certificate number(s) of the outstanding notes and the principal amount of outstanding notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof together with the certificate(s) representing the outstanding notes or a confirmation of book-entry transfer of the outstanding notes into the exchange agent’s account at DTC, and any other documents required by the letter of transmittal will be deposited by the member firm of the Medallion System with the exchange agent; and

(C) the properly completed and executed letter of transmittal of facsimile thereof, as well as the certificate(s) representing all tendered outstanding notes in proper form for transfer or a confirmation of book-entry transfer of the outstanding notes into the exchange agent’s account at DTC, and all other documents required by the letter of transmittal are received by the exchange agent within five New York Stock Exchange trading days after the expiration date.

Upon request to the exchange agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

To withdraw a tender of outstanding notes in the exchange offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any notice of withdrawal must:

(1) specify the name of the person having deposited the outstanding notes to be withdrawn;

(2) identify the outstanding notes to be withdrawn, including the certificate number(s) and principal amount of the outstanding notes, or, in the case of outstanding notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

(3) be signed by the holder in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the outstanding notes register the transfer of the outstanding notes into the name of the person withdrawing the tender; and

(4) specify the name in which any outstanding notes are to be registered, if different from that of the person depositing the outstanding notes to be withdrawn.

All questions as to the validity, form and eligibility, including time of receipt, of the notices will be determined by us, which determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued with respect thereto unless the outstanding notes so withdrawn are validly retendered. Any outstanding notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described above under “—Procedures for Tendering” at any time prior to the expiration date.

Conditions

Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange notes for, any outstanding notes, and may, prior to the expiration of the exchange offer, terminate or amend the exchange offer as provided in this prospectus before the acceptance of the outstanding notes, if:

(1) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which we reasonably believe might materially impair our ability to proceed with the exchange offer or any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries; or

(2) any law, statute, rule, regulation or interpretation by the Staff of the SEC is proposed, adopted or enacted, which we reasonably believe might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us; or

(3) any governmental approval has not been obtained, which approval we reasonably believe to be necessary for the consummation of the exchange offer as contemplated by this prospectus.

If we determine in our sole discretion that any of the conditions are not satisfied, we may (1) refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders, (2) extend the exchange offer and retain all outstanding notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw the outstanding notes (see “—Withdrawal of Tenders”) or (3) waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered outstanding notes which have not been withdrawn.

Exchange Agent

U.S. Bank National Association has been appointed as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for Notice of Guaranteed Delivery should be directed to the exchange agent addressed as follows:

By Overnight Courier, Registered/Certified Mail or by Hand: U.S. Bank National Association 180 East Fifth Street St. Paul, MN 55101 Attention: Specialized Finance Group

Facsimile Transmission: (651) 244-1537

For Information or to Confirm Receipt of Facsimile by Telephone (call toll-free): (800) 934-6802

Delivery to an address other than set forth above will not constitute a valid delivery.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by our and our affiliates’ officers and regular employees.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with these services.

We will pay the cash expenses to be incurred in connection with the exchange offer. Such expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the outstanding notes, which is face value, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes as a result of the exchange offer. The expenses of the exchange offer will be deferred and charged to expense over the term of the exchange notes.

Consequences of Failure to Exchange

The outstanding notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, the outstanding notes may be resold only:

(1) to us upon redemption thereof or otherwise;

(2) so long as the outstanding notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;

(3) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

(4) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

Resale of the Exchange Notes

With respect to resales of exchange notes, based on interpretations by the Staff of the SEC set forth in no-action letters issued to third parties, we believe that a holder or other person who receives exchange notes, whether or not the person is the holder, other than a person that is our affiliate within the meaning of Rule 405 under the Securities Act, in exchange for outstanding notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the exchange notes, will be allowed to resell the exchange notes to the public without further registration under the Securities Act and without delivering to the purchasers of the exchange notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires exchange notes in the exchange offer for the purpose of distributing or participating in a distribution of the exchange notes, the holder cannot rely on the position of the Staff of the SEC expressed in the no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes.

BOOK-ENTRY; DELIVERY AND FORM

The Global Notes

Initially, the Exchange Notes will be represented by one or more registered notes in global form, without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited on the issue date with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the trustee pursuant to the FAST Balance Certificate Agreement between DTC and the trustee.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in physical, certificated form (“Certificated Notes”) except in the limited circumstances described below.

All interests in the Global Notes, including those held through Euroclear or Clearstream, Luxembourg, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream, Luxembourg may also be subject to the procedures and requirements of such systems.

Certain Book-Entry Procedures for the Global Notes

The descriptions of the operations and procedures of DTC, Euroclear and Clearstream, Luxembourg set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither we nor the initial purchasers take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code, as amended; and

•	a “clearing agency” registered pursuant to Section 17A of the Exchange Act of 1934 (the “Exchange Act”).

DTC was created to hold securities for its participants (collectively, the “Participants”) and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC’s Participants include securities brokers and dealers (including the initial purchasers), banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the “Indirect Participants”) that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Investors who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants.

We expect that pursuant to procedures established by DTC (1) upon deposit of each Global Note, DTC will credit the accounts of Participants designated by the initial purchasers with an interest in the Global Note and (2) ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of Participants) and the records of Participants and the Indirect Participants (with respect to the interests of persons other than Participants).

The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a Global Note to such persons may be limited. In addition, because DTC can act only on behalf of its Participants, who in turn act on behalf of persons who hold interests through Participants, the ability of a person having an interest in notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the Global Note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Notes, and will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee thereunder. Accordingly, each holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such holder is not a Participant or an Indirect Participant, on the procedures of the Participant through which such holder owns its interest, to exercise any rights of a holder of notes under the indenture or such Global Note. We understand that under existing industry practice, in the event that we request any action of holders of notes, or a holder that is an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of such Global Note, is entitled to take, DTC would authorize the Participants to take such action and the Participants would authorize holders owning through such Participants to take such action or would otherwise act upon the instruction of such holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such notes.

Payments with respect to the principal of, and premium, if any, liquidated damages, if any, and interest on, any notes represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Note representing such notes under the indenture. Under the terms of the indenture, we and the trustee may treat the persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a Global Note (including principal, premium, if any, liquidated damages, if any, and interest). Payments by the Participants and the Indirect Participants to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of the Participants or the Indirect Participants and DTC.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream, Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the notes, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream, Luxembourg participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparts in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream, Luxembourg participants may not deliver instructions directly to the depositories for Euroclear or Clearstream, Luxembourg.

Because of time zone differences, the securities account of a Euroclear or Clearstream, Luxembourg participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream, Luxembourg participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in the Global Notes by or through a Euroclear or Clearstream, Luxembourg participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC’s settlement date.

Although DTC, Euroclear and Clearstream, Luxembourg have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

If:

•	we notify the trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation; or

•	an event of default has occurred and is continuing and the registrar has received a request from DTC to issue Certificated Notes,

then, upon surrender by DTC of the Global Notes, Certificated Notes will be issued to each person that DTC identifies as the beneficial owner of the notes represented by the Global Notes. Upon any such issuance, the trustee is required to register such Certificated Notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

Neither we nor the trustee shall be liable for any delay by DTC or any Participant or Indirect Participant in identifying the beneficial owners of the related notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued).

PLAN OF DISTRIBUTION

Each participating broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of one year after the expiration date, we will make this prospectus, as amended or supplemented, available to any participating broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sales of the exchange notes by participating broker-dealers. Exchange notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and/or the purchasers of any such exchange notes. Any participating broker-dealer that resells the exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of one year after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any participating broker-dealer that requests such documents in the letter of transmittal.

Prior to the exchange offer, there has not been any public market for the outstanding notes. The outstanding notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for exchange notes by holders who are entitled to participate in this exchange offer. The holders of outstanding notes, other than any holder that is our affiliate within the meaning of Rule 405 under the Securities Act, who are not eligible to participate in the exchange offer are entitled to certain registration rights, and we are required to file a shelf registration statement with respect to the outstanding notes. The exchange notes will constitute a new issue of securities with no established trading market. We do not intend to list the exchange notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the exchange offer and the pendency of the shelf registration statements. Accordingly, no assurance can be given that an active public or other market will develop for the exchange notes or as to the liquidity of the trading market for the exchange notes. If a trading market does not develop or is not maintained, holders of the exchange notes may experience difficulty in reselling the exchange notes or may be unable to sell them at all. If a market for the exchange notes develops, any such market may be discontinued at any time.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of material U.S. federal income tax consequences of the acquisition, ownership and disposition of the notes, but does not purport to be a complete analysis of all the potential tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Department regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. This summary is limited to the tax consequences of those persons who are original beneficial owners of the notes, who purchase notes at their original issue price for cash and who hold such notes as capital assets within the meaning of Section 1221 of the Code (“Holders”). This summary does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular Holders in light of their particular investment circumstances or status, nor does it address specific tax consequences that may be relevant to particular persons (including, for example, financial institutions, broker-dealers, insurance companies, partnerships or other pass-through entities, expatriates, tax-exempt organizations and persons that have a functional currency other than the U.S. Dollar or persons in special situations, such as those who have elected to mark securities to market or those who hold notes as part of a straddle, hedge, conversion transaction or other integrated investment). In addition, this summary does not address U.S. federal alternative minimum tax consequences or consequences under the tax laws of any state, local or foreign jurisdiction. We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions.

Because the consequences of holding notes may be impacted by the particular set of facts and circumstances that apply to a noteholder, we recommend that prospective purchasers of the notes consult their tax advisors concerning the U.S. federal income taxation and other tax consequences to them of acquiring, owning and disposing of the notes, as well as the application of state, local and foreign income and other tax laws.

For purposes of the following summary, a “U.S. Holder” is (i) a citizen or individual resident of the United States; (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any political subdivision thereof; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of the source or (iv) a trust, if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all its substantial decisions or if a valid election to be treated as a U.S. person is in effect with respect to such trust. A “Non-U.S. Holder” is a Holder that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

A partnership for U.S. federal income tax purposes is not subject to income tax on income derived from holding the notes. A partner of the partnership may be subject to tax on such income under rules similar to the rules for U.S. Holders or non-U.S. Holders depending on whether (i) the partner is a U.S. or a non-U.S. person, and (ii) the partnership is or is not engaged in a U.S. trade or business to which income or gain from the notes is effectively connected. If you are a partner of a partnership acquiring the notes, you should consult your tax advisor about the U.S. tax consequences of holding and disposing of the notes.

U.S. Federal Income Taxation of U.S. Holders

Payment of Interest

The semi-annual payments of interest on the notes will be “qualified stated interest,” and will generally be includable in the income of a U.S. Holder in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Additional Interest

We are obligated to pay additional interest on the notes under certain circumstances described under “The Exchange Offer.” Although the matter is not free from doubt, such additional interest should be taxable as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s regular method of accounting for federal income tax purposes. It is possible, however, that the IRS may take a different position, in which case the timing and amount of income inclusion may be different from that described above. U.S. Holders should consult their own tax advisors about payments of additional interest.

Disposition of Notes

Upon the sale, exchange, redemption or other disposition of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between (i) the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid interest, which is treated as interest as described above) and (ii) such Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will equal the cost of the note to such Holder.

Gain or loss recognized on the disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder’s holding period for the note is more than twelve months. The maximum federal long-term capital gain rate is 20% for noncorporate U.S. Holders and 35% for corporate U.S. Holders. The deductibility of capital losses by U.S. Holders is subject to limitations.

Exchange of Notes

The exchange of notes for registered notes in the exchange offer will not constitute a material modification of the terms of the notes and thus will not constitute a taxable event for U.S. Holders. Consequently, a U.S. Holder will not recognize gain upon receipt of registered notes in exchange for notes in the exchange offer, the U.S. Holder’s basis in the registered note received in the exchange offer will be the same as its basis in the corresponding notes immediately before the exchange and the U.S. Holder’s holding period in the registered notes will include its holding period in the original notes.

U.S. Federal Income Taxation of Non-U.S. Holders

Payment of Interest

Subject to the discussion of backup withholding below, payments of principal and interest on the notes by us or any of our agents to a Non-U.S. Holder will not be subject to U.S. federal withholding tax, provided that such payments are not effectively connected with the conduct of a U.S. trade or business and:

(1)	the Non-U.S. Holder does not, directly or indirectly, actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

(2)	the Non-U.S. Holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related to us directly or indirectly through stock ownership;

(3)	the Non-U.S. Holder is not a bank described in Section 881(c)(3)(A) of the Code; and

(4)	either (a) the beneficial owner of the notes certifies to us or our agent on IRS Form W-8BEN (or a suitable substitute form or successor form), under penalties of perjury, that it is not a “U.S. person” (as defined in the Code) and provides its name and address, or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business (a “financial institution”) and holds the notes on behalf of the beneficial owner by it or or by a financial institution between it and the beneficial owner and furnishes us with a copy thereof (the “Portfolio Interest Exemption”).

If a Non-U.S. Holder cannot satisfy the requirements of the Portfolio Interest Exemption, payments of interest made to such Non-U.S. Holder will be subject to a 30% withholding tax unless the beneficial owner of the note provides us or our agent, as the case may be, with a properly executed:

(1)	IRS Form W-8BEN (or successor form) claiming an exemption from, or reduction in, withholding under a tax treaty (a “Treaty Exemption”), or

(2)	IRS Form W-8ECI (or successor form) stating that interest paid on the note is not subject to withholding tax because it is U.S. trade or business income to the beneficial owner (in which case such interest will be subject to regular graduated U.S. tax rates as described below).

The certification requirement described above also may require a non-U.S. Holder that provides an IRS form, or that claims a Treaty Exemption, to provide its U.S. taxpayer identification number.

We suggest that you consult your tax advisor about the specific methods for satisfying these requirements. A claim for exemption will not be valid if the person receiving the applicable form has actual knowledge that the statements on the form are false.

If interest on the note is effectively connected with a U.S. trade or business of the beneficial owner, the Non-U.S. Holder, although exempt from the withholding tax described above, will be subject to U.S. federal income tax on such interest on a net income basis in the same manner as if it were a U.S. Holder. In addition, if such Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest on a note which is effectively connected with a U.S. trade or business will be included in such foreign corporation’s earnings and profits.

Additional Interest

Any additional interest payable on the notes as discussed under “U.S. Federal Income Taxation of U.S. Holders-Additional Interest” should be treated as a payment of interest as discussed above.

Disposition of Notes

No withholding of U.S. federal income tax will be required with respect to any gain or income realized by a Non-U.S. Holder upon the sale, exchange or disposition of a note (except with respect to accrued and unpaid interest, which would be treated as interest as discussed above).

A Non-U.S. Holder will not be subject to U.S. federal income tax on gain realized on the sale, exchange or other disposition of a note unless (a) the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met, (b) the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates or (c) such gain or income is effectively connected with a U.S. trade or business.

Exchange of Notes

The exchange of notes for registered notes in the exchange offer will not constitute a taxable event for a Non-U.S. Holder.

Information Reporting and Backup Withholding

U.S. Holders

For each calendar year in which the notes are outstanding, we are required to provide the IRS with certain information, including the beneficial owner’s name, address and taxpayer identification number, the aggregate amount of interest paid to that beneficial owner during the calendar year and the amount of tax withheld, if any. This obligation, however, does not apply with respect to certain payments to U.S. Holders, including corporations and tax-exempt organizations, provided that they establish entitlement to an exemption.

In the event that a U.S. Holder subject to the reporting requirements described above fails to supply its correct taxpayer identification number in the manner required by applicable law or underreports its tax liability, we, our agents or paying agents or a broker may be required to “backup” withhold a tax at a rate of 30% (but subject to periodic reductions through 2006) of each payment of interest and principal (and premium or liquidated damages, if any) on the notes. This backup withholding is not an additional tax and may be refunded or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS.

Non-U.S. Holders

Under current Treasury Regulations, U.S. backup withholding tax will not apply to payments on a note or proceeds from the sale of a note payable to a Non-U.S. Holder if the statement described in “U.S. Federal Income Taxation of Non-U.S. Holders—Payment of Interest” is duly provided by such Holder or the Holder otherwise establishes an exemption, provided that the payor does not have actual knowledge that the Holder is a U.S. person or that the conditions of any claimed exemption are not satisfied. Certain information reporting may still apply to interest payments even if an exemption from backup withholding is established.

Any amounts withheld under the backup withholding rules from a payment to a non-U.S. Holder will be allowed as a refund or a credit against such non-U.S. Holder’s U.S. federal income tax liability, provided that the requisite procedures are followed.

VALIDITY OF THE NEW SECURITIES

The validity of the exchange notes and the guarantees and other legal matters will be passed upon on our behalf by Kirkland & Ellis, a partnership that includes professional corporations, Chicago, Illinois; Piper Marbury Rudnick & Wolfe LLP, Baltimore, Maryland; and Mark A. Kalafut, General Counsel of Terra Industries Inc.

EXPERTS

The financial statements and related financial statement schedules of Terra Industries as of December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002, included and incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (which reports express an unqualified opinion and include explanatory paragraphs related to the Company’s adoption of Statements of Financial Accounting Standards Nos. 142 and 145), which are incorporated by reference herein, and have been so included and incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. In this document, we “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring to that information. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents and reports listed below (other than Current Reports on Form 8-K furnished pursuant to Item 9 or Item 12 of Form 8-K) as well as all future documents and reports filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished pursuant to Item 9 or Item 12 of Form 8-K, unless otherwise indicated therein), until this exchange offer is completed:

(a) Terra Industries’ Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

(b) Terra Industries’ Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003; and

(c) Terra Industries’ Current Reports on Form 8-K filed January 30, 2003, February 28, 2003, March 6, 2003, March 14, 2003 and May 13, 2003 and on Form 8-K/A filed June 5, 2003.

We have agreed that, whether or not we are required to do so by the rules and regulations of the SEC, for so long as any of the exchange notes remain outstanding, we will furnish the holders of the exchange notes and file with the SEC, unless the SEC will not accept the filing, following the consummation of the exchange offer, all annual, quarterly and current reports that we are or would be required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act.

You can also inspect, read and copy these reports and other information at the public reference facilities the SEC maintains at: Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. You can obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site (http://www.sec.gov) that makes available reports and other information regarding companies that file electronically with it.

In addition, we will provide you without charge copies of our annual, quarterly and current reports incorporated by reference in this prospectus (other than exhibits to such reports unless such exhibits are specifically incorporated by reference therein), our exchange notes and the indenture. You may request copies of these reports and documents by contacting us at: Terra Industries Inc., Attention: Corporate Secretary, Terra Centre, 600 Fourth Street, P.O. Box 6000, Sioux City, Iowa 51102; (712) 277-1340. If you would like to request any of these reports or documents, please do so at least five days before you make your decision to exchange your notes.

TERRA INDUSTRIES INC.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of

Terra Industries Inc:

We have audited the accompanying consolidated statements of financial position of Terra Industries Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, cash flows and changes in stockholders’ equity for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of Terra’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Terra Industries Inc. and subsidiaries at December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the consolidated financial statements, in 2002 Terra changed its method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No. 142.

As discussed in Note 25 to the consolidated financial statements, Terra applied the provisions of Statement of Financial Accounting Standards No. 145, “Recission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections” and reclassified an extraordinary loss on early retirement of debt in 2001 to continuing operations.

DELOITTE & TOUCHE LLP

Omaha, Nebraska

January 30, 2003, except for Note 24,

as to which the date is February 28, 2003 and Note 25, as to which the date is May 12, 2003

TERRA INDUSTRIES INC.

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	At December 31,
	2002	2001
	(in thousands)
ASSETS
Cash and short-term investments	$58,479	$7,125
Accounts receivable, less allowance for doubtful accounts of $135 and $936	101,013	101,363
Inventories	88,598	110,027
Other current assets	31,201	35,142

Total current assets	279,291	253,657

Property, plant and equipment, net	790,475	824,982
Deferred plant turnaround costs	29,177	23,062
Excess of cost over net assets of acquired businesses	—	206,209
Other assets	29,167	28,133

Total assets	$1,128,110	$1,336,043

LIABILITIES
Debt due within one year	$143	$68
Accounts payable	94,916	75,077
Accrued and other liabilities	98,330	42,134

Total current liabilities	193,389	117,279

Long-term debt and capital lease obligations	400,358	436,534
Deferred income taxes	72,748	112,645
Pension liabilities	60,722	30,125
Other liabilities	44,197	39,514
Minority interest	98,832	99,167
Commitments and contingencies (Note 12)	—	—

Total liabilities and minority interest	870,246	835,264
Stockholders’ Equity
Capital stock
Common Shares, authorized 133,500 shares; 76,920 and 76,451 shares outstanding	128,654	128,363
Paid-in capital	555,167	554,850
Accumulated other comprehensive loss	(63,668)	(78,470)
Retained deficit	(362,289)	(103,964)

Total stockholders’ equity	257,864	500,779

Total liabilities and stockholders’ equity	$1,128,110	$1,336,043

See accompanying Notes to the Consolidated Financial Statements.

TERRA INDUSTRIES INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31,
	2002	2001	2000
	(in thousands, except per-share amounts)
Revenues
Net sales	$1,042,429	$1,032,610	$1,053,452
Other income, net	1,554	4,700	9,558

	1,043,983	1,037,310	1,063,010

Cost and Expenses
Cost of sales	1,009,970	1,047,219	975,966
Selling, general and administrative expense	39,420	37,886	44,237
Product claim costs	—	14,023	—

	1,049,390	1,099,128	1,020,203

Income (loss) from operations	(5,407)	(61,818)	42,807
Insurance settlement costs	—	—	(5,968)
Interest income	543	3,364	3,869
Interest expense	(53,800)	(53,594)	(51,511)
Minority interest	(1,510)	2,247	(5,379)
Loss on early retirement of debt	—	(3,042)	—

Loss from continuing operations before income taxes	(60,174)	(112,843)	(16,182)
Income tax benefit	(24,000)	(33,000)	(6,000)

Loss from continuing operations	(36,174)	(79,843)	(10,182)
Discontinued operations, net of income taxes of $9.5 million (Note 12)	(16,183)	—	—
Cumulative effect of change in accounting principle (Note 2)	(205,968)	—	—

Net Loss	$(258,325)	$(79,843)	$(10,182)

Basic and Diluted Loss Per Share:
Continuing operations	$(0.48)	$(1.06)	$(0.14)
Discontinued operations	(0.22)	—	—
Cumulative effect of change in accounting principle	(2.73)	—	—

Net Loss Per Share	$(3.43)	$(1.06)	$(0.14)

See accompanying Notes to the Consolidated Financial Statements.

TERRA INDUSTRIES INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2002	2001	2000
	(in thousands)
Operating Activities
Net loss	$(258,325)	$(79,843)	$(10,182)
Adjustments to reconcile net loss to net cash flows from operating activities:
Loss from discontinued operations	16,183	—	—
Cumulative effect of change in accounting principle	205,968	—	—
Loss on early retirement of debt	—	3,042	—
Depreciation and amortization	105,856	130,772	125,630
Deferred income taxes	(29,246)	(32,533)	1,881
Minority interest in earnings (loss)	1,510	(2,247)	5,379
Change in current assets and liabilities:
Accounts receivable	2,929	4,184	(7,644)
Inventories	24,263	(10,635)	28,388
Other current assets	9,567	(20,808)	13,981
Accounts payable	17,461	13,366	(22,978)
Accrued and other liabilities	52,931	(20,790)	11,078
Other	(2,861)	(354)	(1,975)

Net Cash Flows From Operating Activities	146,236	(15,846)	143,558

Investing Activities
Purchase of property, plant and equipment	(25,186)	(14,838)	(12,219)
Plant turnaround costs	(24,260)	(30,408)	(21,754)
Other	(7,203)	18,638	6,063

Net Cash Flows From Investing Activities	(56,649)	(26,608)	(27,910)

Financing Activities
Net short-term debt repayments	—	—	(6,000)
Issuance of long-term debt	—	200,000	—
Principal payments on long-term debt and capital lease obligations	(36,101)	(236,752)	(7,107)
Stock issuance—net	608	180	7
Distributions to minority interests	(1,846)	(2,028)	(1,119)
Repurchase of TNCLP common units	—	(1,671)	(2,414)
Deferred financing costs	(1,173)	(11,442)	(6,697)

Net Cash Flows from Financing Activities	(38,512)	(51,713)	(23,330)

Effect of Exchange Rate Changes on Cash	279	(133)	(683)

Increase (Decrease) in Cash and Short-Term Investments	51,354	(94,300)	91,635
Cash and Short-Term Investments at Beginning of Year	7,125	101,425	9,790

Cash and Short-Term Investments at End of Year	$58,479	$7,125	$101,425

Supplemental disclosure of cash flow information:
Interest Paid	$54,267	$50,130	$50,851

Income Taxes Received	$5,292	$288	$14,058

Supplemental schedule of non-cash investing and financing activities:
Capital Lease Obligations	$292	$366	$—

See accompanying Notes to the Consolidated Financial Statements.

TERRA INDUSTRIES INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Comprehensive Income (Loss)	Capital Stock		Paid-In Capital	Accumulated Other Comprehensive Income	Retained Earnings (Deficit)	Total
		Shares	Amount
	(in thousands)
January 1, 2000		75,309	$127,890	$552,903	$(9,852)	$(13,939)	$657,002
Comprehensive Loss
Net loss	$(10,182)	—	—	—	—	(10,182)	(10,182)

Foreign currency translation adjustments	(38,263)	—	—	—	(38,263)	—	(38,263)

Total	$(48,445)

Exercise of stock options, net		5	5	2	—	—	7
Stock Incentive Plan		571	388	1,845	—	—	2,233

December 31, 2000		75,885	$128,283	$554,750	$(48,115)	$(24,121)	$610,797

Comprehensive Income (Loss)
Net loss	$(79,843)	—	—	—	—	(79,843)	(79,843)
Foreign currency translation adjustments	(14,957)	—	—	—	(14,957)	—	(14,957)
Cumulative effect of change in accounting for derivative financial instruments	31,400	—	—	—	31,400	—	31,400
Income tax effect of change in accounting	(10,990)	—	—	—	(10,990)	—	(10,990)
Change in fair value of derivatives, net of taxes of $13,752	(24,922)	—	—	—	(24,922)	—	(24,922)
Minimum pension liability, net of taxes of $7,257	(10,886)	—	—	—	(10,886)	—	(10,886)

Total	$(110,198)

Exercise of stock options, net		80	80	100	—	—	180
Stock Incentive Plan		486	—	—	—	—	—

December 31, 2001		76,451	$128,363	$554,850	$(78,470)	$(103,964)	$500,779

Comprehensive Income (Loss)
Net loss	$(258,325)	—	—	—	—	(258,325)	(258,325)
Foreign currency translation adjustments	24,514	—	—	—	24,514	—	24,514
Change in fair value of derivatives, net of taxes of $5,414	8,490	—	—	—	8,490	—	8,490
Minimum pension liability, net of taxes of $10,053	(18,202)	—	—	—	(18,202)	—	(18,202)

Total	$(243,523)

Exercise of stock options, net		26	26	11	—	—	37
Stock Incentive Plan		443	265	306	—	—	571

December 31, 2002		76,920	$128,654	$555,167	$(63,668)	$(362,289)	$257,864

See accompanying Notes to the Consolidated Financial Statements.

TERRA INDUSTRIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.    Summary of Significant Accounting Policies

Basis of presentation:

The Consolidated Financial Statements include the accounts of Terra Industries Inc. and all majority owned subsidiaries (Terra). All significant intercompany accounts and transactions have been eliminated. Minority interest in earnings and ownership has been recorded for the percentage of limited partnership common units not owned by Terra Industries Inc. for each respective period presented.

Description of business:

Terra produces nitrogen products for agricultural dealers and industrial users, and methanol for industrial users.

Foreign exchange:

Results of operations for the foreign subsidiaries are translated using average currency exchange rates during the period; assets and liabilities are translated using current rates. Resulting translation adjustments are recorded as foreign currency translation adjustments in accumulated other comprehensive income in stockholders’ equity.

Cash and short-term investments:

Terra considers short-term investments with an original maturity of three months or less to be cash equivalents, which are reflected at their approximate fair value.

Inventories:

Inventories are stated at the lower of average cost and estimated net realizable value. The average cost of inventories is determined using the first-in, first-out method.

Property, plant and equipment:

Expenditures for plant and equipment additions, replacements and major improvements are capitalized. Related depreciation is charged to expense on a straight-line basis over estimated useful lives ranging from 15 to 22 years for buildings and 3 to 18 years for plants and equipment. Equipment under capital leases is recorded in property with the corresponding obligations in long-term debt. The amount capitalized is the present value at the beginning of the lease term of the aggregate future minimum lease payments. Maintenance and repair costs are expensed as incurred.

Plant turnaround costs:

Costs related to the periodic scheduled major maintenance of continuous process production facilities (plant turnarounds) are deferred and charged to product costs on a straight-line basis during the period until the next scheduled turnaround, generally two years.

Amortization expense of $24.3 million, $23.3 million and $28.6 million was recorded for the years ended December 31, 2002, 2001 and 2000, respectively.

TERRA INDUSTRIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Debt issuance costs:

The costs related to the issuance of debt are amortized over the life of the debt on a straight-line method, which approximates the effective interest method.

Amortization expense of deferred financing costs of $2.8 million, $3.1 million and $1.2 million was recorded for the years ended December 31, 2002, 2001 and 2000, respectively.

Excess of costs over net assets of acquired businesses:

Terra amortized costs in excess of fair value of net assets of businesses acquired using the straight-line method over periods ranging from 15 to 18 years. Unamortized costs were written off through a charge that was reported as the cumulative effect of accounting change during the 2002 first quarter. See Note 2—Cumulative Effect of Change in Accounting Principle.

Impairment of long-lived assets:

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment of Long-Lived Assets”, Terra reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected future cash flows expected to result from the use of the asset (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized based on the difference between the carrying amount and the fair value of the asset. To date, no such impairment has occurred.

Derivatives and financial instruments:

Terra accounts for derivatives in accordance with SFAS No. 133 “Accounting from Derivative Instruments and Hedging Activities.” SFAS No. 133 requires the recognition of derivatives in the balance sheet and the measurement of these instruments at fair value. Changes in the fair value of derivatives are recorded in earnings unless the normal purchase or sale exception applies or hedge accounting is elected.

Terra enters into derivative instruments including futures contracts, swap agreements and purchased options to fix prices for a portion of future natural gas production requirements. Terra has designated, documented and assessed accounting for hedge relationships, which mostly resulted in cash flow hedges that require Terra to record the derivatives assets and liabilities at their fair value on the balance sheet with an offset in other comprehensive income (“OCI”). Hedge ineffectiveness is recorded in earnings. Amounts are removed from other comprehensive income as the underlying transactions occur and realized gains or losses are recorded.

Accumulated other comprehensive (income) loss:

Accumulated other comprehensive loss consisted of the following at December 31:

	2002	2001
	(in thousands)
Foreign currency translation adjustment	$38,558	$63,072
Derivatives, net of taxes of ($2,652) and $2,763	(3,978)	4,512
Minimum pension liability, net of taxes of $17,310 and $7,257	29,088	10,886

Total	$63,668	$78,470

TERRA INDUSTRIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Revenue recognition:

Revenue is recognized when title to finished product passes to the customer. Revenue is recognized as the net amount to be received after deducting estimated amounts for discounts and trade allowances. Revenues include amounts paid by customers for shipping and handling.

Cost of sales and hedging transactions:

Realized gains and losses from hedging activities and premiums paid for option contracts are deferred and recognized in the month to which the hedged transactions relate (see Note 13—Derivative Financial Instruments). Costs associated with settlement of natural gas purchase contracts and costs for shipping and handling are included in cost of sales.

Stock-based compensation:

Terra accounts for its employee stock-based compensation plans in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations, which utilizes the intrinsic value method. Terra follows the disclosure provisions and accounts for non-employee stock-based compensation in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation.”

The pro forma impact on net loss and diluted loss per share of accounting for stock-based compensation using the fair value method required by SFAS 123, “Accounting for Stock-Based Compensation” follows:

	2002	2001	2000
	(in thousands, except per-share data)
Net loss
As reported	$(258,325)	$(79,843)	$(10,182)
Pro forma	(258,385)	(80,031)	(11,123)
Diluted loss per share
As reported	$(3.43)	$(1.06)	$(0.14)
Pro forma	(3.43)	(1.07)	(0.15)

Per-share results:

Basic earnings per share data are based on the weighted-average number of Common Shares outstanding during the period. Diluted earnings per share data are based on the weighted-average number of Common Shares outstanding and the effect of all dilutive potential common shares including stock options, restricted shares and contingent shares.

Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

TERRA INDUSTRIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Reclassifications:

Certain reclassifications have been made to prior years’ financial statements and notes to conform with current year presentation.

Recently issued accounting standards:

In July 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 143, “Accounting for Asset Retirement Obligations”. This standard requires Terra to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred and is effective for Terra’s fiscal year 2003. Terra does not expect the impact, if any, arising from the adoption of this standard to be material to our financial position.

In April 2002, the FASB issued SFAS No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections”. SFAS 145 concludes that debt extinguishment used as part of a company’s risk management strategy should not be classified as an extraordinary item. SFAS 145 also requires sale-leaseback accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. On adoption of SFAS No. 145, Terra has reclassified an extraordinary loss on early retirement of debt in 2001 to continuing operations.

In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities”. This standard requires that Terra recognize a liability for a cost associated with an exit or disposal activity when the liability is incurred rather than recognition of the liability at the date of a commitment to an exit plan and is effective for exit or disposal activities that are initiated after December 31, 2002.

On December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure”. SFAS 148 amends SFAS No. 123 “Accounting for Stock-Based Compensation”, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effects of the method used on reported results. This standard was effective for Terra’s fiscal year-end 2002.

In November 2002, the FASB issued FASB Interpretation (“FIN”) No. 45 “Guarantor’s Accounting and Disclosure Requirements, Including Indirect Guarantees of Indebtedness of Others”. FIN 45 clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing certain guarantees. FIN 45 also expands the disclosure to be made by a guarantor in its financial statements about its obligations under certain guarantees that it has issued. The provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements of FIN 45 are effective for Terra in 2003. Terra believes that FIN 45 will not have a significant impact, if any, to our financial position.

2.    Cumulative Effect of Change in Accounting Principle

In June 2001, the FASB issued SFAS No. 142, “Goodwill and Other Intangible Assets”. These standards establish accounting and reporting for business combinations. SFAS No. 142 provides that goodwill and other intangible assets with indefinite lives will not be amortized, but will be tested for impairment on an annual basis. Adoption of these standards on January 1, 2002 resulted in the determination that $206 million of assets classified as “Excess of cost over net assets of acquired businesses” suffered impairment and had no value. Consequently, these assets were written off through a charge that was reported as a change in accounting

TERRA INDUSTRIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

principle during the 2002 first quarter. A reconciliation of the historical impact of the change in accounting principle to earnings per share follows:

	2001	2000
	(in thousands, except per-share data)
Reported net loss	$(79,843)	$(10,182)
Goodwill amortization, net of taxes	18,829	19,413

Adjusted net income (loss)	$(61,014)	$9,231

Reported basic and diluted loss per share	$(1.06)	$(0.14)
Goodwill amortization, net of taxes	25	26

Adjusted basic and diluted income (loss) per share	$(0.81)	$0.12

3.    Earnings Per Share

The following table provides a calculation of Basic and Diluted Loss Per Share.

	2002	2001	2000
	(in thousands, except per-share data)
Basic and diluted loss per share computation:
Loss from continuing operations	$(36,174)	$(79,843)	$(10,182)
Loss from discontinued operations	(16,183)	—	—

Loss before change in accounting principle and extraordinary item	(52,357)	(79,843)	(10,182)
Cumulative effect of change in accounting principle	(205,968)	—	—

Loss applicable to common shareholders	$(258,325)	$(79,843)	$(10,182)

Basic and diluted weighted average shares outstanding	75,349	75,118	74,707

Loss per share from continuing operations	$(0.48)	$(1.06)	$(0.14)
Loss per share from discontinued operations	(0.22)	—	—

Loss per share before change in accounting principle and extraordinary item	(0.70)	(1.06)	(0.14)
Cumulative effect of change in accounting principle	(2.73)	—	—

Basic and diluted loss per share	$(3.43)	$(1.06)	$(0.14)

4.    Inventories

Inventories consisted of the following at December 31:

	2002	2001
	(in thousands)
Raw materials	$22,546	$27,904
Supplies	26,765	21,471
Finished goods	39,287	60,652

Total	$88,598	$110,027

TERRA INDUSTRIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

5.    Other Current Assets

Other current assets consisted of the following at December 31:

	2002	2001
	(in thousands)
Prepaid insurance	$15,651	$13,405
Prepaid natural gas	—	5,520
Other current assets	15,550	16,217

Total	$31,201	$35,142

6.    Property, Plant and Equipment, Net

Property, plant and equipment, net consisted of the following at December 31:

	2002	2001
	(in thousands)
Land	$13,669	$12,756
Buildings and improvements	56,258	54,891
Plant and equipment	1,249,373	1,207,890
Capital lease assets	633	279
Construction in progress	13,669	10,679

	1,333,602	1,286,495
Less accumulated depreciation and amortization	(543,127)	(461,513)

Total	$790,475	$824,982

7.    Product Claim Costs

Terra Nitrogen (U.K.) Limited was found liable for damages associated with May 1998 recalls of carbonated beverages containing carbon dioxide tainted with benzene, plus interest and attorney fees. Appeals against those judgments were unsuccessful. Certain other beverage manufacturers have indicated their intention to file claims for various and unspecified amounts. Management estimates total claims against Terra from these lawsuits may be £10 million, or $14 million when Terra, in 2001, established reserves to cover estimated losses.

Terra’s management believes it has recourse for these claims against both its insurer and the previous owner of Terra’s U.K. operations. Although management continues to pursue Terra’s rights against the insurer and the previous owner of Terra’s U.K. operations, there will be no income recognition for those rights until resolutions are finalized.

8.    Insurance Settlement Costs

During 2000, Terra incurred $6.0 million of legal and other professional fees in connection with a lawsuit to recover losses related to a 1994 explosion at Terra’s Port Neal facility. These costs were related to an insurance recovery gain reported in Terra’s 1997 financial statements, which was excluded from the determination of operating income.

TERRA INDUSTRIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

9.    Current Maturities of Long-Term Debt and Capital Lease Obligations

Debt due within one year consisted of the following at December 31:

	2002	2001
	(in thousands)
Current maturities of long-term debt and capital lease obligations	$143	$68

Weighted average short-term borrowings	$—	$334

Weighted average interest rate	5.59%	6.56%

Terra has a $175 million revolving credit facility that expires June 30, 2005. The revolving credit facility is secured by substantially all of the assets of Terra Industries Inc. and its subsidiaries other than the assets collateralizing the Senior Secured Notes. Borrowing availability is generally based on 100% of eligible cash balances, 85% of eligible accounts receivable and 60% of eligible finished goods inventory less outstanding letters of credit issued under the facility. Borrowings under the revolving credit facility will bear interest at a floating rate, which can be either a base rate, or, at Terra’s option, a LIBOR rate, which was 4.15% at December 31, 2002. The base rate is the highest of 1) Citibank, N.A.’s base rate 2) the federal funds effective rate, plus one-half percent (0.50%) per annum and 3) the base three month certificate of deposit rate, plus one-half percent (0.50%) per annum, plus an applicable margin in each case. LIBOR loans will bear interest at LIBOR plus an applicable margin. The applicable margin for base rate loans and LIBOR loans are 1.75% and 2.75%, respectively, at December 31, 2002. The revolving credit facility requires an initial one-half percent (0.50%) commitment fee on the difference between committed amounts and amounts actually borrowed.

At December 31, 2002, Terra had no outstanding revolving credit borrowings and $20.9 million in outstanding letters of credit, resulting in remaining borrowing availability of approximately $124 million under the facility. Terra expects the facility to be adequate to meet operating cash needs. The credit facility also requires that Terra adhere to certain limitations on additional debt, capital expenditures, acquisitions, liens, asset sales, investments, prepayments of subordinated indebtedness, changes in lines of business and transactions with affiliates. If Terra’s borrowing availability falls below $60 million, Terra is required to have achieved minimum operating cash flows or earnings before interest, income taxes, depreciation, amortization and other non-cash items of $60 million during the most recent four quarters. The amount of operating cash flows to measure credit facility compliance is different than amounts that can be derived from Terra’s financial statements. For the years ending December 31, 2002 and 2001, operating cash flows as defined in the credit facility were $91 million and $66 million, respectively.

10.    Accrued and Other Liabilities

Accrued and other liabilities consisted of the following at December 31:

	2002	2001
	(in thousands)
Customer deposits	$40,500	$3,596
Payroll and benefit costs	6,243	4,090
Pension liabilities	7,062	6,811
Deferred taxes	11,718	5,301
Accrued jury award	10,139	—
Accrued interest	6,363	7,972
Other	16,305	14,364

Total	$98,330	$42,134

TERRA INDUSTRIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

On January 29, 2003, a jury awarded $10.1 million to an individual whose distribution and crop consulting business was acquired by Terra in 1997. Terra recorded the charge to discontinued operations, net of taxes of $3.5 million in 2002. Terra, which sold its distribution business in 1999, plans to appeal the verdict.

11.    Long-Term Debt and Capital Lease Obligations

Long-term debt and capital lease obligations consisted of the following at December 31:

	2002	2001
	(in thousands)
Senior Secured Notes, 12.875%, due 2008	$200,000	$200,000
Senior Notes, 10.5%, due 2005	200,000	200,000
Revolving credit facility, due 2005	—	36,277
Other	501	325

	400,501	436,602
Less current maturities	143	68

Total	$400,358	$436,534

On October 10, 2001, Terra Capital, Inc., (“TCAPI”) a wholly owned subsidiary of Terra Industries Inc., issued $200 million of 12.875% Senior Secured Notes due in 2008. The notes were priced at 99.43% to yield 13%. Fees and expenses of the transaction totaled $11.4 million. The proceeds were used to repay existing debt. The notes are secured by a first priority interest in ownership or leasehold interest in substantially all real property, machinery and equipment owned or leased by TCAPI and the guaranteeing subsidiaries, the limited partnership’s interest in Terra Nitrogen Company, L.P. (“TNCLP”) owned by TCAPI and the guaranteeing subsidiaries, and certain intercompany notes issued to TCAPI by non-guaranteeing subsidiaries.

Payment obligations under the Senior Secured Notes are fully and unconditionally guaranteed on a joint and several basis by Terra Industries Inc. (“Parent”) and its wholly owned U.S. subsidiaries (“the Guarantor Subsidiaries”). Terra Nitrogen, Limited Partnership, TNCLP and the Parent’s foreign subsidiaries do not guarantee the notes (see Note 21—Guarantor Subsidiaries for condensed consolidating financial information). The Parents’ ability to receive dividends from its subsidiaries is limited by the credit agreement to amounts required for the funding of operating expenses and debt service (not to exceed $40 million per year), income tax payments on the earnings of TCAPI and its subsidiaries and liabilities associated with discontinued operations (not to exceed $5 million per year). In addition, dividends to the Parent are permitted for the purpose of retiring the 10.5% Senior Notes due in 2005 or purchasing common units in TNCLP subject to credit agreement restrictions on such purchases.

The Indenture governing the Senior Secured Notes contains covenants that limit, among other things, Terra’s ability to: incur additional debt, pay dividends on common stock of Terra Industries Inc. or repurchase shares of such common stock, make investments (other than in Terra Capital or any guarantor), use assets as security in other transactions, sell any of Terra’s principal production facilities or sell other assets outside the ordinary course of business, enter into transactions with affiliates, limit dividends or other payments by Terra’s restricted subsidiaries, enter into sale and leaseback transactions, engage in other businesses, sell all or substantially all of Terra’s assets or merge with or into other companies, and reduce Terra’s insurance coverage. In addition, Terra is obligated to offer to repurchase these notes upon a Change of Control (as defined in the Indenture) at a cash price equal to 101% of the aggregate principal amount, plus accrued interest to the date of purchase. The Indenture governing these notes contains events of default and remedies customary for a financing

TERRA INDUSTRIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

of this type. Offering proceeds, existing cash balances and revolving credit lines were used to retire $159 million of senior notes and $99 million of bank term notes due in 2003.

The 10.5% unsecured Senior Notes are redeemable at Terra’s option, in whole or part, at any time at their principal amount, plus accrued interest.

Scheduled principal payments for each of the five years 2003 through 2007 are $0.1 million, $0.2 million, $200.2 million, $0 million and $0 million, respectively, and $200.0 million thereafter.

12.    Commitments and Contingencies

Terra and its subsidiaries are committed to various non-cancelable operating leases for equipment, railcars and production, office and storage facilities expiring on various dates through 2017. Total minimum rental payments are as follows:

(in thousands)
2003	$14,469
2004	12,020
2005	9,881
2006	7,506
2007	10,554
2008 and thereafter	13,995

Net minimum lease payments	$68,425

Total rental expense for continuing operations under all leases, including short-term cancelable operating leases, was $15.6 million, $15.3 million and $18.0 million for the years ended December 31, 2002, 2001 and 2000, respectively.

Following is a summary of future minimum payments under capital leases, together with the present value of the net minimum payments as of December 31, 2002:

(in thousands)
2003	$180
2004	180
2005	179
2006	39

Total minimum lease payments	$578
Less amount representing interest	85

Total present value of minimum payments	493
Less current portion of such obligations	137

Long-term lease obligation	$356

The effective interest rates pertaining to the capital leases range from 6.8% to 13.9%.

Terra is liable for retiree medical benefits of employees of coal mining operations sold in 1993, under the Coal Industry Retiree Health Benefit Act of 1992, which mandated liability for certain retiree medical benefits

TERRA INDUSTRIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

for union coal miners. Terra has provided reserves adequate to cover the estimated present-value of these liabilities at December 31, 2002.

Terra’s discontinued operations reserves at December 31, 2002 totaled approximately $38 million, of which $26 million is attributable to expected future payments for the coal operation’s retirees and other former employees. Terra may recover a portion of these payments through its rights in bankruptcy against Harman Coal Company (a former coal subsidiary), and subject to damages received by Harman Coal Company through its on- going litigation with Massey Energy Company. No provision for such recoveries has been made in Terra’s financial statements.

Terra is involved in various legal actions and claims, including environmental matters, arising from the normal course of business. Management believes that the ultimate resolution of these matters will not have a material adverse effect on the results of Terra’s operations, financial position or net cash flows.

13.    Derivative Financial Instruments

Terra manages risk using derivative financial instruments for (a) changes in natural gas supply prices (b) interest rate fluctuations and (c) currency. Derivative financial instruments have credit risk and market risk.

To manage credit risk, Terra enters into derivative transactions only with counter-parties who are currently rated BBB or better or equivalent as recognized by a national rating agency. Terra will not enter into transactions with a counter-party if the additional transaction will result in credit exposure exceeding $20 million. The credit rating of counter-parties may be modified through guarantees, letters of credit or other credit enhancement vehicles.

Terra classifies a derivative financial instrument as a hedge if all of the following conditions are met:

1.  The item to be hedged must expose Terra to currency, interest or price risk.

2.  It must be probable that the results of the hedge position substantially offset the effects of currency, interest or price changes on the hedged item (e.g., there is a high correlation between the hedge position and changes in market value of the hedge item).

3.  The derivative financial instrument must be designated as a hedge of the item at the inception of the hedge.

SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” requires that all derivative instruments, whether designated in hedging relationships or not, be recorded in the balance sheet at fair value. If the derivative is designated as a fair value hedge, the change in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings. If the derivative is designated as a cash flow hedge, the effective portions of the changes in fair value of the derivative are recorded in other comprehensive income (OCI) and are recognized in the income statement when the hedged item affects earnings. Ineffective portions of changes in the fair value of cash flow hedges are recognized in earnings. Terra has designated its natural gas derivative instruments as cash flow hedges. The effective portion of the cash flow hedge is deferred in OCI until the natural gas it relates to is purchased and used in production, at which time it is reclassified from OCI to earnings.

Natural Gas Prices—United Kingdom Operations—To meet natural gas production requirements at Terra’s United Kingdom production facilities, Terra enters into one- or two-year gas supply contracts with fixed prices for a portion of the supply to be delivered to our production facilities. As of December 31, 2002, Terra had fixed-

TERRA INDUSTRIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

price contracts for 18% of its 2003 United Kingdom natural gas requirements and none of its 2004 United Kingdom natural gas requirements. Terra does not use derivative financial instruments for its United Kingdom natural gas needs.

Natural Gas Prices—North American Operations—Natural gas supplies to meet production requirements at Terra’s production facilities are purchased at market prices. Natural gas market prices are volatile and Terra effectively fixes prices for a portion of its natural gas production requirements and inventory through the use of futures contracts, swaps and options. These contracts reference physical natural gas prices or appropriate NYMEX futures contract prices. Contract physical prices are frequently based on prices at the Henry Hub in Louisiana, the most common and financially liquid location of reference for financial derivatives related to natural gas. However, natural gas for Terra’s six production facilities is purchased at locations other than Henry Hub, which often creates a location basis differential between the contract price and the physical price of natural gas. Accordingly, the use of financial derivatives may not exactly offset the change in the price of physical gas. The contracts are traded in months forward and settlement dates are scheduled to coincide with gas purchases during that future period.

Annual consolidated production requirements are approximately 160 million MMBtu. Derivative contracts and firm purchase commitments were in place at December 31, 2002 to cover approximately 13% of 2003 natural gas requirements.

A swap is a contract between Terra and a third party to exchange cash based on a designated price. Option contracts give the holder the right to either own or sell a futures or swap contract. The futures contracts require maintenance of cash balances generally 10% to 20% of the contract value and option contracts require initial premium payments ranging from 2% to 5% of contract value. Basis swap contracts require payments to or from Terra for the amount, if any, that monthly published gas prices from the source specified in the contract differ from prices of NYMEX natural gas futures during a specified period. There are no initial cash requirements related to the swap and basis swap agreements.

The following summarizes open natural gas derivative contracts at December 31, 2002 and 2001:

	2002		2001
	Contract MMBtu	Unrealized Gain	Contract MMBtu	Unrealized Loss
	(in thousands)
Swaps	5,520	$2,649	15,100	$(2,543)
Options	2,330	690	—	—

	7,850	$3,339	15,100	$(2,543)

Basis swaps	—	$—	797	$(28)

Gains and losses on settlement of these contracts and premium payments on option contracts are credited or charged to cost of sales in the month in which the hedged transaction closes. The risk and reward of outstanding natural gas positions are directly related to increases or decreases in natural gas prices in relation to the underlying NYMEX natural gas contract prices. Realized gains on closed contracts relating to future periods as of December 31, 2002 were $1.9 million. Cash flows related to natural gas hedging are reported as cash flows from operating activities.

Compared with spot prices, natural gas derivative activities reduced Terra’s 2002 natural gas costs by $16.3 million, increased 2001 natural gas costs by $15.2 million and reduced 2000 natural gas costs by $76.8 million.

TERRA INDUSTRIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Interest Rate Fluctuations—In 1997, Terra entered into interest rate swap agreements to fix the interest rate on $100 million of its floating rate obligations at an average base rate of approximately 6.05% per annum. The interest rate swap agreements that were designated as hedges expired December 31, 2002. The differential paid or received on interest rate swap agreements has been recognized as an adjustment to interest expense. Cash flows for the interest rate swap agreements are classified as cash flows from operations.

The following table presents the carrying amounts and estimated fair values of Terra’s derivative financial instruments at December 31, 2002 and 2001. SFAS 107, “Disclosures about Fair Value of Financial Instruments” defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.

	2002		2001
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(in millions)
Natural gas	$1.9	$5.2	$0.9	$(3.5)
Interest rate	—	—	—	(3.8)

The following methods and assumptions were used to estimate the fair value of each class of derivative financial instrument:

Natural gas futures, swaps, options and basis swaps:    Estimated based on published referenced prices and quoted market prices from brokers.

Interest rate swap agreements:    Estimated based on quotes from the market makers of these instruments.

On January 1, 2001, Terra adopted SFAS 133 which resulted in a cumulative $23.3 million increase to current assets, a $9.2 million reduction to current liabilities, a $1.1 million increase in long-term debt and a $31.4 million increase, before deferred taxes of $11.0 million, to accumulated OCI, which reflected the effective portion of the derivatives designated as cash flow hedges. The increase to current assets was to recognize the value of open natural gas contracts, the reduction to current liabilities was to reclassify deferred gains on closed contracts relating to future periods and the increase to long-term debt related to interest rate hedges.

On December 31 the fair value of derivatives resulted in the following increases (decreases) to reflect the effective portion of the derivatives designated as cash flow hedges:

	2002	2001
	(in thousands)
Current assets	$7,349	$(2,571)
Current liabilities	(2,764)	912
Long-term liabilities	(3,791)	3,791
Deferred income tax liability	5,414	(2,762)
Accumulated other comprehensive income (loss)	8,490	(4,512)

The increase (decrease) to current assets was to recognize the value of open natural gas contracts; the increase (decrease) to current liabilities was to reclassify deferred gains or losses on closed contracts relating to future periods and the increase to long-term debt related to interest rate hedges.

TERRA INDUSTRIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

14.    Financial Instruments and Concentrations of Credit Risk

The following table presents the carrying amounts and estimated fair values of Terra’s financial instruments at December 31, 2002 and 2001. SFAS 107 defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.

	2002		2001
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(in millions)
Financial Assets:
Cash and short-term investments	$58.5	$58.5	$7.1	$7.1
Receivables	101.0	101.0	101.4	101.4
Equity and other investments	2.5	2.5	2.2	2.2
Other assets	—	—	0.8	0.8
Financial Liabilities:
Long-term debt	400.4	427.6	436.5	446.1

The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

Cash and receivables:    The carrying amounts approximate fair value because of the short maturity of those instruments.

Equity and other investments:    Investments in untraded companies are valued on the basis of management’s estimates and, when available, comparisons with similar companies whose shares are publicly traded.

Other assets:    The amounts reported relate to notes receivable obtained from sale of previous operating assets. The fair value is estimated based on current interest rates and repayment terms of the individual notes.

Short-term borrowings and long-term debt:    The fair value of Terra’s short-term borrowings and long-term debt is estimated by discounting expected cash flows at the rates currently offered for debt of the same remaining maturities.

Concentration of Credit Risk—Terra is subject to credit risk through trade receivables and short-term investments. Although a substantial portion of its debtors’ ability to pay depends upon the agribusiness economic sector, credit risk with respect to trade receivables generally is minimized due to its geographic dispersion. Short-term cash investments are placed in short duration corporate and government debt securities funds with well-capitalized, high quality financial institutions.

Financial Instruments—At December 31, 2002, Terra had letters of credit outstanding totaling $20.9 million, guaranteeing various insurance and financing activities.

15.    Stockholders’ Equity

Terra allocates $1.00 per share upon the issuance of Common Shares to the Common Share capital account. The Common Shares have no par value. At December 31, 2002, 2.9 million Common Shares were reserved for issuance upon award of restricted shares and exercise of employee stock options.

TERRA INDUSTRIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Terra has authorized 16,500,000 Trust Shares for issuance. There were no Trust Shares outstanding at December 31, 2002.

16.    Stock-Based Compensation

Terra accounts for its stock-based compensation under the provisions of Accounting Principles Board Opinion 25, “Accounting for Stock Issued to Employees”, which utilizes the intrinsic value method. Compensation expense (income) related to stock-based compensation was $0.9 million, $(0.7) million and $1.7 million for the years ended December 31, 2002, 2001 and 2000, respectively.

Terra’s Stock Incentive Plan of 2002 authorized granting directors and key employees awards in the form of options, rights, performance units or restricted stock. The aggregate number of Common Shares that may be subject to awards under the plan may not exceed 3.5 million shares. There were no outstanding rights or performance units at December 31, 2002. Options generally may not be exercised prior to one year or more than 10 years from the date of grant. Stock options and restricted shares vest over specified periods, or in some cases upon the attainment, prior to a termination date, of pre-established market price objectives for Terra’s Common Shares. The restricted shares are entitled to normal voting rights and earn dividends as declared during the performance periods. At December 31, 2002, 2.9 million Common Shares were available for grant under the 2002 Plan.

A summary of Terra’s stock-based compensation activity related to stock options for the years ended December 31 follows:

	2002		2001		2000
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
	(options in thousands)
Outstanding—beginning of year	2,084	$5.19	2,256	$5.16	3,015	$6.76
Expired/terminated	401	5.03	92	6.98	754	11.71
Exercised	26	1.43	80	2.47	5	1.43

Outstanding—end of year	1,657	$5.28	2,084	$5.19	2,256	$5.16

The following table summarizes information about stock options outstanding and exercisable at December 31, 2002:

			Options Outstanding			Options Exercisable
	Range of Exercise Prices		Number Outstanding	Weighted Average Remaining Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
			(in thousands)	(in years)		(in thousands)
	$1.00	$3.99	1,270	7.00	$3.46	1,160	$3.61
	4.00	7.99	9	6.00	7.81	6	7.81
	8.00	14.99	378	2.91	11.36	378	11.36

Total			1,657	6.06	$5.28	1,544	$5.53

There were 1,597,000 and 1,258,000 options exercisable at December 31, 2001 and 2000, respectively. No options were granted during 2002, 2001 and 2000.

TERRA INDUSTRIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

There were 599,000 restricted shares granted during 2002 with a weighted average fair value of $1.84, 591,000 restricted shares granted during 2001 with a weighted average fair value of $2.92 per share and 699,000 restricted shares granted during 2000 with a weighted average fair value of $2.14 per share. In 2001, 105,900 shares previously awarded at a weighted average fair value of $14.60 per share were forfeited by the recipients.

The pro forma impact on net loss and diluted loss per share of accounting for stock-based compensation using the fair value method required by SFAS 123, “Accounting for Stock-Based Compensation” follows:

	2002	2001	2000
	(in thousands, except per-share data)
Net loss
As reported	$(258,325)	$(79,843)	$(10,182)
Pro forma	(258,385)	(80,031)	(11,123)
Diluted loss per share
As reported	$(3.43)	$(1.06)	$(0.14)
Pro forma	(3.43)	(1.07)	(0.15)

17.    Retirement Benefit Plans

Terra and its subsidiaries maintain defined benefit pension plans that cover substantially all salaried and hourly employees. Benefits are based on a pay formula. The defined benefit plans’ assets consist principally of equity securities and corporate and government debt securities. Terra and its subsidiaries also have certain non-qualified pension plans covering executives, which are unfunded. Terra accrues pension costs based upon annual independent actuarial valuations for each plan and funds these costs in accordance with statutory requirements. The components of net periodic pension expense follow:

	2002	2001	2000
	(in thousands)
Service cost	$6,182	$6,351	$6,856
Interest cost	13,073	11,815	11,614
Expected return on plan assets	(12,629)	(15,050)	(14,361)
Amortization of prior service cost	38	37	37
Amortization of actuarial loss	1,989	—	1
Amortization of net asset	(306)	(401)	(314)
Termination charge	1,535	1,560	—

Pension expense	$9,882	$4,312	$3,833

TERRA INDUSTRIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table reconciles the plans’ funded status to amounts included in the Consolidated Statements of Financial Position at December 31:

	2002	2001
	(in thousands)
Change in Projected Benefit Obligation
Projected benefit obligation—beginning of year	$186,254	$178,702
Service cost	6,182	6,350
Interest cost	13,073	11,815
Participants’ contributions	360	468
Termination charge	1,535	1,560
Actuarial (gain) loss	14,762	(4,532)
Foreign currency exchange rate changes	9,832	(2,988)
Benefits paid	(6,346)	(5,121)

Projected benefit obligation—end of year	225,652	186,254

Change in Plan Assets
Fair value plan assets—beginning of year	142,609	177,019
Actual return on plan assets	(15,371)	(27,028)
Foreign currency exchange rate changes	6,509	(3,216)
Employer contribution	6,518	607
Participants’ contributions	361	348
Benefits paid	(6,346)	(5,121)

Fair value plan assets—end of year	134,280	142,609

Funded Status	(91,372)	(43,645)
Unrecognized net actuarial loss	68,075	23,807
Unrecognized prior service cost	103	197
Unrecognized net transition asset	(65)	1,024
Contributions	1,866	—

Accrued benefit cost	$(21,393)	$(18,617)

In addition to the accrued benefit cost of $21.4 million at December 31, 2002, Terra has recorded $46.4 million of its pension liability as a charge to other comprehensive income. This charge represents the amount by which the accumulated benefit obligation exceeds the sum of the fair value of plan assets and accrued amounts previously recorded. The total unfunded accumulated benefit obligation of $67.8 million is reflected as other current liabilities and long-term liabilities of $7.1 million and $60.7 million, respectively, in the consolidated statements of financial position.

The assumptions used to determine the actuarial present value of benefit obligations and pension expense during each of the years in the three-year period ended December 31 were as follows:

	2002	2001	2000
Weighted average discount rate	6.3%	7.3%	6.9%
Long-term per annum compensation increase	3.9%	4.0%	4.3%
Long-term return on plan assets	7.6%	8.8%	8.8%

Terra also sponsors a qualified savings plan covering most full-time North American employees and U.K. employees hired after September 30, 2001. Contributions made by participating employees are matched based on

TERRA INDUSTRIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

a specified percentage of employee contributions up to 6% of the employees’ pay base. The cost of Terra’s matching contribution to the savings plan totaled $1.6 million in 2002, $1.4 million in 2001 and $1.4 million in 2000.

18.    Post-Retirement Benefits

Terra also provides health care benefits for eligible retired employees. Participant contributions and co-payments are subject to escalation. The plan pays a stated percentage of most medical expenses reduced for any deductible and payments made by government programs. The plan is unfunded. Employees hired prior to January 1, 1990, are eligible to participate in the plan if they retired on or before January 1, 2002.

The following table indicates the components of the post-retirement medical benefits obligation included in Terra’s Consolidated Statements of Financial Position at December 31:

	2002	2001
	(in thousands)
Change in Benefit Obligation
Benefit obligation—beginning of year	$3,136	$3,794
Service cost	8	12
Interest cost	215	260
Participants’ contributions	294	323
Actuarial (gain) loss	60	(415)
Foreign currency exchange rate changes	3	(29)
Benefits paid	(685)	(809)

Benefit obligation—end of year	3,031	3,136

Change in Plan Assets
Fair value plan assets—beginning of year	—	—
Employer contribution	391	486
Participants’ contributions	294	323
Benefits paid	(685)	(809)

Fair value plan assets—end of year	—	—

Funded Status	(3,031)	(3,136)
Unrecognized net actuarial gain	(887)	(998)
Unrecognized prior service cost	(86)	(120)
Employer contribution	94	118

Accrued benefit cost	$(3,910)	$(4,136)

Net periodic post-retirement medical benefit (income) expense consisted of the following components:

	2002	2001	2000
	(in thousands)
Service cost	$8	$12	$21
Interest cost	215	260	220
Amortization of prior service cost	(36)	(36)	(270)
Amortization of actuarial gain	(50)	(129)	(657)

Post-retirement medical benefit (income) expense	$137	$107	$(686)

TERRA INDUSTRIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Terra limits its future obligation for post-retirement medical benefits by capping at 5% the annual rate of increase in the cost of claims it assumes under the plan. The weighted average discount rate used in determining the accumulated post-retirement medical benefit obligation was 6.75% in 2002, 7.4% in 2001 and 7.5% in 2000. The assumed annual health care cost trend rate was 5% in 2001 and is assumed to remain at that level thereafter. A 1% increase in the assumed health care cost trend rate would increase total service and interest cost by $3,000 while a 1% decline would decrease cost by $31,000. The impact on the benefit obligation of a 1% increase in the assumed health care cost trend rate would be $22,000 while a 1% decline in the rate would decrease the benefit obligation by $331,000.

19.    Income Taxes

Components of the income tax provision (benefit) applicable to continuing operations are as follows:

	2002	2001	2000
	(in thousands)
Current:
Federal	$(28,863)	$(34,596)	$(21,451)
Foreign	218	(52)	215
State	(5,227)	(5,447)	(1,592)

	(33,872)	(40,095)	(22,828)

Deferred:
Federal	9,284	9,899	9,612
Foreign	(11)	(4,670)	6,842
State	599	1,866	374

	9,872	7,095	16,828

Total income tax benefit	$(24,000)	$(33,000)	$(6,000)

The following table reconciles the income tax provision (benefit) per the Consolidated Statements of Operations to the federal statutory provision:

	2002	2001	2000
	(in thousands)
Loss from continuing operations before taxes:
Domestic	$(60,345)	$(77,469)	$(36,782)
Foreign	171	(35,374)	20,600

	$(60,174)	$(112,843)	$(16,182)

Statutory income tax provision (benefit):
Domestic	$(21,121)	$(26,961)	$(12,874)
Foreign	208	(11,521)	7,107

	(20,913)	(38,482)	(5,767)
Purchased Canadian tax benefit	—	—	(1,750)
Foreign adjustments	—	6,801	—
Non-deductible expenses, primarily goodwill	70	6,216	6,152
State and local income taxes	(2,353)	(2,482)	(1,126)
Other	(804)	(5,053)	(3,509)

Income tax benefit	$(24,000)	$(33,000)	$(6,000)

TERRA INDUSTRIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The tax effect of net operating loss (NOL), tax credit carryforwards and significant temporary differences between reported and taxable earnings that gave rise to net deferred tax assets (liabilities) were as follows:

	2002	2001
	(in thousands)
Current deferred tax liability
Accrued liabilities	$(11,898)	$(5,568)
Inventory valuation	180	267

Net current deferred tax liability	(11,718)	(5,301)

Non-current deferred tax liability
Depreciation	(202,912)	(196,190)
Investments in partnership	(20,278)	(23,684)
U.S. international tax allowance	(14,688)	(9,682)
U.K. intercompany interest	—	(3,815)
Unfunded employee benefits	7,269	7,725
Discontinued business costs	12,707	4,540
Valuation allowance	(21,276)	(21,276)
NOL, capital loss and tax credit carryforwards	151,629	127,563
Accumulated other comprehensive income	14,008	10,046
Other	793	(7,872)

Net noncurrent deferred tax liability	(72,748)	(112,645)

Net deferred tax liability	$(84,466)	$(117,946)

During 1996, after receiving a favorable ruling from Revenue Canada, Terra refreshed its tax basis in plant and equipment at its Canadian subsidiary by entering into a transaction with a Canadian subsidiary of Anglo American plc, resulting in a deferred tax asset for Terra. The refreshed amount of this tax basis was challenged by Revenue Canada in 2000. Terra’s tax basis in certain other plants was also refreshed in 2001 due to ownership changes. Tax benefits of approximately $80 million related to these basis increases have not been recognized, pending ultimate resolution of these matters.

The deferred tax asset related to NOLs includes $21.3 million which Terra’s management believes more likely than not will not be realized. Therefore, a valuation allowance of $21.3 million has been provided by Terra. Terra will continue to assess the recoverability for these NOLs, which expire in 2011 and 2012.

Components of income tax provision (benefit) included in net income other than from continuing operations are as follows:

	2002	2001	2000
	(in thousands)
Current:
Federal	$(9,456)	$—	$—

	$(9,456)	$—	$—

20.    Industry Segment Data

Terra operates in two principal industry segments—Nitrogen Products and Methanol. The Nitrogen Products business produces and distributes ammonia, urea, nitrogen solutions, ammonium nitrate and other nitrogen

TERRA INDUSTRIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

products to agricultural and industrial users. The Methanol business manufactures and distributes methanol, which is principally used as a raw material in the production of a variety of chemical derivatives and in the production of methyl tertiary butyl ether (MTBE), an oxygenate and octane enhancer for gasoline. Management evaluates performance based on operating earnings of each segment. Terra does not allocate interest, income taxes or infrequent items to the business segments. Included in Other are general corporate activities not attributable to a specific industry segment. The following summarizes additional information about Terra’s industry segments:

	Nitrogen Products	Methanol	Other	Total
	(in thousands)
2002
Revenues	$883,971	$158,458	$1,554	$1,043,983
Operating income (loss)	(9,351)	7,325	(3,381)	(5,407)
Total assets	938,559	152,735	36,816	1,128,110
Depreciation and amortization	82,774	13,047	10,035	105,856
Capital expenditures	22,267	749	2,170	25,186
Equity earnings	982	—	—	982
Equity investments	2,501	—	—	2,501
Minority interest in earnings	1,510	—	—	1,510
2001
Revenues	$863,512	$169,098	$4,700	$1,037,310
Operating loss	(48,476)	(11,739)	(1,603)	(61,818)
Total assets	1,161,797	152,540	21,706	1,336,043
Depreciation and amortization	100,614	17,209	12,949	130,772
Capital expenditures	12,885	1,861	92	14,838
Equity earnings	953	—	—	953
Equity investments	2,218	—	—	2,218
Minority interest in loss	(2,247)	—	—	(2,247)
2000
Revenues	$916,959	$136,781	$9,270	$1,063,010
Operating income	28,639	12,395	1,773	42,807
Total assets	1,247,678	175,929	88,945	1,512,552
Depreciation and amortization	100,590	12,957	12,083	125,630
Capital expenditures	6,364	3,098	2,757	12,219
Equity earnings	843	—	—	843
Equity investments	1,865	—	—	1,865
Minority interest in earnings	5,379	—	—	5,379

The following summarizes geographic information about Terra:

	Revenues			Long-lived Assets
	2002	2001	2000	2002	2001	2000
	(in thousands)
United States	$756,946	$741,586	$749,145	$554,466	$797,064	$867,762
Canada	42,138	59,993	45,868	47,403	46,172	49,467
United Kingdom	244,899	235,731	267,997	246,950	239,150	267,625

	$1,043,983	$1,037,310	$1,063,010	$848,119	$1,082,386	$1,184,854

TERRA INDUSTRIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

21.    Guarantor Subsidiaries

The Parent files a consolidated United States federal income tax return. Beginning in 1995, the Parent adopted tax sharing agreements, under which all domestic operating subsidiaries provide for and remit income taxes to the Parent based on their pretax accounting income, adjusted for permanent differences between pretax accounting income and taxable income. The tax sharing agreements allocated the benefits of operating losses and temporary differences between financial reporting and tax basis income to the Parent.

Condensed consolidating financial information regarding the Parent, TCAPI, the Guarantor Subsidiaries and subsidiaries of the Parent that are not guarantors of the Senior Secured Notes (see Note 11 – Long-term Debt) for December 31, 2002, 2001 and 2000 are presented below for purposes of complying with the reporting requirements of the Guarantor Subsidiaries.

Guarantor subsidiaries include subsidiaries that own the Woodward, Oklahoma; Port Neal, Iowa and Beaumont, Texas plants as well as the corporate headquarters facility in Sioux City, Iowa. All other company facilities are owned by non-guarantor subsidiaries.

Condensed Consolidating Statement of Financial Position for the Year Ended December 31, 2002:

	Parent	TCAPI	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
Assets
Cash and short-term investments	$1	$15,388	$—	$109,180	$(66,090)	$58,479
Accounts receivable	—	—	38,102	62,911	—	101,013
Inventories	—	—	25,475	63,123	—	88,598
Other current assets	6,391	—	6,950	18,213	(353)	31,201

Total current assets	6,392	15,388	70,527	253,427	(66,443)	279,291

Property, plant and equipment, net	—	—	396,722	397,753	(4,000)	790,475
Investments in and advanced to (from) affiliates	621,231	397,043	1,438,412	(76,472)	(2,380,214)	—
Other assets and deferred plant turnaround costs	(479)	13,886	11,560	33,377	—	58,344

Total assets	$627,144	$426,317	$1,917,221	$608,085	$(2,450,657)	$1,128,110

Liabilities
Debt due within one year	$—	$—	$88	$55	$—	$143
Accounts payable	201	1,525	107,647	51,985	(66,442)	94,916
Accrued and other liabilities	25,695	5,676	34,802	32,157	—	98,330

Total current liabilities	25,896	7,201	142,537	84,197	(66,442)	193,389

Long-term debt	200,000	200,000	225	133	—	400,358
Deferred income taxes	70,154	19,422	—	(16,828)	—	72,748
Pension and other liabilities	73,230	12,202	2,668	16,818	1	104,919
Minority interest	—	19,332	79,500	—	—	98,832

Total liabilities	369,280	258,157	224,930	84,320	(66,441)	870,246

Stockholders’ Equity
Common stock	128,654	—	73	49,709	(49,782)	128,654
Paid in capital	555,167	150,218	1,817,591	724,088	(2,691,897)	555,167
Accumulated other comprehensive income (loss)	(63,668)	(36,285)	—	(18,238)	54,523	(63,668)
Retained earnings (deficit)	(362,289)	54,227	(125,373)	(231,794)	302,940	(362,289)

Total stockholders’ equity	257,864	168,160	1,692,291	523,765	(2,384,216)	257,864

Total liabilities and stockholders’ equity	$627,144	$426,317	$1,917,221	$608,085	$(2,450,657)	$1,128,110

TERRA INDUSTRIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Condensed Consolidating Statement of Operations for the Year Ended December 31, 2002:

	Parent	TCAPI	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
Revenues
Net sales	$—	$—	$391,516	$643,745	$7,168	$1,042,429
Other income, net	—	—	4,640	4,082	(7,168)	1,554

	—	—	396,156	647,827	—	1,043,983

Cost and Expenses
Cost of sales	—	—	390,281	622,414	(2,725)	1,009,970
Selling, general and administrative expenses	3,634	(1,062)	25,627	10,159	1,062	39,420

	3,634	(1,062)	415,908	632,573	(1,663)	1,049,390

Loss from operations	(3,634)	1,062	(19,752)	15,254	1,663	(5,407)
Interest income	47	4,682	5,238	140	(9,564)	543
Interest expense	(22,134)	(31,608)	(48)	(9,542)	9,532	(53,800)
Minority interest	—	(295)	(1,215)	—	—	(1,510)
Equity in the earnings (loss) of subsidiaries	(240,629)	(214,470)	9,898	983	444,218	—

Loss from continuing operations before income taxes	(266,350)	(240,629)	(5,879)	6,835	445,849	(60,174)
Income tax benefit (provision)	24,208	—	—	(208)	—	24,000

Income (loss) from continuing operations and cumulative effect of change in accounting principle	(242,142)	(240,629)	(5,879)	6,627	445,849	(36,174)
Discontinued operations, net of income taxes	(16,183)	—	—	—	—	(16,183)
Cumulative effect of change in accounting principle	—	—	(189,971)	(15,997)	—	(205,968)

Net Loss	$(258,325)	$(240,629)	$(195,850)	$(9,370)	$445,849	$(258,325)

TERRA INDUSTRIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Condensed Consolidating Statement of Cash Flows for the Year Ended December 31, 2002:

	Parent	TCAPI	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
Operating Activities
Net loss	$(258,325)	$(240,629)	$(195,850)	$(9,370)	$445,849	$(258,325)
Cumulative effect of change in accounting principle	—	—	189,971	15,997	—	205,968
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	—	2,790	51,143	51,923	—	105,856
Deferred income taxes	(37,308)	(380)	3,370	(8,555)	13,627	(29,246)
Minority interest in earnings	—	295	1,215	—	—	1,510
Equity in earnings (loss) of subsidiaries	240,629	214,470	(9,898)	(983)	(444,218)	—
Change in operating assets and liabilities	24,275	(35,532)	94,027	65,320	(40,939)	107,151
Discontinued operations	16,183	—	—	—	—	16,183
Other	(2,578)	—	—	—	(283)	(2,861)

Net Cash Flows from Operating Activities	(17,124)	(58,986)	133,978	114,332	(25,964)	146,236

Investing Activities
Purchase of property, plant and equipment	—	—	(3,004)	(22,182)	—	(25,186)
Plant turnaround costs	—	—	(8,191)	(16,069)	—	(24,260)
Other	—	—	8,099	5,806	(21,108)	(7,203)

Net Cash Flows from Investing Activities	—	—	(3,096)	(32,445)	(21,108)	(56,649)

Financing Activities
Principal payments on long-term debt	—	(36,277)	(11)	187	—	(36,101)
Change in investments and advances from (to) affiliates	4,914	119,442	(137,668)	38,385	(25,073)	—
Stock issuance—net	608	—	—	—	—	608
Distributions to minority interests	—	(440)	(1,406)	—	—	(1,846)
Deferred financing costs	—	(1,173)	—	—	—	(1,173)
Other	11,603	(7,178)	(8,730)	(36,024)	40,329	—

Net Cash Flows from Financing Activities	17,125	74,374	(147,815)	2,548	15,256	(37,339)

Effect of Foreign Exchange Rate on Cash	—	—	—	—	279	279

Increase (Decrease) in Cash and Short-term Investments	1	15,388	(16,933)	84,435	(31,537)	51,354

Cash and Short-term investments at Beginning of Year	—	—	16,933	24,745	(34,553)	7,125

Cash and Short-term Investments At End of Year	$1	$15,388	$—	$109,180	$(66,090)	$58,479

TERRA INDUSTRIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Condensed Consolidating Statement of Financial Position for the Year Ended December 31, 2001:

	Parent	TCAPI	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
Assets
Cash and short-term investments	$—	$—	$16,933	$24,745	$(34,553)	$7,125
Accounts receivable	—	82	28,991	72,290	—	101,363
Inventories	—	—	27,257	82,770	—	110,027
Other current assets	5,723	—	11,140	19,183	(904)	35,142

Total current assets	5,723	82	84,321	198,988	(35,457)	253,657

Property, plant and equipment, net	—	—	438,322	388,059	(1,399)	824,982
Excess of cost over net assets of acquired businesses	—	—	189,971	16,238	—	206,209
Investments in and advanced to (from) affiliates	851,972	699,656	1,334,201	113,382	(2,999,211)	—
Other assets and deferred plant turnaround costs	774	10,901	9,315	26,283	3,922	51,195

Total assets	$858,469	$710,639	$2,056,130	$742,950	$(3,032,145)	$1,336,043

Liabilities
Debt due within one year	$—	$—	$68	$—	$—	$68
Accounts payable	78	412	32,075	42,512	—	75,077
Accrued and other liabilities	875	42,403	15,113	11,416	(27,673)	42,134

Total current liabilities	953	42,815	47,256	53,928	(27,673)	117,279

Long-term debt	200,000	236,277	257	—	—	436,534
Deferred income taxes	116,918	19,802	(3,370)	(8,272)	(12,433)	112,645
Pension and other liabilities	39,819	14,819	760	11,707	2,534	69,639
Minority interest	—	19,436	79,731	—	—	99,167

Total liabilities	357,690	333,149	124,634	57,363	(37,572)	835,264

Stockholders’ Equity
Common stock	128,363	—	73	49,709	(49,782)	128,363
Paid in capital	554,850	150,218	1,856,742	918,888	(2,925,848)	554,850
Accumulated other comprehensive income (loss)	(78,470)	(67,584)	2,398	(68,826)	134,012	(78,470)
Retained earnings (deficit)	(103,964)	294,856	72,283	(214,184)	(152,955)	(103,964)

Total stockholders’ equity	500,779	377,490	1,931,496	685,587	(2,994,573)	500,779

Total liabilities and stockholders’ equity	$858,469	$710,639	$2,056,130	$742,950	$(3,032,145)	$1,336,043

TERRA INDUSTRIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Condensed Consolidating Statement of Operations for the Year Ended December 31, 2001:

	Parent	TCAPI	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
Revenues
Net sales	$—	$—	$411,346	$621,163	$101	$1,032,610
Other income, net	(2)	—	1,932	2,071	699	4,700

	(2)	—	413,278	623,234	800	1,037,310

Cost and Expenses
Cost of sales	—	—	438,444	605,122	3,653	1,047,219
Selling, general and administrative expenses	2,533	3,960	25,977	9,313	(3,897)	37,886
Product claim costs	—	—	—	14,023		14,023

	2,533	3,960	464,421	628,458	(244)	1,099,128

Loss from operations	(2,535)	(3,960)	(51,143)	(5,224)	1,044	(61,818)
Interest income	465	3,685	—	600	(1,386)	3,364
Interest expense	(36,558)	(10,352)	7,081	(14,997)	1,232	(53,594)
Minority interest	—	440	1,807	—	—	2,247
Loss on energy retirement of debt	—	(3,042)	—	—	—	(3,042)
Equity in the earnings (loss) of subsidiaries	(64,503)	(56,264)	6,088	(8,154)	122,833	—

Loss from continuing operations before income taxes	(103,131)	(69,493)	(36,167)	(27,775)	123,723	(112,843)
Income tax benefit	(23,288)	(4,990)	—	(4,721)	(1)	(33,000)

Net Loss	$(79,843)	$(64,503)	$(36,167)	$(23,054)	$123,724	$(79,843)

TERRA INDUSTRIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Condensed Consolidating Statement of Cash Flows for the Year Ended December 31, 2001:

	Parent	TCAPI	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
Operating Activities
Net loss	$(79,843)	$(64,503)	$(36,167)	$(23,054)	$123,724	$(79,843)
Adjustments to reconcile net loss to net cash flows from operating activities: Loss on early retirement of debt	—	3,042	—	—	—	3,042
Depreciation and amortization	—	3,271	66,336	61,165	—	130,772
Deferred income taxes	(33,803)	2,620	(3,370)	(12,227)	14,247	(32,533)
Minority interest in earnings	—	(440)	(1,807)	—	—	(2,247)
Equity in earnings (loss) of subsidiaries	64,503	56,264	(6,088)	8,154	(122,833)	—
Change in operating assets and liabilities	(6,101)	36,247	4,376	(14,945)	(54,260)	(34,683)
Other	—	—	—	—	(354)	(354)

Net Cash Flows from Operating Activities	(55,244)	36,501	23,280	19,093	(39,476)	(15,846)

Investing Activities
Purchase of property, plant and equipment	—	—	(4,443)	(10,395)	—	(14,838)
Plant turnaround costs	—	—	(7,427)	(22,981)	—	(30,408)
Other	—	—	7,061	13,390	(1,813)	18,638

Net Cash Flows from Investing Activities	—	—	(4,809)	(19,986)	(1,813)	(26,608)

Financing Activities
Issuance of long-term debt	—	200,000	—	—	—	200,000
Principal payments on long-term debt	(158,755)	36,278	(8,650)	(105,625)	—	(236,752)
Change in investments and advances from (to) affiliates	197,032	(339,731)	495	114,397	27,807	—
Stock issuance—net	180	—	—	—	—	180
Distributions to minority interests	—	(337)	(1,691)	—	—	(2,028)
Repurchase of TNCLP common units	—	(1,671)	—	—	—	(1,671)
Deferred financing costs and bond discounts	—	(11,442)	—	—	—	(11,442)
Other	16,787	3,443	(3,536)	4,377	(21,071)	—

Net Cash Flows from Financing Activities	55,244	(113,460)	(13,382)	13,149	6,736	(51,713)

Effect of Foreign Exchange Rate on Cash	—	—	—	(133)	—	(133)

Increase (Decrease) in Cash and Short-term Investments	—	(76,959)	5,089	12,123	(34,553)	(94,300)

Cash and Short-term investments at Beginning of Year	—	76,959	11,844	12,622	—	101,425

Cash and Short-term Investments At End of Year	$—	$—	$16,933	$24,745	$(34,553)	$7,125

TERRA INDUSTRIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Condensed Consolidating Statement of Operations for the Year Ended December 31, 2000:

	Parent	TCAPI	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
Revenues
Net sales	$—	$—	$383,628	$669,824	$—	$1,053,452
Other income, net	—	401	4,205	4,952	—	9,558

	—	401	387,833	674,776	—	1,063,010

Cost and Expenses
Cost of sales	—	—	376,337	595,376	—	971,713
Selling, general and administrative expenses	1,471	1,089	31,709	14,221	—	48,490

	1,471	1,089	408,046	609,597	—	1,020,203

Income (loss) from operations	(1,471)	(688)	(20,213)	65,179	—	42,807
Insurance settlement costs	—	—	(5,968)	—	—	(5,968)
Interest income	6	3,994	13,814	353	(14,298)	3,869
Interest expense	(42,006)	(792)	(747)	(22,894)	14,928	(51,511)
Minority interest	—	(995)	(4,384)	—	—	(5,379)
Equity in the earnings (loss) of subsidiaries	20,232	17,300	42,199	19,402	(99,133)	—

Income (loss) from continuing operations before income taxes	(23,239)	18,819	24,701	62,040	(98,503)	(16,182)
Income tax provision (benefit)	(13,057)	7,500	—	7,057	(7,500)	(6,000)

Net Income (Loss)	$(10,182)	$11,319	$24,701	$54,983	$(91,003)	$(10,182)

TERRA INDUSTRIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Condensed Consolidating Statement of Cash Flows for the Year Ended December 31, 2000:

	Parent	TCAPI	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
Operating Activities
Net income (loss)	$(10,182)	$11,319	$24,701	$54,983	$(91,003)	$(10,182)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	—	925	63,733	60,972	—	125,630
Deferred income taxes	76,326	(57,328)	92	3,092	(20,301)	1,881
Minority interest in earnings	—	996	4,383	—	—	5,379
Equity in earnings (loss) of subsidiaries	(20,232)	(17,300)	(42,199)	(19,402)	99,133	—
Other non-cash items	286	—	—	—	(286)	—
Change in operating assets and liabilities	(4,422)	(31,337)	29,811	33,410	(4,637)	22,825
Other	—	—	—	—	(1,975)	(1,975)

Net Cash Flows from Operating Activities	41,776	(92,725)	80,521	133,055	(19,069)	143,558

Investing Activities
Purchase of property, plant and equipment	—	—	(1,676)	(10,543)	—	(12,219)
Plant turnaround costs	—	—	(7,774)	(13,980)	—	(21,754)
Other	—	—	3,911	29,087	(26,935)	6,063

Net Cash Flows from Investing Activities	—	—	(5,539)	4,564	(26,935)	(27,910)

Financing Activities
Net short-term borrowings (repayments)	—	(6,000)	—	—	—	(6,000)
Principal payments on long-term debt	—	—	(2,493)	(4,614)	—	(7,107)
Change in investments and advances from (to) affiliates	(44,024)	181,367	(99,343)	(99,934)	61,934	—
Stock issuance—net	2,240	—	—	—	(2,233)	7
Distributions to minority interests	—	(207)	(912)	—	—	(1,119)
Repurchase of TNCLP common units	—	(2,414)	—	—	—	(2,414)
Deferred financing costs	—	(6,697)	—	—	—	(6,697)
Other	—	4,135	11,157	(912)	(14,380)	—

Net Cash Flows from Financing Activities	(41,784)	170,184	(91,591)	(105,460)	45,321	$(23,330)

Effect of Foreign Exchange Rate on Cash	—	(683)	—	(683)	683	(683)

Increase (Decrease) in Cash and Short-term Investments	(8)	76,776	(16,609)	31,476	—	91,635

Cash and Short-term investments at Beginning of Year	8	183	28,453	(18,854)	—	9,790

Cash and Short-term Investments At End of Year	$—	$76,959	$11,844	$12,622	$—	$101,425

TERRA INDUSTRIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

22.    Agreements of Limited Partnerships

Terra Nitrogen Company, L.P. (TNCLP)

Terra owns a 2% General Partnership interest and 75.1% of the Common Units of TNCLP at December 31, 2002. Terra consolidates TNCLP results with the publicly held TNCLP Common Units reflected in Terra’s financial statements as minority interest.

In accordance with the TNCLP limited partnership agreement, quarterly distributions to unitholders and Terra are made in an amount equal to 100% of its available cash, as defined in the partnership agreement. The General Partner receives a combined minimum 2% of total cash distributions, and as an incentive, the general partner’s participation increases if cash distributions exceed specified target levels.

If at any time less than 25% of the issued and outstanding units are held by non-affiliates of the General Partner, TNCLP may call, or assign to the General Partner or its affiliates, its right to acquire all such outstanding units held by non-affiliated persons with at least 30 but not more than 60 days’ notice of its decision to purchase the outstanding units. The purchase price per unit will be the greater of (1) the average of any previous twenty trading days’ closing prices as of the date five days before the purchase is announced and (2) the highest price paid by the General Partner or any of its affiliates for any unit within the 90 days preceding the date the purchase is announced.

23.    Pending Change of Control

Anglo American plc, through a wholly-owned subsidiary, owns 48.8% of Terra’s outstanding shares. Anglo American has made public its intention to dispose of its interest in Terra with the timing based on market and other conditions.

24.    Subsequent Event—Volatile North American Natural Gas Costs

In February 2003, Terra significantly reduced our North American production rates when March 2003 North American natural gas futures prices closed at over $9.00 per MMBtu. Production will be resumed when natural gas cost declines and/or selling price increases result in positive cash flow from the additional production.

25. Subsequent Event—Adoption of SFAS No. 145

On adoption of SFAS No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Connections,” Terra has reclassified an extraordinary loss on early retirement of debt in 2001 to continuing operations. Notes 1, 3, 19 and 21 have been updated to reflect this reclassification.

TERRA INDUSTRIES INC.

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(in thousands)

(unaudited)

	March 31, 2003	December 31, 2002	March 31, 2002
ASSETS
Cash and short-term investments	$14,958	$58,479	$2,063
Accounts receivable, less allowance for doubtful accounts of $151, $135, $978	102,176	101,013	84,044
Inventories	128,963	88,598	126,597
Other current assets	40,977	31,201	37,024

Total current assets	287,074	279,291	249,728
Property, plant and equipment, net	778,161	790,475	806,748
Deferred plant turnaround costs	23,919	29,177	20,063
Other assets	32,774	29,167	25,301

Total assets	$1,121,928	$1,128,110	$1,101,840

LIABILITIES
Debt due within one year	$147	$143	$81
Accounts payable	120,637	94,916	67,472
Accrued and other liabilities	107,685	98,330	63,460

Total current liabilities	228,469	193,389	131,013
Long-term debt and capital lease obligations	400,319	400,358	400,291
Deferred income taxes	54,348	72,748	111,061
Pension liabilities	62,865	60,722	29,906
Other liabilities	46,057	44,197	38,087
Minority interest	95,961	98,832	99,713

Total liabilities and minority interest	888,019	870,246	810,071

STOCKHOLDERS’ EQUITY
Capital stock
Common Shares, authorized 133,500 shares; Outstanding 76,853, 76,920 and 76,476 shares	128,888	128,654	128,388
Paid-in capital	555,456	555,167	554,864
Accumulated other comprehensive loss	(73,804)	(63,668)	(72,454)
Retained deficit	(376,631)	(362,289)	(319,029)

Total stockholders’ equity	233,909	257,864	291,769

Total liabilities and stockholders’ equity	$1,121,928	$1,128,110	$1,101,840

See Accompanying Notes to the Consolidated Financial Statements

TERRA INDUSTRIES INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per-share amounts)

(unaudited)

	Three Months Ended March 31,
	2003	2002
Revenues
Net sales	$279,655	$213,290
Other income, net	488	270

Total revenues	280,143	213,560

Costs and Expenses
Cost of sales	284,074	206,140
Selling, general and administrative expense	9,327	8,788

	293,401	214,928

Loss from operations	(13,258)	(1,368)
Interest income	189	48
Interest expense	(12,552)	(13,296)
Minority interest	1,718	(546)

Loss from operations before income taxes	(23,903)	(15,162)
Income tax benefit	9,561	6,065

Loss from operations	(14,342)	(9,097)
Cumulative effect of change in accounting principle	—	(205,968)

Net Loss	$(14,342)	$(215,065)

Basic and diluted loss per share:
Loss from operations	$(0.19)	$(0.12)
Cumulative effect of change in accounting principle	—	(2.74)

Net loss per share	$(0.19)	$(2.86)

Basic and diluted weighted average shares outstanding	75,624	75,200

See Accompanying Notes to the Consolidated Financial Statements

TERRA INDUSTRIES INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2003	2002
Operating Activities
Net loss	$(14,342)	$(215,065)
Adjustments to reconcile net loss from operations to net cash flows from operating activities:
Cumulative effect of change in accounting principle	—	205,968
Depreciation and amortization	27,617	24,777
Deferred income taxes	(11,843)	(9,515)
Minority interest in earnings	(1,718)	546
Changes in current assets and liabilities:
Accounts receivable	(908)	16,696
Inventories	(39,807)	(17,111)
Other current assets	(10,168)	11,234
Accounts payable	14,392	(7,079)
Accrued and other liabilities	9,858	26,922
Other	518	(292)

Net cash flows from operating activities	(26,401)	37,081

Investing Activities
Purchase of property, plant and equipment	(3,578)	(6,328)
Plant turnaround costs	(12,318)	(3,253)
Other	(76)	1,875

Net cash flows from investing activities	(15,972)	(7,706)

Financing Activities
Principal payments on long-term debt and capital lease obligations	(35)	(36,230)
Stock issuance-net	—	39
Distributions to minority interests	(1,153)	—
Other	—	1,781

Net cash flows from financing activities	(1,188)	(34,410)

Effect of exchange rate changes on cash	40	(27)

Decrease to cash and short-term investments	(43,521)	(5,062)
Cash and short-term investments at beginning of period	58,479	7,125

Cash and short-term investments at end of period	$14,958	$2,063

See Accompanying Notes to the Consolidated Financial Statements

TERRA INDUSTRIES INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

THREE MONTHS ENDED MARCH 31, 2003 AND 2002

(in thousands)

(unaudited)

	Capital Stock	Paid-In Capital	Accumulated Other Comprehensive Loss	Retained Deficit	Total
Balance at January 1, 2003	$128,654	$555,167	$(63,668)	$(362,289)	$257,864
Comprehensive loss:
Net loss	—	—	—	(14,342)	(14,342)
Foreign currency translation adjustment	—	—	(820)	—	(820)
Change in fair value of derivatives, net of taxes of $5,426	—	—	(8,138)	—	(8,138)
Minimum pension liability, net of taxes of $580	—	—	(1,178)	—	(1,178)
Comprehensive loss					(24,478)
Stock incentive plan	234	289	—	—	523

Balance at March 31, 2003	$128,888	$555,456	$(73,804)	$(376,631)	$233,909

	Capital Stock	Paid-In Capital	Accumulated Other Comprehensive Loss	Retained Deficit	Total
Balance at January 1, 2002	$128,263	$554,850	$(78,470)	$(103,964)	$500,779
Comprehensive loss:
Net loss	—	—	—	(215,065)	(215,065)
Foreign currency translation adjustment	—	—	(6,055)	—	(6,055)
Change in fair value of derivatives, net of taxes of $7,801	—	—	12,071	—	12,071
Comprehensive loss					(209,049)
Exercise of stock options	25	14	—	—	39

Balance at March 31, 2002	$128,388	$554,864	$(72,454)	$(319,029)	$291,769

See Accompanying Notes to the Consolidated Financial Statements

TERRA INDUSTRIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

1.  The accompanying unaudited consolidated financial statements and notes thereto contain all adjustments necessary, in the opinion of management, to summarize fairly the financial position of Terra Industries Inc. and all majority-owned subsidiaries (“Terra”) and the results of Terra’s operations for the periods presented. Because of the seasonal nature of Terra’s operations and effects of weather-related conditions in several of its marketing areas, results of any interim reporting period should not be considered as indicative of results for a full year. These statements should be read in conjunction with Terra’s 2002 Annual Report to Stockholders.

Basic earning (loss) per share data are based on the weighted-average number of Common Shares outstanding during the period. Diluted earnings per share data are based on the weighted-average number of Common Shares outstanding and the effect of all dilutive potential common shares including stock options, restricted shares and contingent shares.

Inventories consisted of the following:

	March 31, 2003	December 31, 2002	March 31, 2002
	(in thousands)
Raw materials	$27,044	$22,546	$36,577
Supplies	26,753	26,765	27,378
Finished goods	75,166	39,287	62,642

Total	$128,963	$88,598	$126,597

The components of accumulated other comprehensive loss consisted of the following:

	March 31, 2003	December 31, 2002	March 31, 2002
	(in thousands)
Foreign currency translation adjustment	$39,378	$38,558	$69,126
Derivatives, net of taxes of $2,773, ($2,652) and ($5,039)	4,160	(3,978)	(7,558)
Minimum pension liability, net of taxes of $17,890, $17,310 and $7,257	30,266	29,088	10,886

Total	$73,804	$63,668	$72,454

Revenue is recognized when title to finished product passes to the customer. Revenue is recognized as the net amount to be received after deducting estimated amounts for discounts and trade allowances. Revenues include amounts paid by customers for shipping and handling.

Realized gains and losses from hedging activities and premiums paid for option contracts are deferred and recognized in the month in which the hedged transactions closed. Swaps, options and other derivative instruments that do not qualify for hedge accounting treatment are marked to market each accounting period. Costs associated with settlement of natural gas purchase contracts and costs for shipping and handling are included in cost of sales.

Terra accounts for its employee stock-based compensation plans in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and the related interpretations, which utilize the intrinsic value method. The pro forma impact on net loss and diluted loss per share of accounting for

TERRA INDUSTRIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

stock-based compensation using the fair value method required by Statement of Financial Accounting Standard No. 123, “Accounting for Stock-Based Compensation” follows:

	Three Months Ended March 31
	2003	2002
	(in thousands, except per-share amounts)
Net loss—as reported	$(14,342)	$(215,065)
Net loss—pro forma	(14,342)	(215,080)
Basic and diluted loss per share—as reported	$(0.19)	$(2.86)
Basic and diluted loss per share—pro forma	(0.19)	(2.86)

Statement of Financial Accounting Standards (“SFAS”) No. 143, “Accounting for Asset Retirement Obligations” is effective for our financial statements as of January 1, 2003. This standard requires us to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. The adoption of this standard did not have a material effect on our results of operations or financial position.

2.  Terra Nitrogen (U.K.) Limited was found liable for damages associated with May 1998 recalls of carbonated beverages containing carbon dioxide tainted with benzene, plus interest and attorney fees. Appeals against those judgments were unsuccessful. Certain other beverage manufacturers have indicated their intention to file claims for various and unspecified amounts. Management estimated total claims against Terra from these lawsuits may be £10 million, or $14 million when Terra, in 2001, established reserves to cover estimated loses.

Terra’s management believes it has recourse for these claims against both its insurer and the previous owner of Terra’s U.K. operations. Although management continues to pursue Terra’s rights against the insurer and the previous owner of Terra’s U.K. operations, there will be no income recognition for those rights until resolutions are finalized.

Terra is involved in various other legal actions and claims, including environmental matters, arising from the normal course of business. While it is not feasible to predict with certainty the final outcome of these proceedings, management does not believe that these matters, or the U.K. benzene claims, will have a material adverse effect on the results of operations, financial position or net cash flows.

3.  Natural gas is the principal raw material used in Terra’s production of nitrogen products and methanol. Natural gas prices are volatile and we manage this volatility through the use of derivative commodity instruments. Terra’s current policy is to hedge 20-80% of our natural gas requirements for the upcoming 12 months and up to 50% of the requirements for the following 24-month period, provided that such arrangements would not result in costs greater than expected selling prices for our finished products. We notify the Board of Directors when we deviate from this policy. The financial derivatives are traded in months forward and settlement dates are scheduled to coincide with gas purchases during those future periods. These contracts reference physical natural gas prices or appropriate NYMEX futures contract prices. Contract prices are frequently based on prices at the most common and financially liquid location of reference for financial derivatives related to natural gas. However, natural gas supplies for Terra’s facilities are purchased for each plant at locations other than reference points, which often creates a location basis differential between the contract price and the physical price of natural gas. Accordingly, the use of financial derivatives may not exactly offset the change in the price of physical gas.

Terra has entered into forward pricing positions for a portion of its natural gas requirements for the remainder of 2003, consistent with its policy. As a result of its policies, Terra has reduced the potential adverse

TERRA INDUSTRIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

financial impact of natural gas price increases during the forward pricing period, but conversely, if natural gas prices were to fall, Terra will incur higher costs. Contracts were in place at March 31, 2003 to cover 16% of natural gas requirements for the succeeding twelve months. We also use basis swaps to manage some of the basis risk.

Unrealized losses from forward pricing positions in North America totaled $3.6 million as of March 31, 2003. Terra also had $2.6 million of realized losses on closed North America contracts relating to future periods that have been deferred to the respective period.

For the period ending March 31, 2003, recording the fair value of natural gas derivatives resulted in a $9.1 million decrease to current assets, a $4.4 million increase to current liabilities and a $8.1 million increase, before deferred taxes of $5.4 million to Accumulated Other Comprehensive Loss, which reflected the effective portion of the derivatives designated as cash flow hedges. The decrease to current assets was to recognize the value of open natural gas contracts and the increase to current liabilities was to reclassify deferred gains on closed contracts relating to future periods.

4.  Terra classifies its continuing operations into two business segments: nitrogen products and methanol. The nitrogen products business produces and distributes ammonia, urea, nitrogen solutions, ammonium nitrate and other products to farm distributors and industrial users. The methanol business manufactures and distributes methanol which is used in the production of a variety of chemical derivatives and in the production of methyl tertiary butyl ether (MTBE), an oxygenate and an octane enhancer for gasoline. Terra does not allocate interest, income taxes or infrequent items to continuing business segments. Included in Other are general corporate activities not attributable to a specific industry segment. The following summarizes operating results by business segment:

	Three Months Ended March 31
	2003	2002
	(in thousands)
Revenues—Nitrogen Products	$228,541	$184,987
—Methanol	51,114	28,303
—Other	488	270

Total revenues	$280,143	$213,560

Income (loss) from operations
—Nitrogen Products	$(13,558)	$666
—Methanol	1,633	(2,523)
—Other	(1,333)	489

Total loss from operations	$(13,258)	$(1,368)

5.  On February 27, 2003, Terra suspended production at its Blytheville, Arkansas and Woodward, Oklahoma facilities due to high natural gas prices. On March 5, 2003, Terra reduced ammonia and methanol production rates at its other North American facilities. On March 13, 2003, Terra announced the restart of the idled facilities and the resumption of near capacity production of its other North American facilities

6.  Condensed consolidating financial information regarding the Parent, Terra Capital, Inc. (“TCAPI”), the Guarantor Subsidiaries and subsidiaries of the Parent that are not guarantors of the Senior Secured Notes for March 31, 2003 and 2002 are presented below for purposes of complying with the reporting requirements of the Guarantor Subsidiaries.

TERRA INDUSTRIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

Guarantor subsidiaries include subsidiaries that own the Woodward, Oklahoma, Port Neal, Iowa and Beaumont, Texas plants as well as the corporate headquarters facility in Sioux City, Iowa. All other company facilities are owned by non-guarantor subsidiaries.

Condensed Consolidating Statement of Financial Position as of March 31, 2003:

	Parent	TCAPI	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
Assets
Cash	$—	$9,039	$1,132	$4,787	$—	$14,958
Accounts receivable	—	(2)	38,818	63,360	—	102,176
Inventories	—	—	46,947	82,016	—	128,963
Other current assets	4,057	12,193	13,250	11,477	—	40,977

Total current assets	4,057	21,230	100,147	161,640	—	287,074

Property, plant and equipment, net	—	—	393,049	388,611	(3,499)	778,161
Investments in and advanced to (from) affiliates	596,654	374,004	1,340,320	11,169	(2,322,147)	—
Other assets and deferred plant turnaround costs	(479)	13,188	10,241	33,743	—	56,693

Total assets	$600,232	$408,422	$1,843,757	$595,163	$(2,325,646)	$1,121,928

Liabilities
Debt due within one year	$—	$—	$91	$56	$—	$147
Accounts payable	18	—	55,171	65,448	—	120,637
Accrued and other liabilities	35,468	11,455	37,895	34,394	—	119,212

Total current liabilities	35,486	11,455	93,157	99,898	—	239,996

Long-term debt	200,000	200,000	200	119	—	400,319
Deferred income taxes	54,356	19,422	—	(19,403)	—	54,348
Pension and other liabilities	76,481	12,865	2,245	5,803	1	97,395
Minority interest	—	18,770	77,191	—	—	95,961

Total liabilities	366,323	262,512	172,793	86,390	1	888,019

Stockholders’ Equity
Common stock	128,888	—	73	49,709	(49,782)	128,888
Paid in capital	555,456	150,218	1,812,918	719,365	(2,682,501)	555,456
Accumulated other comprehensive loss	(73,804)	(41,846)	—	(21,983)	63,829	(73,804)
Retained earnings (deficit)	(376,631)	37,538	(142,027)	(238,318)	342,807	(376,631)

Total stockholders’ equity	233,909	145,910	1,670,964	508,773	(2,325,647)	233,909

Total liabilities and stockholders’ equity	$600,232	$408,422	$1,843,757	$595,163	$(2,325,646)	$1,121,928

TERRA INDUSTRIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

Condensed Consolidating Statement of Operations for the three months ended March 31, 2003:

	Parent	TCAPI	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
Revenues
Net sales	$—	$—	$105,852	$172,548	$1,255	$279,655
Other income, net	—	—	1,625	118	(1,255)	488

	—	—	107,477	172,666	—	280,143

Cost and Expenses
Cost of sales	—	—	109,853	175,176	(955)	284,074
Selling, general and administrative expenses	1,365	(518)	5,385	2,498	597	9,327
Equity in the (earnings) loss of subsidiaries	16,689	11,465	11,264	(82)	(39,336)	—

	18,054	10,947	126,502	177,592	(39,694)	293,401

Loss from operations	(18,054)	(10,947)	(19,025)	(4,926)	39,694	(13,258)
Interest income	14	720	1,001	55	(1,601)	189
Interest expense	(5,740)	(6,798)	(12)	(1,778)	1,776	(12,552)
Minority interest	—	336	1,382	—	—	1,718

Loss from operations before income taxes	(23,780)	(16,689)	(16,654)	(6,649)	39,869	(23,903)
Income tax benefit	9,438	—	—	123	—	9,561

Net loss	$(14,342)	$(16,689)	$(16,654)	$(6,526)	$39,869	$(14,342)

TERRA INDUSTRIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

Condensed Consolidating Statement of Cash Flows for the three months ended March 31, 2003:

	Parent	TCAPI	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
Operating Activities
Net income (loss)	$(14,342)	$(16,689)	$(16,654)	$(6,526)	$39,869	$(14,342)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	—	697	12,826	14,094	—	27,617
Deferred income taxes	(15,798)	—	—	(2,603)	6,558	(11,843)
Minority interest in earnings	—	(336)	(1,382)	—	—	(1,718)
Equity in earnings (loss) of subsidiaries	16,689	11,465	11,264	(82)	(39,336)	—
Change in operating assets and liabilities	15,698	(7,274)	(78,292)	(7,920)	51,155	(26,633)
Other	—	—	—	—	518	518

Net Cash Flows from Operating Activities	2,247	(12,137)	(72,238)	(3,037)	58,764	(26,401)

Investing Activities
Purchase of property, plant and equipment	—	—	(1,456)	(2,122)	—	(3,578)
Plant turnaround costs	—	—	(5,814)	(6,504)	—	(12,318)
Other	—	—	—	—	(76)	(76)

Net Cash Flows from Investing Activities	—	—	(7,270)	(8,626)	(76)	(15,972)

Financing Activities
Principal payments on long-term debt	—	—	(22)	(13)	—	(35)
Change in investments and advances from (to) affiliates	(2,248)	6,013	82,155	(92,282)	6,362	—
Distributions to minority interests	—	(225)	(928)	—	—	(1,153)
Other	—	—	(565)	(435)	1,000	—

Net Cash Flows from Financing Activities	(2,248)	5,788	80,640	(92,730)	7,362	(1,188)

Effect of Foreign Exchange Rate on Cash	—	—	—	—	40	40

Increase (decrease) in Cash and Short-term Investments	(1)	(6,349)	1,132	(104,393)	66,090	(43,521)

Cash and Short-term Investments at Beginning of Period	1	15,388	—	109,180	(66,090)	58,479

Cash and Short-term Investments at End of Period	$—	$9,039	$1,132	$4,787	$—	$14,958

TERRA INDUSTRIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

Condensed Consolidating Statement of Financial Position as of December 31, 2002:

	Parent	TCAPI	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
Assets
Cash and short-term investments	$1	$15,388	$—	$109,180	$(66,090)	$58,479
Accounts receivable	—	—	38,102	62,911	—	101,013
Inventories	—	—	25,475	63,123	—	88,598
Other current assets	6,391	—	6,950	18,213	(353)	31,201

Total current assets	6,392	15,388	70,527	253,427	(66,443)	279,291

Property, plant and equipment, net	—	—	396,722	397,753	(4,000)	790,475
Investments in and advanced to (from) affiliates	621,231	397,043	1,438,412	(76,472)	(2,380,214)	—
Other assets and deferred plant turnaround costs	(479)	13,886	11,560	33,377	—	58,344

Total assets	$627,144	$426,317	$1,917,221	$608,085	$(2,450,657)	$1,128,110

Liabilities
Debt due within one year	$—	$—	$88	$55	$—	$143
Accounts payable	201	1,525	107,647	51,985	(66,442)	94,916
Accrued and other liabilities	25,695	5,676	34,802	32,157	—	98,330

Total current liabilities	25,896	7,201	142,537	84,197	(66,442)	193,389

Long-term debt	200,000	200,000	225	133	—	400,358
Deferred income taxes	70,154	19,422	—	(16,828)	—	72,748
Pension and other liabilities	73,230	12,202	2,668	16,818	1	104,919
Minority interest	—	19,332	79,500	—	—	98,832

Total liabilities	369,280	258,157	224,930	84,320	(66,441)	870,246

Stockholders’ Equity
Common stock	128,654	—	73	49,709	(49,782)	128,654
Paid in capital	555,167	150,218	1,817,591	724,088	(2,691,897)	555,167
Accumulated other comprehensive income (loss)	(63,668)	(36,285)	—	(18,238)	54,523	(63,668)
Retained earnings (deficit)	(362,289)	54,227	(125,373)	(231,794)	302,940	(362,289)

Total stockholders’ equity	257,864	168,160	1,692,291	523,765	(2,384,216)	257,864

Total liabilities and stockholders’ equity	$627,144	$426,317	$1,917,221	$608,085	$(2,450,657)	$1,128,110

TERRA INDUSTRIES INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(unaudited)

Condensed Consolidating Statement of Operations for the three months ended March 31, 2002:

	Parent	TCAPI	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
Revenues
Net sales	$—	$—	$71,846	$137,533	$3,911	$213,290
Other income, net	—	—	837	3,343	(3,910)	270

	—	—	72,683	140,876	1	213,560

Cost and Expenses
Cost of sales	—	—	75,580	131,453	(893)	206,140
Selling, general and administrative expenses	626	(470)	5,605	2,413	614	8,788
Equity in the (earnings) loss of subsidiaries	215,271	208,868	(1,368)	(2,504)	(420,267)	—

	215,897	208,398	79,817	131,362	(420,546)	214,928

Income (loss) from operations	(215,897)	(208,398)	(7,134)	9,514	420,547	(1,368)
Interest income	19	1,052	1,351	23	(2,397)	48
Interest expense	(5,465)	(7,818)	(12)	(2,396)	2,395	(13,296)
Minority interest	—	(107)	(439)	—	—	(546)

Income (loss) from operations before taxes and cumulative effect of change in accounting principle	(221,343)	(215,271)	(6,234)	7,141	420,545	(15,162)
Income tax (provision) benefit	6,278	—	—	(213)	—	6,065

Income (loss) cumulative effect of change in accounting principle	(215,065)	(215,271)	(6,234)	6,928	420,545	(9,097)
Cumulative effect of change in accounting principle	—	—	(189,971)	(15,996)	(1)	(205,968)

Net (income) loss	$(215,065)	$(215,271)	$(196,205)	$(9,068)	$420,544	$(215,065)

Terra Capital, Inc.

Exchange Offer For

$202,000,000

11 1/2% Second Priority Senior Secured Notes due 2010

PROSPECTUS

            , 2003

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20: Indemnification of Directors and Officers.

The following is a summary of the statutes, charter and bylaw provisions or other arrangements under which the Registrants’ directors and officers are insured or indemnified against liability in their capacities as such. All of the directors and officers of the Registrants are covered by insurance policies maintained and held in effect by Terra Industries Inc. against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Registrants Incorporated Under Delaware Law

Beaumont Ammonia Inc., Beaumont Holdings Corporation, BMC Holdings Inc., Port Neal Corporation, Terra (U.K.) Holdings Inc., Terra Capital, Inc., Terra Capital Holdings, Inc., Terra International (Oklahoma) Inc., Terra International, Inc., Terra Methanol Corporation, and Terra Nitrogen Corporation are incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the “Delaware Statute”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise (an “indemnified capacity”). The indemnity may include expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. Section 145 of the Delaware Statute further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him and incurred by him in any indemnified capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him under the Delaware Statute. The articles of incorporation and/or by-laws of these corporations provide that the respective corporation shall indemnify and hold harmless, to the fullest extent permitted by law, each person who is or was made a party, threatened to be made a party, or otherwise involved in any action, suit, or proceeding by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, partner, or agent of another corporation, partnership, joint venture, or other enterprise, against expenses, liabilities, and losses. Furthermore, the directors of these respective corporations shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware Statute.

Registrants Incorporated Under Iowa Law

Terra Real Estate Corporation is incorporated under the laws of the State of Iowa. Section 490.851 of the Iowa Business Corporation Act (“IBCA”) provides that a corporation has the power to indemnify its directors and officers against liabilities and expenses incurred by reason of such person serving in the capacity of director or officer, if such person has acted in good faith and in a manner reasonably believed by the individual to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe the individual’s conduct was unlawful. The foregoing indemnity provisions notwithstanding, in the case of actions brought by or in the right of the corporation, no indemnification shall be made to such director or officer with respect to any matter as to which such individual has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines that indemnification is proper under the circumstances.

The By-laws of Terra Real Estate Corporation provide that any person who is or was an officer, director, employee or agent of the corporation, or is or was serving at the request of this corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or enterprise, shall be entitled to indemnification to the same extent as permitted or required by the IBCA.

Registrants Incorporated Under Maryland Law

Terra Industries Inc. is incorporated under the laws of the State of Maryland. The Maryland General Corporation Law (“MGCL”) permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the directors or officer was material to the matter giving rise to such proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the action or omission was unlawful.

The MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that (i) the person actually received an improper benefit or profit in money, property or services or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Article SEVENTH, Paragraph (8) of Terra Industries Inc.’s Charter provides for indemnification of directors and officers of Terra Industries Inc. as follows. The Corporation shall indemnify (a) its directors to the full extent provided by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws; (b) its officers to the same extent it shall indemnify its directors; and (c) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. The foregoing shall not limit the authority of the Corporation to indemnify other employees and agents consistent with law. Terra Industries Inc.’s Charter also contains a provision providing for elimination of the liability of its directors or officers to the Registrant or its stockholders for money damages to the fullest extent permitted by Maryland law.

Item 21. Exhibits.

(a)    Exhibits.

The attached Exhibit Index is incorporated by reference.

(b)    Financial Statement Schedules.

The following financial statement schedules are included in this Registration Statement.

The financial statement schedule filed as part of this Registration Statement is listed in the Index to Financial Statements on page F-1. Schedules other than the one listed on such index are omitted since they are not required or are not applicable, or the required information is shown in the consolidated financial statements or notes thereto.

Item 22. Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue

(c) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as a part of this Registration Statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

(d) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

(f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Terra Capital, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 2nd day of June, 2003.

TERRA CAPITAL, INC.

By:	/S/ FRANCIS G. MEYER
Francis G. Meyer
Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael L. Bennett, Francis G. Meyer and Mark A. Kalafut, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 2nd day of June, 2003.

Signature	Title

/S/ MICHAEL L. BENNETT Michael L. Bennett	Director and President (Principal Executive Officer)

/S/ FRANCIS G. MEYER Francis G. Meyer	Director and Vice President (Principal Financial and Accounting Officer)

/S/ MARK A. KALAFUT Mark A. Kalafut	Director, Vice President and Corporate Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Beaumont Ammonia Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 2nd day of June, 2003.

BEAUMONT AMMONIA INC.

By:	/S/ FRANCIS G. MEYER
Francis G. Meyer President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael L. Bennett, Francis G. Meyer and Mark A. Kalafut, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 2nd day of June, 2003.

Signature	Title

/S/ FRANCIS G. MEYER Francis G. Meyer	Director and President (Principal Executive Officer, Principal Financial and Accounting Officer)

/S/ MARK A. KALAFUT Mark A. Kalafut	Director, Vice President and Corporate Secretary

/S/ WYNN S. STEVENSON Wynn S. Stevenson	Director, Vice President and Treasurer

/S/ MICHAEL L. BENNETT Michael L. Bennett	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Beaumont Holdings Corporation has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 2nd day of June, 2003.

BEAUMONT HOLDINGS CORPORATION

By:	/S/ FRANCIS G. MEYER
Francis G. Meyer President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael L. Bennett, Francis G. Meyer and Mark A. Kalafut, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 2nd day of June, 2003.

Signature	Title

/S/ FRANCIS G. MEYER Francis G. Meyer	Director and President (Principal Executive Officer, Principal Financial and Accounting Officer)

/S/ MICHAEL L. BENNETT Michael L. Bennett	Director and Vice President

/S/ MARK A. KALAFUT Mark A. Kalafut	Director, Vice President and Corporate Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, BMC Holdings Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 2nd day of June, 2003.

BMC HOLDINGS INC.

By:	/S/ FRANCIS G. MEYER
Francis G. Meyer
Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael L. Bennett, Francis G. Meyer and Mark A. Kalafut, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 2nd day of June, 2003.

Signature	Title

/S/ MICHAEL L. BENNETT Michael L. Bennett	Director and President (Principal Executive Officer)

/S/ FRANCIS G. MEYER Francis G. Meyer	Director and Vice President (Principal Financial and Accounting Officer)

/S/ MARK A. KALAFUT Mark A. Kalafut	Director, Vice President and Corporate Secretary

/S/ WYNN S. STEVENSON Wynn S. Stevenson	Director, Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Port Neal Corporation has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 2nd day of June, 2003.

PORT NEAL CORPORATION

By:	/S/ FRANCIS G. MEYER
Francis G. Meyer
Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael L. Bennett, Francis G. Meyer and Mark A. Kalafut, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 2nd day of June, 2003.

Signature	Title

/S/ MICHAEL L. BENNETT Michael L. Bennett	Director and President (Principal Executive Officer)

/S/ FRANCIS G. MEYER Francis G. Meyer	Director, Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/S/ MARK A. KALAFUT Mark A. Kalafut	Director, Vice President and Corporate Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Terra (U.K.) Holdings Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 2nd day of June, 2003.

TERRA (U.K.) HOLDINGS INC.

By:	/S/ FRANCIS G. MEYER
Francis G. Meyer
President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael L. Bennett, Francis G. Meyer and Mark A. Kalafut, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 2nd day of June, 2003.

Signature	Title

/S/ FRANCIS G. MEYER Francis G. Meyer	Director and President (Principal Executive Officer, Principal Financial and Accounting Officer)

/S/ MICHAEL L. BENNETT Michael L. Bennett	Director and Vice President

/S/ MARK A. KALAFUT Mark A. Kalafut	Director, Vice President and Corporate Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Terra Capital Holdings, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 2nd day of June, 2003.

TERRA CAPITAL HOLDINGS, INC.

By:	/S/ FRANCIS G. MEYER
Francis G. Meyer
Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael L. Bennett, Francis G. Meyer and Mark A. Kalafut, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 2nd day of June, 2003.

Signature	Title

/S/ MICHAEL L. BENNETT Michael L. Bennett	Director and President (Principal Executive Officer)

/S/ FRANCIS G. MEYER Francis G. Meyer	Director and Vice President (Principal Financial and Accounting Officer)

/S/ MARK A. KALAFUT Mark A. Kalafut	Director, Vice President and Corporate Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Terra Industries Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 2nd day of June, 2003.

TERRA INDUSTRIES INC.

By:	/S/ FRANCIS G. MEYER
Francis G. Meyer
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael L. Bennett, Francis G. Meyer and Mark A. Kalafut, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 2nd day of June, 2003.

Signature	Title

/S/ MICHAEL L. BENNETT Michael L. Bennett	Director, President and Chief Executive Officer (Principal Executive Officer)

/S/ FRANCIS G. MEYER Francis G. Meyer	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/S/ HENRY R. SLACK Henry R. Slack	Chairman of the Board

Eric K. Diack	Director

/S/ DAVID E. FISHER David E. Fisher	Director

/S/ DOD A. FRASER Dod A. Fraser	Director

/S/ MARTHA O. HESSE Martha O. Hesse	Director

/S/ BEN L. KEISLER Ben L. Keisler	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Terra International (Oklahoma) Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 2nd day of June, 2003.

TERRA INTERNATIONAL (OKLAHOMA) INC.

By:	/S/ FRANCIS G. MEYER
Francis G. Meyer
Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael L. Bennett, Francis G. Meyer and Mark A. Kalafut, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 2nd day of June, 2003.

Signature	Title

/S/ MICHAEL L. BENNETT Michael L. Bennett	Director and President (Principal Executive Officer)

/S/ FRANCIS G. MEYER Francis G. Meyer	Director and Vice President (Principal Financial and Accounting Officer)

/S/ MARK A. KALAFUT Mark A. Kalafut	Director, Vice President and Corporate Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Terra International, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 2nd day of June, 2003.

TERRA INTERNATIONAL, INC.

By:	/S/ FRANCIS G. MEYER
Francis G. Meyer
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael L. Bennett, Francis G. Meyer and Mark A. Kalafut, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 2nd day of June, 2003.

Name	Title

/S/ MICHAEL L. BENNETT Michael L. Bennett	Director and President (Principal Executive Officer)

/S/ FRANCIS G. MEYER Francis G. Meyer	Director, Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/S/ MARK A. KALAFUT Mark A. Kalafut	Director, Vice President, General Counsel and Corporate Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Terra Methanol Corporation has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 2nd day of June, 2003.

TERRA METHANOL CORPORATION

By:	/S/ FRANCIS G. MEYER
Francis G. Meyer
Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael L. Bennett, Francis G. Meyer and Mark A. Kalafut, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 2nd day of June, 2003.

Signature	Title

/S/ MICHAEL L. BENNETT Michael L. Bennett	Director and President (Principal Executive Officer)

/S/ FRANCIS G. MEYER Francis G. Meyer	Director and Vice President (Principal Financial and Accounting Officer)

/S/ MARK A. KALAFUT Mark A. Kalafut	Director, Vice President and Corporate Secretary

/S/ WYNN S. STEVENSON Wynn S. Stevenson	Director, Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Terra Nitrogen Corporation has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 2nd day of June, 2003.

TERRA NITROGEN CORPORATION

By:	/S/ FRANCIS G. MEYER
Francis G. Meyer
Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael L. Bennett, Francis G. Meyer and Mark A. Kalafut, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 2nd day of June, 2003.

Signature	Title

/S/ MICHAEL L. BENNETT Michael L. Bennett	Chairman of the Board and President (Principal Executive Officer)

/S/ FRANCIS G. MEYER Francis G. Meyer	Director and Vice President (Principal Financial and Accounting Officer)

/S/ MICHAEL A. JACKSON Michael A. Jackson	Director

/S/ BURTON M. JOYCE Burton M. Joyce	Director

/S/ DENNIS B. LONGMIRE Dennis B. Longmire	Director

/S/ THEODORE D. SANDS Theodore D. Sands	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Terra Real Estate Corporation has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 2nd day of June, 2003.

TERRA REAL ESTATE CORPORATION

By:	/S/ FRANCIS G. MEYER
Francis G. Meyer
Treasurer and Assistant Corporate Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael L. Bennett, Francis G. Meyer and Mark A. Kalafut, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 2nd day of June, 2003.

Signature	Title

/S/ MICHAEL L. BENNETT Michael L. Bennett	Director and President (Principal Executive Officer)

/S/ FRANCIS G. MEYER Francis G. Meyer	Director, Treasurer and Assistant Corporate Secretary (Principal Financial and Accounting Officer)

/S/ MARK A. KALAFUT Mark A. Kalafut	Director and Vice President

EXHIBIT INDEX

The following exhibits are filed as part of this Registration Statement or incorporated by reference herein:

Exhibit No.		Description	Incorporated Herein by Reference to	Filed Herewith

3.i.	(a)	Certificate of Incorporation of Terra Capital, Inc.	Exhibit 3.i.(a) to Amendment No. 1 to Registrant’s Registration Statement on Form S-4 (No. 333-73198) as filed on January 16, 2002

3.i.	(b)	Certificate of Incorporation of Beaumont Ammonia Inc.	Exhibit 3.i.(b) to Amendment No. 1 to Registrant’s Registration Statement on Form S-4 (No. 333-73198) as filed on January 16, 2002

3.i.	(c)	Certificate of Incorporation of Beaumont Holdings Corporation	Exhibit 3.i.(c) to Amendment No. 1 to Registrant’s Registration Statement on Form S-4 (No. 333-73198) as filed on January 16, 2002

3.i.	(d)	Certificate of Incorporation of BMC Holdings Inc.	Exhibit 3.i.(d) to Amendment No. 1 to Registrant’s Registration Statement on Form S-4 (No. 333-73198) as filed on January 16, 2002

3.i.	(e)	Certificate of Incorporation of Port Neal Corporation	Exhibit 3.i.(e) to Amendment No. 1 to Registrant’s Registration Statement on Form S-4 (No. 333-73198) as filed on January 16, 2002

3.i.	(f)	Restated Certificate of Incorporation of Terra (UK) Holdings Inc.	Exhibit 3.i.(f) to Amendment No. 1 to Registrant’s Registration Statement on Form S-4 (No. 333-73198) as filed on January 16, 2002

3.i.	(g)	Certificate of Incorporation of Terra Capital Holdings, Inc.	Exhibit 3.i.(g) to Amendment No. 1 to Registrant’s Registration Statement on Form S-4 (No. 333-73198) as filed on January 16, 2002

3.i.	(h)	Articles of Restatement of Terra Industries Inc.	Exhibit 3.1 to Terra Industries Form 10-K for the year ended December 31, 1990

3.i.	(i)	Articles of Amendment of Terra Industries Inc.	Exhibit 3.1.2 to Terra Industries Form 10-K for the year ended December 31, 1992

3.i.	(j)	Articles Supplementary of Terra Industries Inc.	Exhibit 4.1.3 to Terra Industries Form 8-K/A dated November 3, 1994

3.i.	(k)	Certificate of Incorporation of Terra International (Oklahoma) Inc., as amended	Exhibit 3.i.(k) to Amendment No. 1 to Registrant’s Registration Statement on Form S-4 (No. 333-73198) as filed on January 16, 2002

3.i.	(l)	Certificate of Incorporation of Terra International Inc. (f/k/a Terra Chemicals International, Inc.)	Exhibit 3.i.(l) to Amendment No. 1 to Registrant’s Registration Statement on Form S-4 (No. 333-73198) as filed on January 16, 2002

Exhibit No.	Description	Incorporated Herein by Reference to	Filed Herewith

3.i.(m)	Certificate of Incorporation of Terra Methanol Corporation, as amended	Exhibit 3.i.(m) to Amendment No. 1 to Registrant’s Registration Statement on Form S-4 (No. 333-73198) as filed on January 16, 2002

3.i.(n)	Restated Certificate of Incorporation of Terra Nitrogen Corporation, as amended (f/k/a Agricultural Mineral Corporation)	Exhibit 3.i.(n) to Amendment No. 1 to Registrant’s Registration Statement on Form S-4 (No. 333-73198) as filed on January 16, 2002

3.i.(o)	Articles of Incorporation of Terra Real Estate Corp.	Exhibit 3.i.(o) to Amendment No. 1 to Registrant’s Registration Statement on Form S-4 (No. 333-73198) as filed on January 16, 2002

3.ii.(a)	By-Laws of Terra Capital, Inc.	Exhibit 3.ii.(a) to Amendment No. 1 to Registrant’s Registration Statement on Form S-4 (No. 333-73198) as filed on January 16, 2002

3.ii.(b)	Bylaws of Beaumont Ammonia Inc.	Exhibit 3.ii.(b) to Amendment No. 1 to Registrant’s Registration Statement on Form S-4 (No. 333-73198) as filed on January 16, 2002

3.ii.(c)	Bylaws of Beaumont Holdings Corporation	Exhibit 3.ii.(c) to Amendment No. 1 to Registrant’s Registration Statement on Form S-4 (No. 333-73198) as filed on January 16, 2002

3.ii.(d)	Bylaws of BMC Holdings Inc.	Exhibit 3.ii.(d) to Amendment No. 1 to Registrant’s Registration Statement on Form S-4 (No. 333-73198) as filed on January 16, 2002

3.ii.(e)	Bylaws of Port Neal Corporation	Exhibit 3.ii.(e) to Amendment No. 1 to Registrant’s Registration Statement on Form S-4 (No. 333-73198) as filed on January 16, 2002

3.ii.(f)	Bylaws of Terra (UK) Holdings Inc.	Exhibit 3.ii.(f) to Amendment No. 1 to Registrant’s Registration Statement on Form S-4 (No. 333-73198) as filed on January 16, 2002

3.ii.(g)	Bylaws of Terra Capital Holdings, Inc.	Exhibit 3.ii.(g) to Amendment No. 1 to Registrant’s Registration Statement on Form S-4 (No. 333-73198) as filed on January 16, 2002

3.ii.(h)	Bylaws of Terra Industries Inc., as amended through August 7, 1991	Exhibit 3 to Terra Industries Form 8-K dated September 30, 1991

3.ii.(i)	Bylaws of Terra International (Oklahoma) Inc.	Exhibit 3.ii.(i) to Amendment No. 1 to Registrant’s Registration Statement on Form S-4 (No. 333-73198) as filed on January 16, 2002

2

Exhibit No.	Description	Incorporated Herein by Reference to	Filed Herewith

3.ii.(j)	Bylaws of Terra International Inc.	Exhibit 3.ii.(j) to Amendment No. 1 to Registrant’s Registration Statement on Form S-4 (No. 333-73198) as filed on January 16, 2002

3.ii.(k)	Bylaws of Terra Methanol Corporation	Exhibit 3.ii.(k) to Amendment No. 1 to Registrant’s Registration Statement on Form S-4 (No. 333-73198) as filed on January 16, 2002

3.ii.(l)	Bylaws of Terra Nitrogen Corporation	Exhibit 3.ii.(l) to Amendment No. 1 to Registrant’s Registration Statement on Form S-4 (No. 333-73198) as filed on January 16, 2002

3.ii.(m)	Bylaws of Terra Real Estate Corp.	Exhibit 3.ii.(m) to Amendment No. 1 to Registrant’s Registration Statement on Form S-4 (No. 333-73198) as filed on January 16, 2002

5.i.(a)	Opinion of Kirkland & Ellis regarding the validity of the securities offered hereby			††

5.i.(b)	Opinion of Mark A. Kalafat, General Counsel of Terra Industries Inc.			††

5.i.(c)	Opinion of Piper Marbury Rudnick & Wolfe LLP		†	†

12	Ratio of Earnings to Fixed Charges		†

13	Financial Review and Consolidated Financial Statements as contained in the Annual Report to Stockholders of Terra Industries for the fiscal year ended December 31, 2002	Exhibit 13 to Terra Industries Form 10-K for the year ended December 31, 2002

23	Consent of Deloitte & Touche LLP, Independent Auditors		†

24	Power of Attorney (see pages II-4 to II-16)

25	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association		†

99.1	Form of Letter of Transmittal		†

99.2	Form of Tender Instructions		†

99.3	Form of Notice of Guaranteed Delivery		†

†	Included in this filing.
††	To be filed by amendment.

3